                                                                   Exhibit 10.34

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                         dated as of December 15, 2005

                                     among

                              MOVADO GROUP, INC.,
               MOVADO WATCH COMPANY SA and MGI LUXURY GROUP S.A.,
                                 as Borrowers,

                          the Lenders signatory hereto

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                 as Administrative Agent, and as Swingline Bank,
                               and as Issuing Bank

                                   ----------

                          J.P. MORGAN SECURITIES, INC.,
                   as Sole Lead Arranger and Sole Bookrunner,

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                                       and

                              THE BANK OF NEW YORK
                                       and
                                 CITIBANK, N.A.,
                             as Documentation Agents

                                Table of Contents

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                                                                            Page
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
ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.................................     1
   Section 1.1.   Definitions............................................     1
   Section 1.2.   Accounting Terms.......................................    15
   Section 1.3.   Terms Generally........................................    15
   Section 1.4.   Determination of Exchange Rates........................    16

ARTICLE 2. THE LOANS.....................................................    16
   Section 2.1.   Syndicated Loans.......................................    16
   Section 2.2.   Making of Syndicated Loans.............................    16
   Section 2.3.   Borrowing Procedure as to Syndicated Loans.............    18
   Section 2.4.   Swingline Loans........................................    18
   Section 2.5.   Participations by All Lenders in Swingline Loans.......    19
   Section 2.6.   Repayment of Loans.....................................    20
   Section 2.7.   Certain Fees...........................................    21
   Section 2.8.   Interest on Loans......................................    22
   Section 2.9.   Default Interest.......................................    22
   Section 2.10.  Termination and Reduction of Commitments...............    22
   Section 2.11.  Conversion and Continuation of Borrowings..............    23
   Section 2.12.  Optional Prepayment....................................    25
   Section 2.13.  Mandatory Prepayments..................................    26
   Section 2.14.  Payments...............................................    28
   Section 2.15.  Purpose................................................    29
   Section 2.16.  Increase of Total Revolving Credit Commitment..........    29

ARTICLE 3. LETTERS OF CREDIT.............................................    30
   Section 3.1.   Letters of Credit......................................    30
   Section 3.2    Notice of Issuance, Amendment, Renewal, Extension;
                  Certain Conditions.....................................    30
   Section 3.3.   Minimum Amount; Expiration Date........................    31
   Section 3.4.   Participations.........................................    31
   Section 3.5.   Reimbursement..........................................    31
   Section 3.6.   Obligations Absolute...................................    32
   Section 3.7.   Disbursement Procedures................................    33
   Section 3.8.   Interim Interest.......................................    34
   Section 3.9.   Letter of Credit Fees..................................    34
   Section 3.10.  Resignation of the Issuing Bank........................    34
   Section 3.11.  Not Fiduciary..........................................    35
   Section 3.12.  Purpose................................................    35

ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC.............................    35
   Section 4.1.   Alternate Rate of Interest.............................    35
   Section 4.2.   Reserve Requirement; Change in Circumstances...........    36
   Section 4.3.   Change in Legality.....................................    37
   Section 4.4.   Indemnity..............................................    38
   Section 4.5.   Taxes..................................................    39
   Section 4.6.   Duty to Mitigate.......................................    40


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
   Section 4.7.   Replacement of Lenders.................................    40
   Section 4.8.   Certain Additional Costs...............................    41

ARTICLE 5. CONDITIONS PRECEDENT..........................................    42
   Section 5.1.   Documentary Conditions Precedent.......................    42
   Section 5.2.   Additional Conditions Precedent........................    44
   Section 5.3.   Deemed Representations.................................    44

ARTICLE 6. REPRESENTATIONS AND WARRANTIES................................    44
   Section 6.1.   Incorporation, Good Standing and Due Qualification.....    44
   Section 6.2.   Corporate Power and Authority; No Conflicts............    45
   Section 6.3.   Legally Enforceable Agreements.........................    45
   Section 6.4.   Litigation.............................................    45
   Section 6.5.   Financial Statements...................................    45
   Section 6.6.   Ownership and Liens....................................    46
   Section 6.7.   Taxes..................................................    46
   Section 6.8.   ERISA..................................................    46
   Section 6.9.   Subsidiaries and Ownership of Stock....................    47
   Section 6.10.  Credit Arrangements....................................    47
   Section 6.11.  Operation of Business..................................    47
   Section 6.12.  Hazardous Materials....................................    48
   Section 6.13.  No Default on Outstanding Judgments or Orders..........    49
   Section 6.14.  No Defaults on Other Agreements........................    49
   Section 6.15.  Labor Disputes and Acts of God.........................    50
   Section 6.16.  Governmental Regulation................................    50
   Section 6.17.  Partnerships...........................................    50
   Section 6.18.  No Forfeiture..........................................    50
   Section 6.19.  Solvency...............................................    50
   Section 6.20.  Certain Particular Assurances as to the Foreign
                  Subsidiary Borrowers...................................    51

ARTICLE 7. AFFIRMATIVE COVENANTS.........................................    52
   Section 7.1.   Maintenance of Existence...............................    52
   Section 7.2.   Conduct of Business....................................    52
   Section 7.3.   Maintenance of Properties..............................    52
   Section 7.4.   Maintenance of Records.................................    52
   Section 7.5.   Maintenance of Insurance...............................    52
   Section 7.6.   Compliance with Laws; Payment of Taxes.................    52
   Section 7.7.   Right of Inspection....................................    53
   Section 7.8.   Reporting Requirements.................................    53
   Section 7.9.   Subsidiary Guarantee...................................    56
   Section 7.10.  Equal and Ratable Lien.................................    57

ARTICLE 8. NEGATIVE COVENANTS............................................    57
   Section 8.1.   Debt...................................................    57
   Section 8.2.   Guaranties, Etc........................................    58
   Section 8.3.   Liens..................................................    58
   Section 8.4.   Leases.................................................    60
   Section 8.5.   Investments............................................    60
   Section 8.6.   Dividends..............................................    61

   Section 8.7.   Sale of Assets.........................................    62
   Section 8.8.   Stock of Subsidiaries, Etc.............................    63
   Section 8.9.   Transactions with Affiliates...........................    63
   Section 8.10.  Mergers, Etc...........................................    64
   Section 8.11.  Acquisitions...........................................    64
   Section 8.12.  No Material Change in Business.........................    65
   Section 8.13.  No Restriction.........................................    65
   Section 8.14.  Swap and Exchange Agreements...........................    65

ARTICLE 9. FINANCIAL COVENANTS...........................................    65
   Section 9.1.   Interest Coverage Ratio................................    65
   Section 9.2.   Average Debt Coverage Ratio............................    65
   Section 9.3.   Capital Expenditures...................................    65

ARTICLE 10. EVENTS OF DEFAULT............................................    65
   Section 10.1.  Events of Default......................................    65
   Section 10.2.  Remedies...............................................    67

ARTICLE 11. THE ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS AND
            PARENT.......................................................    68
   Section 11.1.  Appointment, Powers and Immunities of Administrative
                  Agent..................................................    68
   Section 11.2.  Reliance by Administrative Agent.......................    69
   Section 11.3.  Defaults...............................................    69
   Section 11.4.  Rights of Administrative Agent as a Lender.............    69
   Section 11.5.  Indemnification of Administrative Agent................    70
   Section 11.6.  Documents..............................................    70
   Section 11.7.  Non-Reliance on Administrative Agent and Other
                  Lenders................................................    70
   Section 11.8.  Failure of Administrative Agent to Act.................    71
   Section 11.9.  Resignation of Administrative Agent....................    71
   Section 11.10. Amendments Concerning Agency Function..................    71
   Section 11.11. Liability of Administrative Agent......................    71
   Section 11.12. Delegation of Agency Functions.........................    71
   Section 11.13. Non-Receipt of Funds by the Administrative Agent.......    72
   Section 11.14. Withholding Taxes......................................    72
   Section 11.15. Several Obligations and Rights of Lenders..............    73
   Section 11.16. Pro Rata Treatment of Syndicated Loans, Etc............    73
   Section 11.17. Sharing of Payments Among Lenders......................    73
   Section 11.18. Other Agents...........................................    74

ARTICLE 12. MISCELLANEOUS................................................    74
   Section 12.1.  Amendments and Waivers; Remedies Cumulative............    74
   Section 12.2.  Usury..................................................    75
   Section 12.3.  Expenses; Indemnity; Damage Waiver.....................    75
   Section 12.4.  Survival...............................................    76
   Section 12.5.  Assignment; Participations.............................    77
   Section 12.6.  Notices................................................    80
   Section 12.7.  Setoff.................................................    81
   Section 12.8.  JURISDICTION; JURY WAIVER; IMMUNITIES..................    81
   Section 12.9.  Table of Contents; Headings............................    82
   Section 12.10. Severability...........................................    82

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
   Section 12.11. Authorization of Parent................................    82
   Section 12.12. Integration............................................    83
   Section 12.13. GOVERNING LAW..........................................    83
   Section 12.14. Confidentiality........................................    83
   Section 12.15. Treatment of Certain Information.......................    84
   Section 12.16. Judgment Currency......................................    84
   Section 12.17. Counterparts...........................................    85
   Section 12.18. USA PATRIOT Act........................................    85
   Section 12.19. Termination of Existing Credit Agreement...............    85

EXHIBITS

   Exhibit A-1 Form of Syndicated Loan Note
   Exhibit A-2 Form of Swingline Loan Note
   Exhibit B   Form of Authorization Letter
   Exhibit C-1 Form of Opinion of Timothy F. Michno, Esq.
   Exhibit C-2 Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
               LLP
   Exhibit C-3 Form of Opinion of Swiss Counsel for the Foreign Subsidiary
               Borrowers
   Exhibit D-1 Form of Subsidiary Guarantee
   Exhibit D-2 Form of Parent Guarantee
   Exhibit E   Form of Assignment and Assumption Agreement

SCHEDULES

   Schedule I   Lenders and Revolving Credit Commitments
   Schedule II  Applicable Rates
   Schedule III Subsidiaries of Parent
   Schedule IV  Credit Arrangements
   Schedule V   Environmental Matters
   Schedule VI  Affiliate Transactions

          CREDIT AGREEMENT dated as of December 15, 2005 among MOVADO GROUP, INC., a corporation organized under the laws of New York (the "Parent"); MOVADO WATCH COMPANY SA, a corporation organized under the laws of Switzerland ("MWC"); MGI LUXURY GROUP S.A., a corporation organized under the laws of Switzerland ("Luxury"); each of the lenders which is a signatory hereto (individually a "Lender" and collectively the "Lenders"); and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and as swingline bank (in such capacity, together with its successors in such capacity, the "Swingline Bank"), and as issuing bank (in such capacity, together with its successors in such capacity, the "Issuing Bank").

          The Parent, MWC and Luxury desire that the Lenders, the Swingline Bank and the Issuing Bank extend credit as provided herein, and the Lenders, the Swingline Bank and the Issuing Bank are prepared to extend such credit. Accordingly, the Parent, MWC, Luxury, the Lenders, the Swingline Bank, the Issuing Bank and the Administrative Agent agree as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

          Section 1.1. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

          "ABR Borrowing" means a Borrowing comprised of ABR Loans that are Syndicated Loans or a Borrowing of an ABR Loan that is a Swingline Loan.

          "ABR Loan" means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article 2.

          "Acquisition" is defined in Section 8.11.

          "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/32nd of 1%) equal to (a) with respect to any LIBOR Borrowing by the Parent, the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves and (b) with respect to any LIBOR Borrowing by any Foreign Subsidiary Borrower, the LIBO Rate in effect for such Interest Period.

          "Administrative Agent" is defined in the initial paragraph of this Agreement. If the Administrative Agent pursuant to Section 11.12 designates any of its Affiliates to perform any of its duties or exercise any of its rights or powers with respect to any Foreign Currency Loans or Foreign Currency Borrowings, the term "Administrative Agent" shall include, as well, such Affiliate with respect thereto.

          "Administrative Agent Fees" is defined in Section 2.7(c).

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Aggregate Credit Exposure" means, at any time, the sum at such time of (i) the aggregate of the Lenders' Syndicated Loan Exposures, (ii) the L/C Exposure and (iii) the outstanding principal balance of all Swingline Loans.

          "Agreement" means this Credit Agreement, as amended, restated supplemented or otherwise modified from time to time.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Rate" means, for any day, with respect to any LIBOR Loan, or with respect to the Commitment Fees, as the case may be, the applicable rate per annum set forth on Schedule II under the caption "LIBOR Loan Spread" or "Commitment Fee Rate", as the case may be, based upon the Average Debt Coverage Ratio. Each change in the Applicable Rate resulting from a change in the Average Debt Coverage Ratio shall be effective with respect to all outstanding LIBOR Loans and with respect to the Commitment Fees on and after the first day of the calendar month following the date of delivery to the Administrative Agent of the financial statements required by paragraph (a) or (b) (as the case may be) of
Section 7.8 indicating that a change in the Average Debt Coverage Ratio has occurred, through the date immediately preceding the first day of the calendar month following the next date of delivery of such financial statements indicating that another change in the Average Debt Coverage Ratio has occurred. Notwithstanding the foregoing, but subject to the next sentence, during the period commencing on the Closing Date and ending on the date immediately preceding the first day of the calendar month following the date of delivery of the first such financial statements, the Average Debt Coverage Ratio shall be deemed to be in Category 2 (as set forth on Schedule II) for purposes of determining the Applicable Rate. Notwithstanding the foregoing, (a) at any time during which the Parent has failed to deliver the financial statements required by either such paragraph of Section 7.8, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Average Debt Coverage Ratio shall be deemed to be in Category 4 (as set forth on Schedule II) for purposes of determining the Applicable Rate.

          "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Assumption Agreement" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.5), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

          "Augmenting Lender" is defined in Section 2.16.

          "Authorization Letter" means the letter agreement executed by the Borrowers in the form of Exhibit B.

          "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Credit Commitments.

          "Average Debt Coverage Ratio" means the ratio of (i) the sum of indebtedness for borrowed money, indebtedness for the deferred purchase price of property or services (excluding trade payables in the ordinary course of business; and excluding wages or other compensation payable to employees of the Parent or any of its Subsidiaries in the ordinary course of business), obligations arising under acceptance facilities, and obligations as lessee under Capital Leases (in all cases) of the Parent and its Consolidated Subsidiaries on a consolidated basis as of the last day of each fiscal quarter for four consecutive fiscal quarters, divided by four, to (ii) consolidated earnings before interest expense, taxes, depreciation and amortization of the Parent and its Consolidated Subsidiaries for such period of four consecutive fiscal quarters. For purposes of this definition only, if such clause (ii) is less than one dollar, it shall be deemed to be one dollar.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means the Parent, MWC or Luxury (as applicable).

          "Borrowing" means (a) Syndicated Loans made to a single Borrower of a single Type made, converted or continued on the same date and in the same currency, and as to which a single Interest Period is in effect or (b) a Swingline Loan made by the Swingline Bank on a single date.

          "Borrowing Request" means a Syndicated Loan Borrowing Request or a Swingline Loan Borrowing Request.

          "Breakage Event" is defined in Section 4.4.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that: (a) when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; (b) when used in connection with any Loan denominated in Euros, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for settlement of payment in Euros; and (c) when used in connection with any Loan denominated in a Foreign Currency other than Euros, the term "Business Day" shall also exclude any day on which commercial banks and the London foreign exchange market do not settle payments in the principal financial center where such Foreign Currency is cleared and settled as reasonably determined by the Administrative Agent.

          "Capital Expenditures" means, for any period, the dollar amount of gross expenditures (including obligations under Capital Leases) during such period made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) that are required to be capitalized under, and determined in accordance with, GAAP.

          "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

          "Cash Collateral Account" is defined in Section 2.13(f).

          "Closing Date" means the date on which the conditions specified in
Section 5.1 are satisfied (or waived in accordance with Section 12.1).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment Fees" is defined in Section 2.7(b).

          "Consolidated Capital Expenditures" means Capital Expenditures of the Parent and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Parent in accordance with GAAP.

          "Consolidated Tangible Net Worth" means Tangible Net Worth of the Parent and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Core Business" means the business of designing, manufacturing and distributing watches, jewelry and other accessories (including the operation of retail stores to distribute the same), other businesses related thereto, or businesses that in the judgment of the board of directors of the Parent are derived from the exploitation by the Parent of its trademarks, including the operation of retail stores to distribute products utilizing the same.

          "currency" is defined in the definition of the term "Type" in this Section.

          "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business; and except wages or other compensation payable to employees of such Person in the ordinary course of business); (c) the face amount of any outstanding letters of credit issued for the account of such Person; (d) obligations arising under acceptance facilities; (e) (without duplication of other Debt) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss with respect to any Debt of the type referred to in clauses (a), (b), (c), (d) and (g) of this definition; (f) Debt of others secured by any Lien on property of such Person; and (g) obligations of such Person as lessee under Capital Leases.

          "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

          "Default Rate" is defined in Section 2.9.

          "Defaulted Amount" is defined in Section 2.9.

          "Designated Sales" means (i) sales of assets of the Parent or any Subsidiary that are prohibited by Section 8.7 (excluding clause (f) thereof), and (ii) sales of all the shares of capital stock of any Subsidiary that are prohibited by Section 8.8 (excluding clause (d) thereof); and (iii) cash mergers of a Subsidiary into another entity (that is, where the outstanding shares of such Subsidiary are entirely converted to cash upon such merger) that are prohibited by Section 8.10 (excluding clause (c) thereof), provided that such sales and mergers shall be for fair market value and on an arms'-length basis.

          "Dollar Equivalent" means, on any date of determination, with respect to any amount in a particular Foreign Currency, the equivalent in dollars of such amount, as determined by the Administrative Agent pursuant to Section 1.4 using the Exchange Rate with respect to such Foreign Currency then in effect under Section 1.4.

          "dollars" or "$" means lawful money of the United States of America.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of any group of organizations (i) described in
Section 414(b) or (c) of the Code of which the Parent is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Parent is a member.

          "Euro" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

          "Event of Default" is defined in Section 10.1.

          "Exchange Rate" means, on any day, with respect to any determination of the equivalent in dollars of a particular Foreign Currency (or in a particular Foreign Currency of dollars), the rate at which such Foreign Currency may be exchanged into dollars (or dollars into such Foreign Currency, as applicable), as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for the relevant currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be such exchange rate from such other source as reasonably selected by the Administrative Agent as the rate at which such Foreign Currency may be exchanged into dollars (or dollars into such Foreign Currency, as applicable), or, in the absence of such other source, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Person serving as the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m., local time of such market, on such date for the purchase of dollars (or such Foreign Currency, as applicable) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Swingline Bank, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder,
(a) (i) income or franchise taxes imposed on (or measured by) its net income or gross or net turnover, and (ii) any branch profits taxes or similar taxes imposed, and (b) in the case of a Lender organized under the laws of a jurisdiction other than the United States (a "Non-U.S. Lender"), any withholding tax that is imposed on amounts payable hereunder to such Non-U.S. Lender to the extent such tax is in effect and would apply as of the date such foreign Lender becomes a party to this Agreement or designates a new Lending Office, or that is attributable to such Non-U.S. Lender's failure to comply with Section 11.14.

          "Facility Documents" means this Agreement, the Notes, the Authorization Letter, the Parent Guarantee and each Subsidiary Guarantee.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fees" means the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

          "Foreign Currency" means Euros or Swiss francs (as applicable).

          "Foreign Currency Borrowing" means a Borrowing comprised of Syndicated Loans denominated in a particular Foreign Currency.

          "Foreign Currency Equivalent" means, on any date of determination, with respect to an amount in dollars, the amount of the applicable Foreign Currency that may be purchased with such amount of dollars at the Exchange Rate with respect to such Foreign Currency on such date, as reasonably determined by the Administrative Agent.

          "Foreign Currency Loan" means a Syndicated Loan denominated in a particular Foreign Currency.

          "Foreign Currency Sublimit Dollar Amount" means $25,000,000, as the same may be increased from time to time pursuant to Section 2.16.

          "Foreign Subsidiary Borrower" means MWC or Luxury (as applicable).

          "Forfeiture Proceeding" means any action or proceeding against the Parent or any of its Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental investigation, as to which there is a reasonable possibility of a determination adverse to the Parent or such Subsidiary and which (if determined adversely to the Parent or such Subsidiary) would, in any one case or in the aggregate, materially adversely affect the financial condition, operations or business of the Parent and its Subsidiaries taken as a whole or the ability of any Borrower or any Guarantor to perform its obligations under the Facility Documents to which it is a party.

          "Future Permitted Private Placement Debt" means unsecured indebtedness for money borrowed by the Parent that is privately placed with one or more institutional investors after the Closing Date (including the indebtedness evidenced by the Prudential Shelf Notes), provided that (a) not more than 20% of the original principal amount of any such indebtedness shall be scheduled to mature or to be repaid in any fiscal year prior to the Maturity Date; and (b) the terms and conditions associated with such indebtedness (whether in the notes evidencing such indebtedness, or in the note purchase agreements or similar agreements pursuant to which such indebtedness is issued, or otherwise) are not more restrictive of the Parent or any of its Subsidiaries than the corresponding terms and conditions of this Agreement (which determination as to restrictiveness may be made by the Administrative Agent in its reasonable judgment); provided, however, that the foregoing clause (a) shall not apply to the indebtedness evidenced by the Prudential Shelf Notes; and provided further that the foregoing clause (b) shall not apply to the indebtedness evidenced by the Prudential Shelf Notes unless the Note Purchase and Private Shelf Agreement dated March 21, 2001, as amended prior to the Closing Date, between the Parent and The Prudential Insurance Company of America is hereafter amended.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 6.5.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Grinberg Group" means the group consisting of Gedalio Grinberg, his spouse, each of their estates and their issue; and Efraim Grinberg, his spouse, each of their estates and their issue; and every Person (other than an individual) Controlled by any of the foregoing.

          "Guarantors" means the Parent as guarantor under the Parent Guarantee and each Subsidiary Guarantor.

          "Hazardous Material" is defined in Section 6.12(a).

          "Inactive Subsidiary" means a Subsidiary of the Parent that has (and only for so long as it has) assets of less than $1,000,000; provided, however, that (i) there shall not be more than ten Inactive Subsidiaries at any time during the term of this Agreement and (ii) the assets of all Inactive Subsidiaries in the aggregate shall not exceed $4,000,000.

          "Increasing Lender" is defined in Section 2.16.

          "Indemnified Taxes" means Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement other than Excluded Taxes and Other Taxes.

          "Indemnitee" is defined in Section 12.3(b).

          "Initial Subsidiary Guarantees" means the Subsidiary Guarantees executed and delivered by the Initial Subsidiary Guarantors (respectively) on the Closing Date in favor of the Lenders, the Swingline Bank, the Issuing Bank and the Administrative Agent, in respect of the obligations of the Parent under this Agreement and the other Facility Documents.

          "Initial Subsidiary Guarantors" means, as of the Closing Date, Movado Retail Group, Inc., a New Jersey corporation, and Movado LLC, a Delaware limited liability company.

          "Interest Coverage Ratio" for any period means the ratio of (a) consolidated earnings before interest expense and taxes of the Parent and its Consolidated Subsidiaries for such period, to (b) cash interest paid during such period by the Parent and its Consolidated Subsidiaries on a consolidated basis.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, and the Maturity Date; (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the

Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and in addition, the date of any prepayment of such Borrowing or the date of any conversion of such Borrowing to a Borrowing of a different Type; and (c) with respect to a Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means, as to any LIBOR Borrowing, the period commencing on the date of such Borrowing (or in the case of the conversion of any ABR Borrowing into a LIBOR Borrowing, the date of such conversion or in the case of a continuation of any LIBOR Borrowing as a LIBOR Borrowing, the date of such continuation) and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or (subject to availability for each Lender) 9 or 12 months thereafter, as the applicable Borrower may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Issuing Bank" means JPMCB. The Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Issuing Bank Fees" is defined in Section 3.9.

          "JPMCB" means JPMorgan Chase Bank, N.A. and its successors.

          "Judgment Currency" is defined in Section 12.16(a).

          "Judgment Currency Conversion Date" is defined in Section 12.16(a).

          "L/C Commitment" means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Article 3.

          "L/C Disbursement" means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

          "L/C Exposure" means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time means its Pro Rata Percentage of the aggregate L/C Exposure at such time.

          "L/C Participation Fee" is defined in Section 3.9.

          "Lenders" means (a) the Persons listed on Schedule I (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Assumption Agreement) and

(b) any Person that has become a party hereto pursuant to an Assignment and Assumption Agreement or pursuant to Section 2.16.

          "Lending Office" means, for each Lender and for each Type of Loan to each Borrower, the lending office of such Lender (or of an Affiliate of such Lender) specified in writing by such Lender from time to time to the Administrative Agent and the Parent as the office by which its Loans of such Type to such Borrower are to be made and maintained.

          "Letter of Credit" means any letter of credit issued pursuant to
Article 3.

          "LIBO Rate" means (a) with respect to any LIBOR Borrowing denominated in dollars, for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent, in consultation with the Parent, from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; and (b) with respect to any LIBOR Borrowing denominated in a Foreign Currency, for any Interest Period, the rate determined by reference to the British Bankers' Association Interest Settlement Rates (as reflected on the applicable Telerate service) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in such Foreign Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which the Person serving as the Administrative Agent is offered deposits in dollars of, or deposits in the applicable Foreign Currency for the Foreign Currency Equivalent of, $5,000,000 and for a maturity comparable to such Interest Period in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "LIBOR Borrowing" means a Borrowing comprised of LIBOR Loans.

          "LIBOR Loan" means any Syndicated Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article 2.

          "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

          "Loans" means Syndicated Loans and Swingline Loans.

          "Luxury" is defined in the initial paragraph of this Agreement.

          "MWC" is defined in the initial paragraph of this Agreement.

          "Maturity Date" means December 15, 2010.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Parent or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Non-U.S. Lender" is defined in the definition of the term "Excluded Taxes" in this Section.

          "Notes" means the Syndicated Loan Notes and the Swingline Loan Note.

          "Obligation Currency" is defined in Section 12.16(a).

          "Other Credit Agreement" means the 90,000,000 Swiss franc Credit Agreement dated as of the date hereof between MWC and Luxury, as borrowers, the Parent, the lenders party thereto and JPMCB, as administrative agent for such lenders.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies or any value added or similar tax arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Parent" is defined in the initial paragraph of this Agreement.

          "Parent Guarantee" means the guarantee executed and delivered by the Parent on the Closing Date in favor of the Lenders and the Administrative Agent, in respect of the obligations of MWC and Luxury under this Agreement and the other Facility Documents, in substantially the form attached hereto as Exhibit D-2.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United

     States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

          (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Parent or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by the entity which is the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in such prime rate shall be effective from and including the date such change is publicly announced as being effective.

          "Pro Rata Percentage" of any Lender at any time means the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment (or, if the Lenders' Revolving Credit Commitments shall have expired or been terminated in accordance with this Agreement and the Aggregate Credit Exposure is greater than zero, such percentage immediately prior to such expiration or termination, giving effect to any assignments by or to such Lender pursuant to Section 12.5).

          "Prudential Existing Notes" means (a) the promissory notes of the Parent in the original aggregate principal amount of $40,000,000 issued pursuant to the Note Agreement dated as of November 9, 1993, as amended prior to the Closing Date, between the Parent and The Prudential Insurance Company of America, and (b) the Series A promissory notes of the Parent in the original aggregate principal amount of $25,000,000 issued pursuant to the Note Purchase and Private Shelf Agreement dated as of November 30, 1998, as amended prior to the Closing Date, between the Parent and The Prudential Insurance Company of America.

          "Prudential Shelf Notes" means, to the extent hereafter actually issued, the shelf promissory notes of the Parent in the aggregate principal amount of up to $40,000,000 authorized pursuant to the Note Purchase and Private Shelf Agreement dated as of March 21, 2001, as amended prior to the Closing Date, between the Parent and The Prudential Insurance Company of America.

          "Qualifying Bank" means any legal entity which is recognized as a bank by the banking laws in force in its country of incorporation and which exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and the authority of decision-making.

          "Rate" is defined in the definition of the term "Type" in this Section.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees and agents of such Person and such Person's Affiliates.

          "Release" is defined in Section 6.12(a).

          "Required Lenders" means, at any time, Lenders having Syndicated Loan Exposure, L/C Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all Syndicated Loan Exposure, L/C Exposure and unused Revolving Credit Commitments at such time.

          "Required Payment" is defined in Section 11.13.

          "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, hereunder as set forth on Schedule I, or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its Revolving Credit Commitment, or pursuant to Section 2.16, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.5 and/or (c) increased from time to time pursuant to Section 2.16.

          "S&P" means Standard & Poor's Ratings Services.

          "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the jurisdiction of such currency to which the entity which is the Administrative Agent in such jurisdiction is subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall, in the case of dollars, include those imposed by the Board with respect to the Adjusted LIBO Rate for Eurocurrency Liabilities (as defined in Regulation D of the Board). LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit from proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any other applicable law, rule or regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person. Unless the context otherwise requires, references in this Agreement to a Subsidiary mean a Subsidiary of the Parent.

          "Subsidiary Guarantee" means a guarantee executed and delivered by a Subsidiary Guarantor in favor of the Lenders, the Swingline Bank, the Issuing Bank and the Administrative Agent, in respect of the obligations of the Parent under this Agreement and the other Facility Documents, in substantially the form attached hereto as Exhibit D-1 (including the Initial Subsidiary Guarantees).

          "Subsidiary Guarantors" means the Initial Subsidiary Guarantors and each other Subsidiary that becomes a Subsidiary Guarantor pursuant to Section 7.9.

          "Swingline Bank" means JPMCB.

          "Swingline Loan Borrowing Request" means a request by the Parent for a Swingline Loan in accordance with the terms of Section 2.4 in form satisfactory to the Administrative Agent.

          "Swingline Loan Note" is defined in Section 2.6(b).

          "Swingline Loans" means the revolving loans made by the Swingline Bank to the Parent pursuant to Section 2.4. Each Swingline Loan shall be an ABR Loan.

          "Swiss francs" means the lawful money of Switzerland.

          "Syndicated Loan Borrowing Request" means a request by the Parent (on its own behalf or on behalf of the applicable Foreign Subsidiary Borrower) for Syndicated Loans in accordance with the terms of Section 2.3 in form satisfactory to the Administrative Agent.

          "Syndicated Loan Exposure" means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Syndicated Loans of such Lender denominated in dollars plus the Dollar Equivalent at such time of the aggregate principal amount at such time of all outstanding Syndicated Loans of such Lender that are Foreign Currency Loans.

          "Syndicated Loan Note" is defined in Section 2.6(a).

          "Syndicated Loans" means the revolving loans made by the Lenders to the Parent or a Foreign Subsidiary Borrower (as the case may be) pursuant to
Section 2.1. Each Syndicated Loan to the Parent shall be denominated in dollars and shall be outstanding as a LIBOR Loan or an ABR Loan, and each Syndicated Loan to a Foreign Subsidiary Borrower shall be outstanding as a Foreign Currency Loan.

          "Tangible Net Worth" of a Person means, at any date of determination thereof, the excess of total assets of such Person over total liabilities of such Person, excluding, however, (A) from the determination of total assets: (i) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization cost, and research and development costs); and (ii) any write-up in the book value of any asset since January 31, 2005; and (B) any foreign exchange translation adjustment in the cumulative amount, and any adjustments to other comprehensive income for derivative instruments and other hedging activities, that would (in each case) be properly shown in the shareholders' equity section of such Person's balance sheet prepared in accordance with GAAP.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Total Revolving Credit Commitment" means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

          "Type", when used in respect of any Syndicated Loan or Borrowing of Syndicated Loans, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing are denominated. For purposes hereof, the term "Rate" means the Adjusted LIBO Rate or the Alternate Base Rate, and the term "currency" means dollars, Euros or Swiss francs.

          "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Parent or any ERISA Affiliate under Title IV of ERISA.

          Section 1.2. Accounting Terms. All accounting terms used herein and not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP. If any change in GAAP, as in effect on the date hereof, occurs after the date of this Agreement, compliance with all financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect on the date hereof, except to the extent that the Parent and the Required Lenders otherwise agree in writing.

          Section 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          Section 1.4. Determination of Exchange Rates. Not later than 11:00 a.m., New York City time, on each date on which a calculation of the Exchange Rate is to be made in connection with a Borrowing or a continuation or a conversion of a Borrowing, the Administrative Agent shall (i) determine the Exchange Rate as of such date and (ii) give prompt notice thereof to the Lenders and the Parent (on behalf of itself and the Foreign Subsidiary Borrowers).

                              ARTICLE 2. THE LOANS.

          Section 2.1. Syndicated Loans. Subject to the terms and conditions hereof, each Lender agrees, severally and not jointly, to make, from time to time during the Availability Period, (a) Syndicated Loans to the Parent denominated in dollars, (b) Syndicated Loans to MWC denominated in a Foreign Currency and (c) Syndicated Loans to Luxury denominated in a Foreign Currency, in an aggregate principal amount at any time outstanding that will not result in:

          (i) the sum of (x) such Lender's Syndicated Loan Exposure, plus (y) such Lender's L/C Exposure, plus (z) such Lender's Pro Rata Percentage of all outstanding Swingline Loans exceeding such Lender's Revolving Credit Commitment, or

          (ii) the Dollar Equivalent of such Lender's outstanding Foreign Currency Loans exceeding such Lender's Pro Rata Percentage of the Foreign Currency Sublimit Dollar Amount; or

          (iii) the Aggregate Credit Exposure exceeding the Total Revolving Credit Commitment.

Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Syndicated Loans.

          Section 2.2. Making of Syndicated Loans. (a) Each Syndicated Loan shall be made as part of a Borrowing consisting of Syndicated Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Syndicated Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Syndicated Loan required to be made by such other Lender). The Syndicated Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $250,000 and that is not less than $1,000,000 (in the case of each ABR Borrowing) or $2,000,000 (in the case of a LIBOR Borrowing denominated in dollars) or 3,000,000 units of a particular Foreign Currency in the case of a LIBOR Borrowing denominated in such Foreign Currency; provided, however, that an ABR Borrowing may be in an amount that is equal to the remaining balance of the Total Revolving Credit Commitment. Syndicated Loans that are made pursuant to any Foreign Currency Borrowing shall be made in the particular Foreign Currency and in an aggregate principal amount specified in the applicable Syndicated Loan Borrowing Request (and the dollar amount thereof shall be determined by the Administrative Agent as of the day that is three Business Days before the day such Loans are made using the current Exchange Rate as of the day that is three Business Days before the day such Loans are made, which determination shall be conclusive absent manifest error).

          (b) Subject to Sections 4.1 and 4.3, each Borrowing of Syndicated Loans denominated in dollars shall be comprised entirely of ABR Loans or LIBOR Loans as the Parent may request pursuant to Section 2.3; and each Borrowing of Syndicated Loans in a particular Foreign Currency shall be comprised entirely of LIBOR Loans. Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch of such Lender or any Affiliate of such Lender which is a Qualifying Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than twelve LIBOR Borrowings outstanding hereunder at any time. Borrowings having different Interest Periods (regardless of whether they commence on the same date), or denominated in different currencies, or made by different Borrowers, shall be considered separate Borrowings.

          (c) Each Lender shall make each Syndicated Loan denominated in dollars to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, on such date to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Each Lender shall make each Syndicated Loan denominated in a Foreign Currency to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, London time (or the time of such other city designated by the Administrative Agent), on such date to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with (i) the Administrative Agent in New York City in the case of such Loans denominated in dollars or (ii) the Administrative Agent (or its designee) in London (or such other city as the Administrative Agent may in its reasonable judgment designate in respect of particular Foreign Currency Loans) in the case of Foreign Currency Loans, in each case designated by the Parent (on its own behalf or on behalf of the applicable Foreign Subsidiary Borrower) in the applicable Syndicated Loan Borrowing Request; or if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing of Syndicated Loans that are LIBOR Loans if the Interest Period requested with respect thereto would end after the Maturity Date.

          Section 2.3. Borrowing Procedure as to Syndicated Loans. In order to request a Borrowing of Syndicated Loans, the Parent (on its own behalf or on behalf of the applicable Foreign Subsidiary Borrower) shall hand deliver or telecopy to the Administrative Agent a duly completed Syndicated Loan Borrowing Request (a) in the case of a LIBOR Borrowing, not later than (i) 11:00 a.m., New York City time (in the case of a Borrowing denominated in dollars) or (ii) 11:00 a.m., London time (in the case of a Borrowing denominated in a Foreign Currency), three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Notwithstanding the immediately preceding sentence, the Administrative Agent agrees that it will (subject to the Authorization Letter) accept from the Parent a Syndicated Loan Borrowing Request by telephone by the applicable date and time specified in the immediately preceding sentence, provided that the same is confirmed by the Parent to the Administrative Agent in writing promptly (and in all events on the same day as such telephone communication). Each Syndicated Loan Borrowing Request shall be irrevocable, shall be signed by the Parent (on its own behalf or on behalf of the applicable Foreign Subsidiary Borrower), shall refer to this Agreement and shall specify the following information: (a) that such Request relates to Syndicated Loans and not a Swingline Loan; (b) whether the Borrowing then being requested is to be a LIBOR Borrowing or an ABR Borrowing; (c) the date of such Borrowing (which shall be a Business Day); (d) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.2(c)); (e) the amount of such Borrowing (which shall be expressed in dollars, regardless of whether such Borrowing is a Foreign Currency Borrowing); (f) whether such Borrowing is to be a Borrowing denominated in dollars or in a Foreign Currency (and, if a Foreign Currency, identifying the Foreign Currency); (g) if such Borrowing is to be a LIBOR Borrowing, the Interest Period or Periods with respect thereto; and (h) the identity of the applicable Borrower of such Borrowing; provided, however, that notwithstanding any contrary specification in any Syndicated Loan Borrowing Request, each requested Borrowing of Syndicated Loans shall comply with the requirements set forth in Section 2.2. If no election (or an incomplete election) as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if such Borrowing is denominated in dollars. If no Interest Period with respect to any LIBOR Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section (and the contents thereof), and of each Lender's portion of the requested Borrowing, and (in the case of a Foreign Currency Borrowing) of the particular Foreign Currency in which it is to be denominated and the Foreign Currency Equivalent of the specified dollar amount of such Borrowing and the Exchange Rate utilized to determine such Foreign Currency Equivalent.

          Section 2.4. Swingline Loans. (a) Subject to the terms and conditions hereof, the Swingline Bank agrees to make Swingline Loans to the Parent, from time to time during the Availability Period, in dollars, in an aggregate principal amount at any time outstanding that will not result in:

          (i) the aggregate principal amount of Swingline Loans being in excess of $10,000,000, or

          (ii) the Aggregate Credit Exposure exceeding the Total Revolving Credit Commitment;

provided, however, that the Swingline Bank shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within such limits, and subject to the terms, conditions and limitations set forth herein, the Parent may borrow, pay or prepay and reborrow Swingline Loans from the Swingline Bank.

          (b) The Swingline Loans shall be made in dollars and maintained as ABR Loans.

          (c) Each Borrowing of a Swingline Loan shall be in an amount not less than $1,000,000 and shall be in integral multiples of $250,000.

          (d) In order to request a Borrowing of a Swingline Loan, the Parent shall hand deliver or telecopy to the Administrative Agent a duly completed Swingline Loan Borrowing Request not later than 11:00 a.m., New York City time, on the Business Day on which the proposed Borrowing is to be made. Notwithstanding the immediately preceding sentence, the Administrative Agent agrees that it will (subject to the Authorization Letter) accept from the Parent a Swingline Loan Borrowing Request by telephone by the applicable date and time specified in the immediately preceding sentence, provided that the same is confirmed by the Parent to the Administrative Agent in writing promptly (and in all events on the same day as such telephone communication). Each Swingline Loan Borrowing Request shall be irrevocable, shall be signed on behalf of the Parent, shall refer to this Agreement and shall state (i) that the requested Borrowing is to be of a Swingline Loan, (ii) the amount of such Borrowing and (iii) the date of such Borrowing (which is to be a Business Day). The Administrative Agent shall promptly notify the Swingline Bank of such Swingline Loan Borrowing Request. On the date so specified, the Swingline Bank shall make available the amount of the Swingline Loan to be made by it on such date to the Administrative Agent, in immediately available funds, at an account designated and maintained by the Administrative Agent. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Parent by depositing the same in an account of the Parent maintained at the Administrative Agent.

          Section 2.5. Participations by All Lenders in Swingline Loans. The Swingline Bank may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Bank, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on the day it receives such notice (or, if such Lender shall have received such notice later than 10:00 a.m. on any Business Day, then not later than 10:00 a.m. on the following Business Day). If any Lender does not pay such amount to the Administrative Agent on the date required by the immediately preceding sentence, such Lender shall (independently of and in addition to the Parent's obligation to pay interest on such amount) pay interest on such amount, for each day from and including the date such amount is so required to be paid by such Lender to but excluding the date such amount is paid, to the Administrative Agent for the account of the Swingline Bank at (i) for the first such day, the Federal Funds Effective Rate, and (ii) for each day thereafter, one percent per annum in excess of the Federal Funds Effective Rate. The Administrative Agent shall promptly pay to the Swingline Bank the amounts so received by it from the Lenders. The Administrative Agent shall notify the Parent of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by the Administrative Agent from the Parent (or other party on behalf of the Parent) in respect of a Swingline Loan after receipt by the Swingline Bank of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Bank, as their interests may appear; provided that any such payment so remitted shall be repaid to the Administrative Agent, if and to the extent such payment is required to be refunded to the Parent for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent of any default in the payment thereof. Notwithstanding the foregoing, (x) a Lender shall not have any obligation to purchase a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and (aa) such Lender or any other Lender shall have notified the Swingline Bank in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such notifying Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing (unless the notifying Lender shall have withdrawn such notice), or (bb) the Parent shall have notified the Swingline Bank in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred; and (y) a Lender shall not have any obligation to purchase a participation pursuant to this paragraph to the extent of its Pro Rata Percentage of the aggregate amount of the excess (if any) of Swingline Loans outstanding on the day of a Borrowing of any Swingline Loan over the limitation in clause (i) or (ii) of Section 2.4(a), unless the Parent subsequently eliminates such excess.

          Section 2.6. Repayment of Loans. (a) Each Borrower hereby unconditionally agrees to pay to the Administrative Agent for the account of each Lender on the Maturity Date the then unpaid principal amount of each Syndicated Loan of such Lender to such Borrower in the applicable currency of such Syndicated Loan. Upon the request of any Lender at any time, such obligation of each Borrower in favor of such Lender shall be evidenced by a promissory note of such Borrower in favor of such Lender in substantially the form of Exhibit A-1 hereto (the "Syndicated Loan Note" of such Lender as to the applicable Borrower).

          (b) The Parent hereby unconditionally agrees to pay to the Administrative Agent for the account of the Swingline Bank the unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date or the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each day that a Syndicated Borrowing by the Parent is made, the Parent shall pay all Swingline Loans then outstanding. Upon the request of the Swingline Bank at any time, such obligation of the Parent in favor of the Swingline Bank shall be evidenced by a single promissory note of the Parent in favor of the Swingline Bank in the amount of $10,000,000 in substantially the form of Exhibit A-2 hereto (the "Swingline Loan Note").

          (c) Each Lender and the Swingline Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender or the Swingline Bank (as applicable) resulting from each Loan made by such Lender or the Swingline Bank from time to time, including the amounts of principal and interest payable and paid to such Lender or the Swingline Bank from time to time under this Agreement.

          (d) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the identity of the applicable Borrower thereof, the Type thereof, the Interest Period applicable thereto, the currency in which it is made, and whether such Loan is a Syndicated Loan or a Swingline Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender or the Swingline Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower or any Guarantor and each Lender's or the Swingline Bank's share thereof.

          (e) The entries made in the accounts maintained pursuant to paragraphs
(c) and (d) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Swingline Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay its Loans in accordance with their terms.

          Section 2.7. Certain Fees. (a) The Parent agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee equal to the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Maturity Date or the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated) multiplied by the Applicable Rate for such quarter or other period (appropriately pro-rated, if the Applicable Rate changes during such quarter or other period). "Usage" of the Revolving Credit Commitment of a Lender shall include the Syndicated Loans of such Lender and such Lender's Pro Rata Percentage of the L/C Exposure, but shall exclude Swingline Loans.

          (b) All commitment fees described in paragraph (a) of this Section (the "Commitment Fees") shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the

Closing Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein.

          (c) The Parent agrees to pay to the Administrative Agent, for its own account, the fees with respect to the Administrative Agent's services hereunder payable at the times and in the amounts separately agreed upon between the Parent and the Administrative Agent (the "Administrative Agent Fees").

          (d) The Commitment Fees and the Administrative Agent Fees shall be paid on the dates due in dollars and in immediately available funds to the Administrative Agent, for distribution, if and as appropriate, among the Lenders. Once paid, none of such Fees shall be refundable under any circumstances.

          Section 2.8. Interest on Loans. (a) Subject to the provisions of
Section 2.9, the Loans comprising each ABR Borrowing (whether of Syndicated Loans or of a Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate. Such interest shall be computed on the basis of the actual number of days elapsed, over (if such interest is determined on the basis of the Prime Rate) a year of 365 or 366 days, as the case may be, or (if such interest is determined on the basis of the Federal Funds Effective Rate) a year of 360 days.

          (b) Subject to the provisions of Section 2.9, the Loans comprising each LIBOR Borrowing of Syndicated Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate in effect from time to time.

          (c) Interest on each Loan shall be payable by the Borrower of such Loan on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or applicable Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          Section 2.9. Default Interest. If any Borrower shall default in the payment required to be made by it of the principal of or interest on any Loan or any other amount becoming due under this Agreement (the "Defaulted Amount"), at stated maturity, by acceleration or otherwise, or under any other Facility Document, then each Borrower shall on demand from time to time pay interest, to the extent permitted by law, on its Loans then or thereafter outstanding (irrespective of whether or not such Loans are due) and on all other amounts then or thereafter due from it under this Agreement, to but excluding the date of actual payment (after as well as before judgment) of the Defaulted Amount, at a rate (the "Default Rate") equal to (a) in the case of overdue principal of each outstanding Loan, the rate otherwise applicable to such Loan pursuant to
Section 2.8 plus 2.0% per annum and (b) in all other cases, the Alternate Base Rate plus 2.0% per annum.

          Section 2.10. Termination and Reduction of Commitments. (a) The Revolving Credit Commitments and the L/C Commitment shall automatically expire and terminate on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Parent may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time (after giving effect to any concurrent prepayment of Loans). If the Administrative Agent receives such a notice from the Parent, the Administrative Agent shall promptly advise the Lenders thereof.

          (c) If proceeds of the sale(s) of assets by the Parent or any of its Subsidiaries are applied to the complete or partial retirement of the Prudential Existing Notes or any Future Permitted Private Placement Debt (whether by prepayment or reacquisition by the Parent or such Subsidiary or otherwise), each Lender's Revolving Credit Commitment shall be reduced by the percentage equivalent of a fraction whose numerator is the aggregate outstanding principal amount of the Prudential Existing Notes and the Future Permitted Private Placement Debt so retired and whose denominator is the aggregate outstanding principal amount of the Prudential Existing Notes and the Future Permitted Private Placement Debt immediately prior to such retirement. The Parent shall give the Administrative Agent and the Lenders at least seven days' prior written notice of any complete or partial retirement of the Prudential Existing Notes or the Future Permitted Private Placement Debt out of proceeds of any such sale(s) of assets.

          (d) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Parent shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

          Section 2.11. Conversion and Continuation of Borrowings. (a) The Parent (on its own behalf, in the case of a Borrowing denominated in dollars; or on behalf of the applicable Foreign Subsidiary Borrower, in the case of a Borrowing denominated in a Foreign Currency) or the applicable Foreign Subsidiary Borrower (in the case of a Borrowing denominated in a Foreign Currency) shall have the right at any time upon prior irrevocable notice to the Administrative Agent (x) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any LIBOR Borrowing in dollars into an ABR Borrowing, (y) not later than 11:00 a.m., New York City time (or 11:00 a.m., London time, if a Borrowing is being continued as or converted to a Borrowing denominated in a Foreign Currency), three Business Days prior to conversion or continuation, to convert any ABR Borrowing of Syndicated Loans into a LIBOR Borrowing in dollars or to continue any LIBOR Borrowing as a LIBOR Borrowing in the same currency for an additional Interest Period or Periods, and
(z) not later than 11:00 a.m., New York City time (or 11:00 a.m., London time, if such Borrowing is denominated in a Foreign Currency), three Business Days prior to conversion, to convert the Interest Period with respect to any LIBOR Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.2(a) and 2.2(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any LIBOR Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

          (iv) if any LIBOR Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due the Lenders pursuant to Section 4.4;

          (v) no ABR Borrowing may be converted into a LIBOR Borrowing during the one-month period prior to the Maturity Date; and no LIBOR Borrowing whose Interest Period ends during the one-month period prior to the Maturity Date may be continued as a LIBOR Borrowing for an additional Interest Period; and

          (vi) any portion of a LIBOR Borrowing that cannot be continued as a LIBOR Borrowing by reason of the immediately preceding clause shall at the end of the Interest Period in effect for such Borrowing be automatically converted into an ABR Borrowing (if such LIBOR Borrowing is denominated in dollars) or repaid by the applicable Borrower (if such LIBOR Borrowing is denominated in a Foreign Currency).

          Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity of the Borrower of the applicable Borrowing and the amount of the Borrowing that is requested to be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a LIBOR Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business
Day), and (iv) if such Borrowing is to be converted to or continued as a LIBOR Borrowing, the Interest Period with respect thereto. No such notice shall be given more than seven Business Days prior to the effective date of the applicable conversion or continuation. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a LIBOR Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of any converted or continued Borrowing. If notice shall not have been given in accordance with this Section to continue any LIBOR Borrowing of Syndicated Loans into a subsequent Interest Period or (in the case of the Borrowing denominated in dollars) to convert such Borrowing to an ABR Borrowing, such

Borrowing at the end of the Interest Period applicable thereto shall automatically be converted to an ABR Borrowing (if such Borrowing is denominated in dollars) or shall be repaid (if such Borrowing is denominated in a Foreign Currency).

          (b) Notwithstanding any contrary provision contained in this Agreement, upon notice to the Parent from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, (i) no outstanding Loan denominated in dollars may be converted into, or continued as, a LIBOR Loan, and (ii) each LIBOR Borrowing (unless such Borrowing is paid at or before the end of the Interest Period applicable thereto) shall at the end of the Interest Period applicable thereto (if such Borrowing is denominated in dollars) be converted to an ABR Borrowing or (if such Borrowing is denominated in a Foreign Currency) be continued as a LIBOR Borrowing with an Interest Period of one month's duration in the same currency, subject to paragraph (c) of this Section.

          (c) Notwithstanding anything to the contrary contained in this Agreement, if an Event of Default described in paragraph (e) of Section 10.1 occurs (other than clause (i) thereof), or if the maturity of the Loans is accelerated pursuant to Article 10, all Loans denominated in a Foreign Currency shall on the date of such occurrence or acceleration be converted into, and all amounts due thereunder shall accrue and be payable in, dollars at the current Exchange Rate on such date, and on and after such date the interest rate applicable thereto shall be the rate applicable to overdue ABR Loans.

          (d) A Swingline Loan may not be converted into a LIBOR Loan.

          Section 2.12. Optional Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' (in the case of LIBOR Borrowings) or one Business Day's (in the case of ABR Borrowings of Syndicated Loans) prior written or telecopy notice to the Administrative Agent before 11:00 a.m., New York City time (or 11:00 a.m., London time, if such Borrowing is denominated in a Foreign Currency), or (in the case of a Borrowing of a Swingline Loan) upon such notice to the Administrative Agent before 11:00 a.m., New York City time, on the day of such prepayment; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 (in the case of a Borrowing denominated in dollars) and not less than $1,000,000 (or the Foreign Currency Equivalent of $1,000,000, if such Borrowing is denominated in a Foreign Currency). Notwithstanding the immediately preceding sentence, the Administrative Agent agrees that it will (subject to the Authorization Letter) accept from the Parent notice by telephone of prepayment by the dates and time specified in the immediately preceding sentence, provided that the same is confirmed by the Parent to the Administrative Agent in writing promptly (and in all events on the same day as such telephone communication).

          (b) Each notice of prepayment shall specify the identity of the Borrower, the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to
Section 4.4 but otherwise without premium or penalty. All prepayments under this

Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          Section 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, each Borrower shall on the date of such termination repay or prepay all its outstanding Borrowings of Syndicated Loans and Swingline Loans and (if any L/C Exposure exists) the Parent shall remit to the Administrative Agent for deposit in the Cash Collateral Account cash in an amount equal to the L/C Exposure to secure the payment when due of the reimbursement obligation of the Parent in respect of the aggregate undrawn face amount of Letters of Credit.

          (b) In the event of any partial reduction of the Revolving Credit Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Parent and the Lenders of the Aggregate Credit Exposure after giving effect thereto and (y) if the Aggregate Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then on the date of such reduction one or more Borrowers shall prepay its or their respective Borrowings in an amount sufficient to eliminate such excess, and (if the prepayment of Borrowings is not sufficient to eliminate such excess) the Parent shall remit to the Administrative Agent for deposit in the Cash Collateral Account cash in the remaining amount of such excess to secure the payment when due of the reimbursement obligation of the Parent in respect of the aggregate undrawn face amount of Letters of Credit. Without limiting the generality of the reductions referred to in this paragraph of the Revolving Credit Commitments, such reductions shall include reductions referred to in Section 2.10(c).

          (c) In addition, if as of the last Business Day of each calendar month the Dollar Equivalent (computed by the Administrative Agent using the current Exchange Rate as of such Business Day and promptly notified to the Lenders and the Parent (on behalf of itself and the Foreign Subsidiary Borrowers)) of the aggregate outstanding principal balance of Foreign Currency Loans shall exceed 110% of the Foreign Currency Sublimit Dollar Amount, one or more Foreign Subsidiary Borrowers shall, within five Business Days after the Parent's receipt of such notice, prepay Foreign Currency Loans in an amount sufficient so as to reduce the Dollar Equivalent of the aggregate outstanding principal balance of Foreign Currency Loans to an amount that is equal to or less than the Foreign Currency Sublimit Dollar Amount.

          (d) All prepayments of Borrowings under this Section shall be subject to Section 4.4, but shall otherwise be without premium or penalty.

          (e) Amounts to be applied pursuant to this Section to the prepayment by the Parent of Swingline Loans and/or Syndicated Loans shall be applied, as applicable, first to reduce outstanding Swingline Loans, then to reduce outstanding Syndicated Loans that are ABR Loans. Any amounts remaining after each such application shall be applied to prepay LIBOR Loans of the Parent immediately and/or, if elected by the Parent so long as no Event of Default exists, be deposited in the Cash Collateral Account; and any amount to be remitted by the Parent pursuant to paragraph (a) or (b) of this Section in respect of Letters of Credit shall be deposited in the Cash Collateral Account. In the case of such an immediate prepayment of LIBOR Loans of the Parent, the Parent shall (unless an Event of Default exists) be entitled to designate which LIBOR Borrowings of the Parent are to be prepaid, by giving written notice of such designation to the Administrative Agent at or before the remittance to the Administrative Agent of the amounts to be applied in prepayment. Amounts to be applied pursuant to this Section to the prepayment by a Foreign Subsidiary Borrower of Syndicated Loans shall be applied to prepay LIBOR Loans of such Foreign Subsidiary Borrower immediately and/or, if elected by the Parent (on behalf of such Foreign Subsidiary Borrower) or such Foreign Subsidiary Borrower so long as no Event of Default exists, be deposited in the Cash Collateral Account. In the case of such an immediate prepayment by a Foreign Subsidiary Borrower of LIBOR Loans of such Foreign Subsidiary Borrower, the Parent (on behalf of such Foreign Subsidiary Borrower) or such Foreign Subsidiary Borrower shall (unless an Event of Default exists) be entitled to designate which LIBOR Borrowings of such Foreign Subsidiary Borrower are to be prepaid, by giving written notice of such designation to the Administrative Agent at or before the remittance to the Administrative Agent of the amounts to be applied in prepayment.

          (f) The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (i) in respect of LIBOR Loans of the Parent, to prepay LIBOR Loans of the Parent on the last day of their respective Interest Periods (or, at the direction of the Parent, on any earlier date) until all such outstanding Loans have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted; (ii) in respect of L/C Exposure, to pay as and when the same becomes due the reimbursement obligation of the Parent in respect of Letters of Credit; and (iii) in respect of LIBOR Loans of a Foreign Subsidiary Borrower, to prepay LIBOR Loans of such Foreign Subsidiary Borrower on the last day of their respective Interest Periods (or, at the direction of the Parent on behalf of such Foreign Subsidiary Borrower, on any earlier date) until all such outstanding Loans of such Foreign Subsidiary Borrower have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. If any Letter of Credit so secured by such cash collateral expires without being drawn (or, if drawn, whose reimbursement is paid by the Parent with funds other than such cash collateral), the Administrative Agent shall remit to the Parent such cash collateral securing such Letter of Credit promptly after a request by the Parent therefor, provided that no Default or Event of Default exists. For purposes of this Agreement, the term "Cash Collateral Account" shall mean an account established by the Parent (on its own behalf or on behalf of the applicable Foreign Subsidiary Borrower) with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph. The Administrative Agent will, at the request of the Parent (on its own behalf or on behalf of the applicable Foreign Subsidiary Borrower), invest amounts on deposit in the Cash Collateral Account in Permitted Investments; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation, and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Cash Collateral Account if an Event of Default shall have occurred and be continuing, and (iii) as to amounts on deposit for the prepayment of LIBOR Borrowings, such Permitted Investments shall mature prior to the last day of the applicable Interest Periods of the LIBOR Borrowings to be prepaid. The Parent or the applicable Foreign Subsidiary Borrower (as the case may be) shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay LIBOR Borrowings of the Parent or the applicable Foreign Subsidiary Borrower (as the case may be) on the last day of the applicable Interest Period, and (in the case of the Parent) to pay L/C Exposure as and when the same becomes due, is not less than the amount that would have been available had no investments been made pursuant hereto. Other than any interest earned on such investments, the Cash Collateral Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Cash Collateral Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to this Agreement, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Cash Collateral Account to satisfy any of the amounts due under this Agreement or any other Facility Document, except that amounts deposited in the Cash Collateral Account by a Foreign Subsidiary Borrower in respect of LIBOR Loans of such Foreign Subsidiary Borrower shall not be applied to the Loans or other amounts owing under this Agreement by the other Foreign Subsidiary Borrower or to the Loans or other amounts owing under this Agreement by the Parent. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the Swingline Bank, the Issuing Bank and the Lenders, a security interest in the Cash Collateral Account to secure all amounts due from such Borrower under this Agreement and (in the case of the Parent) due from the Parent under the Parent Guarantee.

          Section 2.14. Payments. (a) Each Borrower shall make each payment required to be made by it hereunder and under any Facility Document (whether of principal, interest, fees, reimbursement of L/C Disbursements or otherwise) not later than 12:00 noon, local time at the place of payment, on the date when due in immediately available funds, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York (or as otherwise instructed by the Administrative Agent, in the case of amounts payable in a Foreign Currency) or to such other address as the Administrative Agent may designate to the Parent in writing. Each such payment shall be made in dollars, except that (subject to Section 2.11(c)) (i) all principal of and interest on each Loan denominated in a Foreign Currency shall be made in such Foreign Currency and (ii) any amounts payable in respect of reimbursement of expenses or indemnification incurred in a currency other than dollars shall be paid in such currency unless otherwise agreed by the relevant parties. The Administrative Agent, or any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Parent or the applicable Foreign Subsidiary Borrower with the Administrative Agent or such Lender, as the case may be, and any Lender so doing shall promptly notify the Administrative Agent; such Lender or (if the Administrative Agent effects such debit) the Administrative Agent shall promptly after effecting such debit give notice thereof to the Parent (on behalf of itself or the applicable Foreign Subsidiary Borrower) as well, provided, however, that a failure to give such notice to the Parent or the applicable Foreign Subsidiary Borrower shall not affect the validity of such debit or place such Lender or the Administrative Agent under any liability to the Parent or the applicable Foreign Subsidiary Borrower. Each Borrower (or the Parent on behalf of the applicable Foreign Subsidiary Borrower) shall, at the time of making each payment under this Agreement or the Notes, specify to the Administrative Agent the principal or other amount payable by the applicable Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing), the Administrative Agent may apply such payment as it may elect in its sole discretion (subject to Section 11.16)).

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Facility Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may, except as otherwise provided in the definition of Interest Period, be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          Section 2.15. Purpose. Each Borrower shall use the proceeds of the Loans borrowed by it for working capital and general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U in contravention of Regulation U.

          Section 2.16. Increase of Total Revolving Credit Commitment. The Parent may from time to time elect to increase the Total Revolving Credit Commitment, provided that (i) each such increase is not less than $5,000,000 and
(ii) after giving effect to each increase that becomes effective, the aggregate amount of increases of the Total Revolving Credit Commitment under this Section does not exceed $50,000,000. The Parent may arrange for any such increase to be provided by (a) one or more then-existing Lenders agreeing (in the sole discretion of such Lenders) to an increase in their own respective Revolving Credit Commitments (each Lender so agreeing to an increase in its Revolving Credit Commitment being called herein an "Increasing Lender") and/or (b) one or more banks, financial institutions or other entities becoming party to this Agreement as Lenders and providing Revolving Credit Commitments (each such bank, financial institution or other entity being called an "Augmenting Lender"), provided that (x) each Augmenting Lender shall be subject to the approval of the Parent, the Administrative Agent, the Issuing Bank and the Swingline Bank (such approval, in each case, not to be unreasonably withheld) and (y) the Borrowers and the relevant Increasing Lenders and Augmenting Lenders shall execute and deliver all such documentation as the Administrative Agent shall reasonably request (in form and substance reasonably satisfactory to the Administrative Agent) solely to evidence (in the case of an Increasing Lender) the increased Revolving Credit Commitment of such Increasing Lender or (in the case of an Augmenting Lender) the status of the Augmenting Lender as a Lender and its new Revolving Credit Commitment (which documentation, including an amendment to this Agreement, shall not be required to be executed by any Lender other than such Increasing Lender(s) and/or Augmenting Lender(s) as applicable). Increases in Revolving Credit Commitments and new Revolving Credit Commitments shall become effective on the date agreed by the Borrowers, the Administrative Agent and (as applicable) the Increasing Lenders and Augmenting Lenders, and the Administrative Agent shall notify the other Lenders thereof. Notwithstanding the foregoing, no increase in the Total Revolving Credit Commitment shall become effective pursuant to this Section unless (aa) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and
(b) of Section 5.2 are satisfied as of such date (and the Administrative Agent shall have received a certificate to that effect dated such date executed by the Borrowers) as if such increase were an extension of credit hereunder and (bb) the Administrative Agent shall have received documents consistent with those delivered on the Closing Date under paragraphs (d), (e) and (f) of Section 5.1 as to the corporate power and authority of each Borrower to borrow and otherwise obtain extensions of credit hereunder after giving effect to such increase. Each increase in the Total Revolving Credit Commitment that becomes effective shall automatically effectuate an increase in the Foreign Currency Sublimit

Dollar Amount by an amount equal to one-half of such increase in the Total Revolving Credit Commitment. On the effective date of each such increase in the Total Revolving Credit Commitment, each Borrower shall make such Borrowings and repayments as shall, in the determination of the Administrative Agent, be necessary to effect the reallocation of Pro Rata Percentages in outstanding Syndicated Loans to each Borrower that is represented by the increase and/or addition of Revolving Credit Commitments pursuant to this Section, and such repayments shall be subject to indemnification by the applicable Borrower pursuant to Section 4.4 if any repayment occurs on a day other than the last day of the applicable Interest Period.

                          ARTICLE 3. LETTERS OF CREDIT

          Section 3.1. Letters of Credit. Subject to the terms and conditions hereof, the Parent may request, and the Issuing Bank shall issue, one or more standby or commercial letters of credit (each a "Letter of Credit") denominated in dollars, for the account of the Parent or any Foreign Subsidiary Borrower, in form acceptable to the Issuing Bank, from time to time during the Availability Period, provided that, after giving effect to the issuance thereof:

          (a) the L/C Exposure shall not exceed $15,000,000, and

          (b) the Aggregate Credit Exposure shall not exceed the Total Revolving Credit Commitment.

          Section 3.2 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Parent (on its own behalf or on behalf of the applicable Foreign Subsidiary Borrower) shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (not later than two Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit (together with, if requested by the Issuing Bank, a completed Letter of Credit application in the Issuing Bank's then standard form), or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with Section 3.3), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the account party thereof and such other information as shall be necessary to prepare such Letter of Credit. Notwithstanding the immediately preceding sentence, the Issuing Bank and the Administrative Agent agree that they will (subject to the Authorization Letter) accept from the Parent such notice by telephone by the date that is two Business Days in advance as aforesaid, provided that such notice is confirmed in writing promptly (and in all events on the same day as such telephone communication) and that (in the case of a requested issuance of a Letter of Credit) such confirmation is accompanied by such completed Letter of Credit application form. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent (on its own behalf or on behalf of the applicable Foreign Subsidiary Borrower) to, or entered into by the Parent with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          Section 3.3. Minimum Amount; Expiration Date. (a) The stated amount of each Letter of Credit shall not be less than $1,000,000 or such lesser amount as is acceptable to the Issuing Bank.

          (b) Each Letter of Credit shall expire by its terms not later than the earlier of (A)(i) in the case of a commercial Letter of Credit, 180 days after the issuance thereof (unless the Issuing Bank agrees to a more extended expiry date) or (ii) in the case of a standby Letter of Credit, one year after the date of issuance thereof (subject to an "evergreen" provision, if and to the extent acceptable to the Issuing Bank); or (B) the day that is five Business Days before the Maturity Date.

          Section 3.4. Participations. By the issuance of each Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, as provided in Section 3.5, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower forthwith on the date due as provided in Section 3.5, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of a Letter of Credit, or the occurrence and continuance of a Default or an Event of Default, or a reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent and the Issuing Bank shall be entitled to offset amounts received for the account of a Lender under this Agreement or any of the other Facility Documents against unpaid amounts due from such Lender to the Administrative Agent or the Issuing Bank hereunder.

          Section 3.5. Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, New York City time, on the date that such L/C Disbursement is made, if such Borrower shall have received notice of such L/C Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such L/C Disbursement is not less than $1,000,000, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 or 2.4 that such payment be financed with a Syndicated Borrowing of ABR Loans or a Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be deemed reimbursed, discharged and replaced by the resulting Syndicated Borrowing of ABR Loans or such Swingline Loan. If such Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof and such Lender's Pro Rata Percentage thereof. Upon its receipt of such notice, each Lender shall pay to the Administrative Agent such Lender's Pro Rata Percentage of the payment then due from such Borrower, in immediately available funds not later than 2:00 p.m., New York City time, on the day such Lender receives such notice (or if such Lender shall have received such notice later than 12:00 noon, then not later than 10:00 a.m., New York City time, on the next succeeding Business Day). If any Lender does not pay to the Administrative Agent the amount of such Lender's Pro Rata Percentage of the payment then due from the applicable Borrower as required by the immediately preceding sentence, such Lender shall (independently of and in addition to such Borrower's obligation to pay interest on such amount) pay interest on such amount, for each day from and including the date such amount is so required to be paid by such Lender to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) for the first such day, the Federal Funds Effective Rate, and (ii) for each day thereafter one percent per annum in excess of the Federal Funds Effective Rate. The Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this Section, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement (other than the funding of ABR Syndicated Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Parent of its obligation to reimburse such L/C Disbursement. Notwithstanding anything in this
Article 3 to the contrary, the maximum amount that any Lender shall be required to fund in respect of any L/C Disbursement, whether pursuant to Section 3.4 or this Section or as an ABR Loan pursuant to this Section, shall not exceed such Lender's Pro Rata Percentage of such L/C Disbursement.

          Section 3.6. Obligations Absolute. Each Borrower's obligation to reimburse L/C Disbursements as provided in Section 3.5 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Facility Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Facility Document;

          (iii) the existence of any claim, setoff, defense or other right that such Borrower, any other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Facility Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that such draft and other documents substantially comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstances whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Borrower's obligations hereunder.

          Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of each Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to each Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

          Section 3.7. Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the applicable Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

          Section 3.8. Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date on which such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date of such L/C Disbursement to but excluding the date that such Borrower reimburses such L/C Disbursement, at the rate per annum that would apply to such amount if such amount were an ABR Loan. Interest accrued pursuant to this Section shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 3.4 or 3.5 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          Section 3.9. Letter of Credit Fees. Each Borrower agrees to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof, or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders have been terminated) at a rate equal to (in the case of standby Letters of Credit) the same Applicable Rate used to determine the interest rate applicable to LIBOR Loans and (in the case of commercial Letters of Credit) 0.20% per annum, and (ii) to the Issuing Bank with respect to each Letter of Credit, a facing fee at a rate equal to 0.0625% per annum in respect of each standby Letter of Credit (payable at the same times that the L/C Participation Fee is payable) plus, in the case of any Letter of Credit, the standard issuance and drawing fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The L/C Participation Fee and the Issuing Bank Fees shall be paid on the dates due in immediately available funds, (in the case of the L/C Participation Fee) to the Administrative Agent for distribution as appropriate among the Lenders and (in the case of the Issuing Bank Fees) directly to the Issuing Bank.

          Section 3.10. Resignation of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Parent. The Parent shall have the right to appoint any Lender as successor Issuing Bank, subject to the consent of the Required Lenders including the appointed Lender (which consent of the appointed Lender shall be in such Lender's sole discretion, and which consent of the other Required Lenders shall not be unreasonably withheld). Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank (except to the extent provided for in the last sentence of this Section) and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such resignation shall become effective, each Borrower shall pay to such retiring Issuing Bank all accrued and unpaid Issuing Bank Fees on the Letters of Credit issued for such Borrower's account. The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Parent and the Administrative Agent, and from and after


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

the effective date of such agreement (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Facility Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

          Section 3.11. Not Fiduciary. In no event shall the Issuing Bank be deemed a fiduciary of the Lenders with respect to Letters of Credit. As between the Issuing Bank (on the one hand) and the Lenders (on the other hand), the Issuing Bank shall have in connection with the Letters of Credit all the rights and protections that are afforded to the Administrative Agent in Article 11.

          Section 3.12. Purpose. No Letter of Credit shall be used by any Borrower for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U in contravention of Regulation U.

                  ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC.

          Section 4.1. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing denominated in any currency:

          (a) the Administrative Agent determines (which determination, if made on a reasonable and nondiscriminatory basis, shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Borrowing for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent (on behalf of itself and the Foreign Subsidiary Borrowers, if applicable) and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent (on behalf of itself and the Foreign Subsidiary Borrowers, if applicable) and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request to convert any Borrowing to, or to continue any Borrowing as, a LIBOR Borrowing in such currency shall be ineffective, and any LIBOR Borrowing denominated in such currency shall be repaid on the last day of the then current Interest Period with respect thereto or (at the option of the Parent, in the case of a LIBOR Borrowing denominated in dollars) shall be converted to an ABR Borrowing in accordance with this Agreement on the last day of the then current Interest Period with respect thereto, (ii) if any Syndicated Loan Borrowing Request requests a LIBOR Borrowing denominated in such currency, (x) if such currency is dollars, such Borrowing shall be made as


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

an ABR Borrowing, and (y) if such currency is not dollars, such Borrowing Request shall be ineffective.

          Section 4.2. Reserve Requirement; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Swingline Bank or the Issuing Bank of the principal of or interest on any LIBOR Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Swingline Bank or the Issuing Bank by the jurisdiction in which such Lender or the Swingline Bank or the Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Swingline Bank or the Issuing Bank (except only such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Swingline Bank or the Issuing Bank or the London interbank market (or other relevant interbank market) any other condition affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Swingline Bank or the Issuing Bank of making or maintaining any LIBOR Loan or of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Swingline Bank or the Issuing Bank hereunder in respect thereof (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Swingline Bank or the Issuing Bank to be material, then the Parent or the applicable Foreign Subsidiary Borrower shall pay to such Lender or the Swingline Bank or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Swingline Bank or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. There shall be no duplication of payments in respect of Indemnified Taxes and Other Taxes required to be made by this Section and by Section 4.5.

          (b) If any Lender or the Swingline Bank or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy or any change after the date hereof in any law, rule, regulation, agreement or guideline regarding capital adequacy (whether or not such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Swingline Bank or the Issuing Bank or any Lender's or the Swingline Bank's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Swingline Bank's or the Issuing Bank's capital or on the capital of such Lender's or the Swingline Bank's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participation in Letters of Credit purchased by such Lender or by the Swingline Bank pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Swingline Bank or the Issuing Bank or such Lender's or the Swingline Bank's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Swingline Bank's or the Issuing Bank's policies and the policies of such Lender's or the Swingline Bank's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Swingline Bank or the Issuing Bank to be material, then from time to time the Parent or the applicable Foreign Subsidiary Borrower shall pay to such Lender or the Swingline Bank or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Swingline Bank or the Issuing Bank or such Lender's or the Swingline Bank's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Swingline Bank or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Swingline Bank or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Parent and shall (if the determination of such amount or amounts is made on a reasonable and nondiscriminatory basis) be conclusive absent manifest error. The Parent or the applicable Foreign Subsidiary Borrower shall pay such Lender or the Swingline Bank or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after receipt by the Parent of the same.

          (d) Failure or delay on the part of any Lender or the Swingline Bank or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Swingline Bank or the Issuing Bank's right to demand such compensation; provided, however, that if any Lender or the Swingline Bank or the Issuing Bank demands such compensation in respect of a period prior to the date on which written demand therefor is given to the Parent, then the obligation of the Parent or the applicable Foreign Subsidiary Borrower to pay such compensation in respect of such period shall be limited to the three months prior to the giving of such written demand, plus (if such demand results from a retroactive change in the aforesaid law, regulation, interpretation, administration, or guideline) the period of such retroactivity; however, such limitation shall not apply in respect of the period from and after the giving of such written demand. The protection of this Section shall be available to each Lender and the Swingline Bank or the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

          Section 4.3. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan denominated in a particular currency or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan denominated in a particular currency, then, by written notice to the Parent (on behalf of itself or a Foreign Subsidiary Borrower, as applicable) and to the Administrative Agent:

          (x) such Lender may declare that LIBOR Loans in such currency will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and that Loans of any other Type will not thereafter (for such duration) be converted into LIBOR Loans denominated in such currency; whereupon (if such currency is dollars) any request for a LIBOR Borrowing in dollars (or to convert an ABR Borrowing into a LIBOR Borrowing in dollars or to continue a LIBOR Borrowing in dollars for an additional Interest Period) shall as to such Lender only be deemed a request for an ABR Loan unless such declaration is subsequently withdrawn; and

          (y) such Lender may require that all outstanding LIBOR Loans made by it in such currency be converted to ABR Loans (if such currency is dollars) or be repaid by the applicable Foreign Subsidiary Borrower (if such currency is a Foreign Currency), in which event all such LIBOR Loans shall be so converted or repaid (as applicable) as of the effective date of such notice as provided in paragraph (b) of this Section.

In the case of any conversion pursuant to the exercise by any Lender of its rights under clause (x) or (y) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loans in dollars that would have been made by such Lender or the converted LIBOR Loans in dollars of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans in dollars.

          (b) For purposes of this Section, a notice to the Parent by any Lender shall be effective as to each LIBOR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBOR Loan; in all other cases such notice shall be effective on the date of receipt by the Parent.

          Section 4.4. Indemnity. As to the Loans of each Borrower, such Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any LIBOR Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any LIBOR Loan to an ABR Loan, or the conversion of the Interest Period with respect to any LIBOR Loan, in each case other than on the last day of the Interest Period in effect therefor, or
(iii) any LIBOR Loan to be made by such Lender (including any LIBOR Loan to be made pursuant to a conversion or continuation under Section 2.11) not being made after notice of such Loan shall have been given by the Parent or applicable Foreign Subsidiary Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the LIBOR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent (on behalf of itself or the applicable Foreign Subsidiary Borrower) and shall (if the determination of such amount or amounts is made on a reasonable and nondiscriminatory basis) be conclusive absent manifest error.

          Section 4.5. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes except as otherwise required by applicable law; provided that, if any Borrower shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender, the Swingline Bank or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions, and (iii) the applicable Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, each Borrower shall pay any Other Taxes payable by it to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Borrower shall indemnify the Administrative Agent, each Lender, the Swingline Bank and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender, the Swingline Bank or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent (on behalf of itself or the applicable Foreign Subsidiary Borrower) by a Lender or the Swingline Bank or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Swingline Bank or the Issuing Bank, shall (if there is a reasonable basis for such payment or liability, and if the determination of the amount thereof is made on a reasonable basis) be conclusive absent manifest error.

          (d) After payment by a Borrower to the demanding party of the amount demanded pursuant to paragraph (c) of this Section, such Borrower shall be entitled to commence a legal proceeding against the applicable Governmental Authority to recover the Indemnified Taxes or Other Taxes so paid by the demanding party; and (after such payment by such Borrower to the demanding party) the demanding party shall at the sole expense of such Borrower cooperate with such Borrower as such Borrower may reasonably request with respect to such legal proceeding, provided that the demanding party may do so without material risk of liability.

          (e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the

Administrative Agent written evidence thereof reasonably satisfactory to the Administrative Agent.

          (f) If the Administrative Agent or any Lender determines, in its sole discretion, or becomes aware that it has received, or is entitled to, a refund of any Taxes or Other Taxes as to which it has been indemnified by the applicable Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section, the Administrative Agent or such Lender, as the case may be, shall pay over to such Borrower (i) such refund or (ii) if the Administrative Agent or such Lender, as the case may be, has decided to not make a claim for a refund to the relevant Governmental Authority, the amount of any refund the Administrative Agent or such Lender, as the case may be, would have been entitled, in its reasonable judgment, to receive had it made such claim (but, in each case, only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.

          (g) This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

          Section 4.6. Duty to Mitigate. If (i) any Lender or the Swingline Bank or the Issuing Bank shall request compensation under Section 4.2, (ii) any Lender or the Swingline Bank or the Issuing Bank delivers a notice described in
Section 4.3 or (iii) a Borrower is required to pay any additional amount to any Lender or the Swingline Bank or the Issuing Bank or any Governmental Authority on account of any Lender or the Swingline Bank or the Issuing Bank, pursuant to
Section 4.5, then such Lender or the Swingline Bank or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Swingline Bank or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Parent or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 4.2 or enable it to withdraw its notice pursuant to
Section 4.3 or would reduce amounts payable pursuant to Section 4.5, as the case may be, in the future. The Parent hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender or the Swingline Bank or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

          Section 4.7. Replacement of Lenders. If any Lender or the Swingline Bank or the Issuing Bank requests compensation under Section 4.2, or if any Lender or the Swingline Bank or the Issuing Bank delivers a notice described in
Section 4.3, or if a Borrower is required to pay any additional amount to any Lender, the Swingline Bank, the Issuing Bank or any Governmental Authority for the account of any Lender or the Swingline Bank or the Issuing Bank pursuant to Section 4.5, or if any Lender defaults in its obligation to fund Loans hereunder, then the Parent may, at its sole expense and effort, upon notice to such Lender or the Swingline Bank or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or the Swingline Bank or the Issuing Bank, as the case may be, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.5, which restrictions shall apply, for purposes of this Section, with reference to the Swingline Bank and the Issuing Bank, as well as with reference to a Lender) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if the assignee is not a Lender, the Parent shall have received the prior written consent of the Administrative Agent (and the Swingline Bank and the Issuing
Bank), which consent shall not be unreasonably withheld; and (ii) such Lender or the Swingline Bank or the Issuing Bank shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed L/C Disbursements and funded participations in Swingline Loans, accrued interest thereon and accrued fees and other amounts (including amounts under Sections 4.2, 4.3, 4.4 and 4.5) payable to it hereunder from the assignee or the applicable Borrower, and (if the Issuing Bank is to be the assignor) the Issuing Bank shall have received from the Parent cash collateral or other collateral satisfactory to it, having a value not less than the aggregate undrawn face amount of all Letters of Credit that are outstanding, as security for the reimbursement obligation of the Parent in respect of such Letters of Credit; and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.2 or payments required to be made pursuant to Section 4.3 or 4.5, such assignment will result in a reduction in such compensation or payments. A Lender, the Swingline Bank or the Issuing Bank (as the case may be) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender, the Swingline Bank or the Issuing Bank (as the case may be) or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply. The interests, rights and obligations hereunder of a Lender that serves as either or both of the Issuing Bank or the Swingline Bank hereunder shall include its interests, rights and obligations in all such capacities.

          Section 4.8. Certain Additional Costs. (a) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve
Rate) in respect of any of such Lender's Foreign Currency Loans, such Lender may require the Borrower to which such Lender has made a Foreign Currency Loan to pay, contemporaneously with each payment of interest on each of such Lender's Foreign Currency Loans subject to such requirements, additional interest on such Foreign Currency Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with requirements in relation to such Foreign Currency Loan. Any additional interest owed pursuant to this paragraph shall be determined by the relevant Lender, which determination (if made on a reasonable and nondiscriminatory basis) shall be conclusive absent manifest error, and notified to the Parent (on behalf of the applicable Foreign Subsidiary Borrower) (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Foreign Currency Loan, and such additional interest so notified by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Foreign Currency Loan.

          (b) If the cost to any Lender of making or maintaining any Loan to either Foreign Subsidiary Borrower is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that the applicable Foreign Subsidiary Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States, such Foreign Subsidiary Borrower shall indemnify such Lender for such increased cost or reduction. A certificate of a Lender setting forth the amount or amounts necessary to indemnify such Lender as specified in this paragraph shall be delivered to the Parent (on behalf of the applicable Foreign Subsidiary Borrower) and shall (if made on a reasonable and nondiscriminatory basis) be conclusive absent manifest error. The applicable Foreign Subsidiary Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by the Parent.

                        ARTICLE 5. CONDITIONS PRECEDENT.

          Section 5.1. Documentary Conditions Precedent. The execution and delivery of this Agreement by the Lenders, the Administrative Agent, the Swingline Bank and the Issuing Bank are subject to the condition precedent that the Administrative Agent shall have received not later than December 1, 2005 each of the following, in form and substance satisfactory to the Administrative Agent and its counsel:

          (a) if requested by any Lender prior to such date, a duly executed Syndicated Loan Note of the Parent, MWC and
Luxury, payable in each case to such Lender;

          (b) the Authorization Letter, duly executed by the Borrowers;

          (c) the Parent Guarantee, duly executed by the Parent; and the Initial Subsidiary Guarantees, duly executed by the Initial Subsidiary Guarantors;

          (d) a certificate of the Secretary or Assistant Secretary of the Parent, dated the Closing Date, attesting (i) to all corporate action taken by the Parent, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement; (ii) to a true and complete copy of its certificate of incorporation and by-laws;
(iii) to the names and true signatures of officers of the Parent authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by the Parent under this Agreement and (iv) to the good standing of the Parent in the State of New York, which shall be evidenced by a certificate of the appropriate Governmental Authority thereof;

          (e) a certificate of the Secretary (or equivalent officer) of MWC, dated the Closing Date, attesting (i) to all corporate action taken by MWC, including resolutions of its shareholders and its Board of Directors, authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement; (ii) to a true and complete copy of its organizational documents; and
(iii) to the
names and true signatures of officers of MWC authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by MWC under this Agreement;

          (f) a certificate of the Secretary (or equivalent officer) of Luxury, dated the Closing Date, attesting (i) to all corporate action taken by Luxury, including resolutions of its shareholders and its Board of Directors, authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement; (ii) to a true and complete copy of its organizational documents; and
(iii) to the names and true signatures of officers of Luxury authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by Luxury under this Agreement;

          (g) a certificate of the Secretary or Assistant Secretary of each Initial Subsidiary Guarantor dated the Closing Date, attesting (i) to all corporate action taken by such Initial Subsidiary Guarantor, including resolutions of its Board of Directors and consents of its members, authorizing the execution, delivery and performance of its Initial Subsidiary Guarantee;
(ii) to a true and complete copy of its certificate of incorporation and by-laws or certificate of formation and operating agreement (as applicable); (iii) to the names and true signatures of the officers of such Initial Subsidiary Guarantor authorized to sign its Initial Subsidiary Guarantee and (iv) to the good standing of such Subsidiary in the state of its organization, which shall be evidenced by a certificate of the appropriate Governmental Authority thereof;

          (h) a certificate of each of the Parent, MWC and Luxury, dated the Closing Date, stating that the representations and warranties in Article 6 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or an Event of Default;

          (i) opinions of domestic counsel for the Parent, the Foreign Subsidiary Borrowers and the Initial Subsidiary Guarantors (Timothy F. Michno, Esq. and Paul, Weiss, Rifkind, Wharton & Garrison LLP), dated the Closing Date, in substantially the forms of Exhibit C-1 and Exhibit C-2 (respectively) and as to such other matters as the Administrative Agent, any Lender, the Swingline Bank or the Issuing Bank may reasonably request;

          (j) an opinion of Swiss counsel for the Foreign Subsidiary Borrowers, dated the Closing Date, in substantially the form of Exhibit C-3 and as to such other matters as the Administrative Agent or any Lender may reasonably request;

          (k) evidence that the Parent has paid in full (i) all fees that are required to be paid by the Parent to the Lenders on the Closing Date; and (ii) the reasonable and documented fees and disbursements of New York and Swiss counsel for the Administrative Agent in connection with the closing of the transaction contemplated by this Agreement;

          (l) evidence that (i) the Borrowers have paid in full all amounts owing under the Credit Agreement dated as of June 17, 2003 among the Parent, Concord Watch Company, S.A., MWC, the lenders party thereto and JPMCB, as administrative agent, swingline bank and issuing bank, (ii) all commitments of such lenders thereunder have terminated and (iii) all letters of credit issued thereunder have been terminated, replaced or continued under this Agreement; and

          (m) such other approvals, opinions, certificates and documents as the Administrative Agent may reasonably request.

          Section 5.2. Additional Conditions Precedent. The obligations of the Lenders to make any Syndicated Loans pursuant to a Borrowing which increases the amount of Syndicated Loans outstanding hereunder (including the initial Borrowing), and of the Swingline Bank to make any Swingline Loan (including the initial Borrowing), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit hereunder, shall be subject to the further conditions precedent that on the date of such Syndicated Loans or such Swingline Loan or such issuance, amendment, renewal or extension of such Letter of Credit (as the case may be), the following statements shall be true:

          (a) the representations and warranties contained in Article 6 are true and correct in all material respects on and as of the date such Syndicated Loans are made or such Swingline Loan is made or such Letter of Credit is issued, amended, renewed or extended (as the case may be) as though made on and as of such date, provided that (i) any representation and warranty contained in
Section 6.5 that specifically relates to January 31, 2005 (other than the last sentence of Section 6.5) shall be true and correct as of January 31, 2005; and
(ii) any such representation or warranty which by its terms contains a materiality qualification is true and correct in all respects on and as of such date; and

          (b) no Default or Event of Default has occurred and is continuing, or would result from such Syndicated Loans or such Swingline Loans or the issuance, amendment, renewal or extension of such Letter of Credit.

          Section 5.3. Deemed Representations. Each Borrowing Request and each acceptance by the applicable Borrower of the proceeds of such Borrowing, and each request by the Parent for the issuance, amendment, renewal or extension of a Letter of Credit and each issuance, amendment, renewal or extension of a Letter of Credit, shall constitute a representation and warranty by the Borrowers that the statements contained in Section 5.2 are true and correct both on the date of such Borrowing Request or request with respect to a Letter of Credit and, unless the Parent otherwise notifies the Administrative Agent prior to such Borrowing or such issuance, amendment, renewal or extension, as of the date of such Borrowing or such issuance, amendment, renewal or extension.

                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

Each of the Borrowers hereby represents and warrants as follows (provided, however, that such representations and warranties by each Foreign Subsidiary Borrower shall be as to such Foreign Subsidiary Borrower and its Subsidiaries only):

          Section 6.1. Incorporation, Good Standing and Due Qualification. Each of the Parent and its Subsidiaries is duly incorporated or formed, validly existing and (where such concept exists) in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate, limited liability company or other power and authority to own its


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

assets and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation, limited liability company or partnership and in good standing under the laws of each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole.

          Section 6.2. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Borrowers and each Guarantor of the Facility Documents to which it is a party are within its corporate, limited liability company or other power and authority and have been duly authorized by all necessary corporate, limited liability company or other action and do not and will not: (a) require any consent or approval of its stockholders or members; (b) contravene any of its organizational documents; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Parent or any Subsidiaries or Affiliates of the Parent; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or Guarantor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by any Borrower or Guarantor; or (f) cause the Parent (or any Subsidiary or Affiliate of the Parent, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          Section 6.3. Legally Enforceable Agreements. Each Facility Document to which any Borrower or Guarantor is a party is a legal, valid and binding obligation of such Borrower or Guarantor (as the case may be) enforceable against such Borrower or Guarantor (as the case may be) in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

          Section 6.4. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened, against or affecting the Parent or any of its Subsidiaries before any court, governmental agency or arbitrator, as to which there is a reasonable possibility of determination adverse to the Parent or such Subsidiary and which (if determined adversely to the Parent or such Subsidiary) would, in any one case or in the aggregate, materially adversely affect the financial condition, operations or business of the Parent and its Subsidiaries taken as a whole or the ability of any Borrower or any Guarantor to perform its obligations under the Facility Documents to which it is a party.

          Section 6.5. Financial Statements. The consolidated and consolidating balance sheet of the Parent and its Consolidated Subsidiaries as at January 31, 2005, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity and the related consolidating income statement of the Parent and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the accompanying opinion of PricewaterhouseCoopers LLP, independent certified public accountants, copies of which have been furnished or made available to each of the Lenders, are complete and correct in all material respects and fairly present the financial condition of the Parent and its Consolidated Subsidiaries as at such date and the results of the operations of the Parent and its Consolidated Subsidiaries for the period covered by such statements, all in accordance with GAAP consistently applied. There are no liabilities of the Parent or any of its Consolidated Subsidiaries, fixed or contingent, which are material in relation to the consolidated financial condition of the Parent but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since January 31, 2005. No information, exhibit or report furnished by any Borrower to the Administrative Agent or any of the Lenders in connection with the negotiation of this Agreement, when read together with the financial statements referred to in this Section, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since January 31, 2005, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Parent and the Consolidated Subsidiaries taken as a whole.

          Section 6.6. Ownership and Liens. Each of the Parent and its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 6.5 (other than any properties or assets disposed of in the ordinary course of business, and other than properties and assets that are not material to the Parent and its Subsidiaries taken as a whole and other than any other sales that are permitted by this Agreement), and none of the properties and assets owned by the Parent or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder.

          Section 6.7. Taxes. Each of the Parent and its Subsidiaries has filed or has caused to be filed all tax returns (foreign, federal, state and local) required to be filed and has paid all material taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties, except for such taxes and other amounts as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and reflected on the consolidated balance sheet of the Parent.

          Section 6.8. ERISA. (a) No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Parent or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Parent, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole. Neither the Parent, nor any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole.

          (b) Neither the Parent nor any of its Subsidiaries has breached the fiduciary rules of ERISA or engaged in any prohibited transaction in connection with which the Parent or any of its Subsidiaries or ERISA Affiliates could be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited transactions) with a civil penalty assessed under Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, which suit, penalty or tax, in any case, would be materially adverse to the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole.

          (c) There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any Plan (other than a Multiemployer Plan) which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which would be materially adverse to the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole.

          (d) The present value of all vested accrued benefits under all Plans (other than Multiemployer Plans), determined as of the end of the Parent's most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Plans allocable to such vested accrued benefits by more than $20,000,000. The terms "present value", "current value", and "accrued benefit" have the meanings specified in Section 3 of ERISA.

          (e) Neither the Parent nor any of its Subsidiaries is or has ever been obligated to contribute to any Multiemployer Plan.

          Section 6.9. Subsidiaries and Ownership of Stock. Schedule III is a complete and accurate list, as of the Closing Date, of the Subsidiaries of the Parent, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Parent's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and (to the extent owned by the Parent or any other Subsidiary) is owned by the Parent or such other Subsidiary, as the case may be, free and clear of all Liens.

          Section 6.10. Credit Arrangements. Schedule IV is a complete and correct list, as of the Closing Date, of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing or for credit lines extended for the purchase of foreign-exchange contracts) in respect of which the Parent or any of its Subsidiaries is in any manner directly or contingently obligated to pay money (excluding trade payables in the ordinary course of business, and excluding other extensions of credit that do not exceed $500,000 in the aggregate of all such other extensions of credit), including all modifications thereof and amendments thereto; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens (if any) of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

          Section 6.11. Operation of Business. Each of the Parent and its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, necessary in any material respect to conduct the business substantially as now conducted of the Parent and its Subsidiaries taken as a whole, and neither the Parent nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

          Section 6.12. Hazardous Materials. The Parent and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the consolidated financial condition, operations or business of the Parent and its Consolidated Subsidiaries taken as a whole. The Parent and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the consolidated financial condition, operations or business of the Parent and its Consolidated Subsidiaries taken as a whole.

          In addition, except as set forth in Schedule V and except to the extent it would not have a material adverse effect on the consolidated financial condition, operations or business of the Parent and its Consolidated Subsidiaries taken as a whole:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the best of the Parent's knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Parent or any of its Subsidiaries to have any permit, license or authorization required under the Environmental Laws in connection with the conduct of the business of the Parent or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by the Parent or any of its Subsidiaries.

          (b) Neither the Parent nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Parent or any of its Subsidiaries; and

          (i) no polychlorinated biphenyl is present at any property now or owned or leased by the Parent or any of its Subsidiaries;

          (ii) no asbestos is present at any property now owned or leased by the Parent or any of its Subsidiaries;

          (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now owned or leased by the Parent or any of its Subsidiaries.

No Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now owned by the Parent or any of its Subsidiaries.

          (c) Neither the Parent nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System as provided by 40 C.F.R. Section 300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which are reasonably expected to lead to claims against the Parent or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

          (d) No Hazardous Material generated by the Parent or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Parent or any of its Subsidiaries at any location other than those listed in
Schedule V.

          (e) No oral or written notification of a Release of a Hazardous material has been filed by or on behalf of the Parent or any of its Subsidiaries and no property now owned or leased by the Parent or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

          (f) There are no Liens arising under or pursuant to any Environmental laws which have been imposed on any of the real property or properties owned or leased by the Parent or any of its Subsidiaries, and (to the best of the Parent's knowledge) no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Parent nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

          (g) There have been no environmental investigations, studies, audits, test, reviews or other analyses conducted by or which are in the possession of the Parent or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Parent or any of its Subsidiaries which have not been made available to the Lenders, except to the extent prepared to satisfy routine reporting obligations under the Environmental Laws.

          Section 6.13. No Default on Outstanding Judgments or Orders. Each of the Parent and its Subsidiaries has satisfied all judgments and neither the Parent nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except where any such defaults in the aggregate would not result in a material adverse effect on the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole.

          Section 6.14. No Defaults on Other Agreements. Neither the Parent nor any of its Subsidiaries is subject to any charter or corporate restriction which is reasonably expected to have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Parent or any of its Subsidiaries, or the ability of any Borrower or

Guarantor to carry out its obligations under the Facility Documents to which it is a party. Neither the Parent nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument which is reasonably expected to have a material adverse effect on the ability of any Borrower or Guarantor to carry out its obligations under the Facility Documents to which it is a party. The Parent is not in default in any respect under any of the Prudential Existing Notes (or under either note agreement pursuant to which they were issued) or under any outstanding Future Permitted Private Placement Debt (or under any note or other agreement pursuant to which such Debt shall have been issued). Neither the Parent nor any of its Subsidiaries is in default in any material respect under any other agreement or instrument to which the Parent or such Subsidiary is a party, except where any such defaults in the aggregate would not result in a material adverse effect on the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole.

          Section 6.15. Labor Disputes and Acts of God. Neither the business nor the properties of the Parent or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole.

          Section 6.16. Governmental Regulation. Neither the Parent nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed or to obtain letters of credit as contemplated hereby.

          Section 6.17. Partnerships. As of the Closing Date, neither the Parent nor any of its Subsidiaries is a partner in any partnership.

          Section 6.18. No Forfeiture. No Forfeiture Proceeding is pending.

          Section 6.19. Solvency.

          (a) The present fair saleable value of the assets of each Borrower after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Revolving Credit Commitments hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Borrower as they mature.

          (b) The property of each Borrower does not constitute unreasonably small capital for such Borrower to carry out its business as now conducted and as presently proposed to be conducted including the capital needs of such Borrower.

          (c) No Borrower intends to, nor does any Borrower believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower, and of amounts to be payable on or in respect of debt of such Borrower). The cash available to each Borrower after taking into account all other anticipated uses of the cash of such Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Borrower when such amounts are required to be paid.

          (d) No Borrower believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, such Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to each Borrower after taking into account all other anticipated uses of the cash of such Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

          Section 6.20. Certain Particular Assurances as to the Foreign Subsidiary Borrowers. (a) This Agreement and each of the other Facility Documents to which a Foreign Subsidiary Borrower is intended to be a party are in proper legal form under the law of Switzerland for the enforcement thereof against such Foreign Subsidiary Borrower under such law. All formalities required in Switzerland for the validity and enforceability of this Agreement and each of such other Facility Documents (including, without limitation, any necessary registration, recording or filing with any court or other authority in Switzerland) have been accomplished, and no Taxes are required to be paid to Switzerland, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability hereof or thereof.

          (b) This Agreement and the other Facility Documents to which a Foreign Subsidiary Borrower is intended to be a party and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of such Foreign Subsidiary Borrower, and rank and will at all times rank in right of payment and otherwise at least pari passu with all other unsecured Debt of such Foreign Subsidiary Borrower whether now existing or hereafter outstanding, except for such preferences as are provided by any mandatory applicable provision of law. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the property or revenues of any Foreign Subsidiary Borrower or any of its Subsidiaries, except as expressly permitted by Section 8.3.

          (c) Each Foreign Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and each of the other Facility Documents to which it is intended to be a party. The execution, delivery and performance by each Foreign Subsidiary Borrower of this Agreement and each of such other Facility Documents constitute private and commercial acts rather than public or governmental acts. No Foreign Subsidiary Borrower, nor any of its properties or revenues, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Foreign Subsidiary Borrower under this Agreement or any of such other Facility Documents.

          (d) The inclusion in this Article of the representations and warranties contained in this Section shall not limit the generality of the other representations and warranties contained in this Article with reference to the Foreign Subsidiary Borrowers.

                        ARTICLE 7. AFFIRMATIVE COVENANTS.

          So long as any of the Notes shall remain unpaid, or any Letter of Credit shall remain outstanding, or any Lender shall have any Revolving Credit Commitment under this Agreement, the Parent shall:

          Section 7.1. Maintenance of Existence. Preserve and maintain (except as otherwise permitted by Section 8.7 or Section 8.8 or Section 8.10), and cause each of its Subsidiaries (other than Inactive Subsidiaries) to preserve and maintain (except as otherwise permitted by Section 8.7 or Section 8.8 or Section 8.10), its corporate, limited liability company or other existence and good standing in the jurisdiction of its incorporation or organization, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation, limited liability company or other entity in each jurisdiction in which the failure to be so qualified would have a material adverse effect on (a) the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole; (b) the ability of any Borrower or any Guarantor to perform any of its obligations under any Facility Document; (c) the legality, validity or enforceability of any Facility Document; or (d) the rights of, or remedies available to the Administrative Agent and the Lenders under any Facility Document.

          Section 7.2. Conduct of Business. Continue, and cause each of its Subsidiaries (other than Inactive Subsidiaries) to continue, to engage primarily in the Core Business.

          Section 7.3. Maintenance of Properties. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of the properties (tangible and intangible) necessary or useful in the proper conduct of the business of the Parent and its Subsidiaries in good working order and condition (ordinary wear and tear excepted), except to the extent that such properties are not material to the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole.

          Section 7.4. Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in compliance with then-current guidelines as to generally accepted accounting principles, reflecting all financial transactions of the Parent and its Subsidiaries.

          Section 7.5. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

          Section 7.6. Compliance with Laws; Payment of Taxes. (a) Comply, and cause each of its Subsidiaries to comply, with all applicable laws (including all Environmental Laws), rules, regulations and orders, the noncompliance with which would materially adversely affect (i) the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Borrower or any Guarantor to perform any of its obligations under any Facility Document, (iii) the legality, validity or enforceability of any Facility Document, or (iv) the rights of or remedies available to the Administrative Agent and the Lenders under any Facility Document. Without limiting the generality of the foregoing, the Parent shall cause each Foreign Subsidiary Borrower to obtain and maintain at all times in effect all such governmental licenses, authorizations, consents, permits and approvals as may be required for such Foreign Subsidiary Borrower to borrow and repay the Borrowings of such Foreign Subsidiary Borrower and to comply with all the other obligations of such Foreign Subsidiary Borrower under this Agreement and the other Facility Documents to which such Foreign Subsidiary Borrower is a party; and

          (b) Pay or discharge, and cause each of its Subsidiaries to pay or discharge, before the same become delinquent all taxes, assessments and governmental charges imposed upon the Parent or any Subsidiary or any of their respective properties; provided, however, that the Parent shall not be required to pay or discharge or cause to be paid or discharged, any such tax, assessment or governmental charge the applicability or validity of which is being contested by the Parent or such Subsidiary in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

          Section 7.7. Right of Inspection. At any reasonable time and from time to time and upon reasonable prior notice, permit the Administrative Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any such Subsidiary with any of their respective officers and directors and the Parent's independent accountants so long as the Parent is afforded an opportunity to be present during such discussions with such accountants; provided that each such visit or discussion shall be at the sole expense of the Administrative Agent or any Lender, as applicable, unless a Default or an Event of Default shall have occurred and be continuing at the time thereof in which case the reasonable and documented expenses of the Administrative Agent or any Lender, as applicable, in connection thereof shall be paid or reimbursed by the Parent.

          Section 7.8. Reporting Requirements. Furnish directly to each of the
Lenders:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a consolidated and consolidating balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statements of cash flows and changes in stockholders' equity and a consolidating income statement of the Parent and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated statements audited and accompanied by an opinion thereon by PricewaterhouseCoopers LLP or other independent accountants of national standing selected by the Parent and acceptable to the Required Lenders (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material


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

respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of the Parent, a consolidated and consolidating balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such quarter and a consolidated income statement and statements of cash flows and changes in stockholders' equity and a consolidating income statement of the Parent and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the chief financial officer of the Parent (subject to year-end adjustments);

          (c) simultaneously with the delivery of the financial statements referred to above, a certificate of the chief financial officer of the Parent
(i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating whether there has been compliance with the covenants contained in
Article 9, and with the financial covenants contained in the agreements between the Parent and The Prudential Insurance Company of America pursuant to which the Prudential Existing Notes and (if applicable) the Prudential Shelf Notes have been issued, and with the financial covenants contained in the agreements pursuant to which all other Future Permitted Private Placement Debt shall have been issued;

          (d) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Parent or any of its Subsidiaries which would reasonably be expected to have a material adverse effect on (i) the business, financial condition or operations of the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Borrower or any Guarantor to perform any of its obligations under any Facility Document, (iii) the legality, validity or enforceability of any Facility Document, or (iv) the rights of or remedies available to the Administrative Agent and the Lenders under any Facility Document;

          (e) as soon as possible and in any event within 10 days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Parent with respect thereto;

          (f) as soon as possible, and in any event within ten days after the Parent receives notice from the PBGC or any other Person, or otherwise acquires knowledge, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Parent setting forth details respecting such event or condition and the action, if any, which the Parent or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Parent or an ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Parent or an ERISA Affiliate to terminate any Plan;

          (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by the Parent or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Parent or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Parent or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days;

          (vi) the adoption of an amendment to any Plan that pursuant to a notification letter from the Internal Revenue Service under Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Parent or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for the Parent or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

          (viii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Parent.

          (g) promptly after the request of any Lender, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Parent or an ERISA Affiliate;

          (h) upon the request of the Administrative Agent, promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section;

          (i) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Parent or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Parent or any such Subsidiary files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

          (j) promptly after the commencement thereof or promptly after the Parent knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

          (k) such other information respecting the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

          Section 7.9. Subsidiary Guarantee. Cause:

          (a) each domestic Subsidiary of the Parent whose assets at any time represent (10% or more of the total assets of the Parent and its Consolidated Subsidiaries, and

          (b) each domestic Subsidiary of the Parent that owns any trademark, tradename, tradedress or patent as a result of a transfer thereof by the Parent or any of its Subsidiaries to such domestic Subsidiary, and

          (c) each other domestic Subsidiary of the Parent, other than domestic Subsidiaries whose combined assets represent less than 15% of the total assets of the Parent and its Consolidated Subsidiaries, to execute and deliver to the Administrative Agent a Subsidiary Guarantee, together with written evidence satisfactory to the Administrative Agent that such Subsidiary Guarantee has been duly authorized by all necessary action; the same shall be delivered to the Administrative Agent (in multiple duplicate original copies, one for each Lender, the Swingline Bank, the Issuing Bank and the Administrative Agent) within 30 days after the date on which (in the case of clause (a)) the assets of such Subsidiary first represent 10% or more of the total assets of the Parent and its Consolidated Subsidiaries, or (in the case of clause (b)) such Subsidiary acquires ownership of such trademark, tradename, tradedress or patent, or (in the case of clause (c)) the 15% limit described in clause (c) is exceeded.

          Section 7.10. Equal and Ratable Lien. Make or cause to be made, if any property (whether now owned or hereafter acquired) is subjected to a Lien in violation of Section 8.3, effective provision reasonably satisfactory in form and substance to the Required Lenders whereby the obligations of the Borrowers under this Agreement and the Notes will be secured by such Lien equally and ratably with any and all other liabilities secured thereby. Such violation of
Section 8.3 shall be an Event of Default, whether or not any such provision is made pursuant to this Section.

                         ARTICLE 8. NEGATIVE COVENANTS.

          So long as any of the Notes shall remain unpaid, or any Letter of Credit shall be outstanding, or any Lender shall have any Revolving Credit Commitment under this Agreement, the Parent shall not:

          Section 8.1. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

          (a) Debt of each Borrower under this Agreement, the other Facility Documents (including, for the avoidance of doubt, any increase under Section 2.16) and the Other Credit Agreement;

          (b) Debt described in Schedule IV (including the Prudential Shelf Notes), including renewals, extensions or refinancings thereof (and including refinancings by institutions other than those institutions identified on
Schedule IV), provided that the principal amount thereof does not increase;

          (c) Debt of the Parent subordinated (on terms satisfactory to the Administrative Agent and the Required Lenders) to the Parent's obligations under this Agreement and the other Facility Documents;

          (d) Debt of the Parent to any Subsidiary; and Debt of any Subsidiary to the Parent or to another Subsidiary, provided that the aggregate amount at any time outstanding of all Debt of Subsidiaries to the Parent or to other Subsidiaries does not exceed 20% of the Consolidated Tangible Net Worth at the time of determination;

          (e) Debt consisting of leases permitted under Section 8.4 or of guaranties permitted under subsections (a), (b), (c), (d) and (g) of Section 8.2;

          (f) Future Permitted Private Placement Debt; and

          (g) other Debt of the Parent or any Subsidiary of the Parent, provided that (i) the aggregate amount of such Debt outstanding at any time shall not exceed $25,000,000 (as to all of the Parent and its Subsidiaries) and (ii) the aggregate amount of liability in respect of letters of credit (excluding Letters of Credit issued under this Agreement) outstanding at any time shall not exceed $10,000,000 (as to all of the Parent and its Subsidiaries) (which liability shall include liability for outstanding letters of credit that have not been drawn upon, as well as outstanding reimbursement obligations as to letters of credit that have been drawn upon; and which $10,000,000 limitation shall be inclusive of the letters of credit identified in Schedule IV and renewals and extensions thereof).

          Section 8.2. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, asset, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except

          (a) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (b) guaranties by Subsidiaries pursuant to Section 7.9, the Parent Guarantee and the guaranty of the Parent in respect of obligations under the Other Credit Agreement;

          (c) guaranties by the Parent of ordinary rent obligations incurred by any of its Subsidiaries for the lease of retail stores; provided, however, that the aggregate of the amount so guaranteed for foreign Subsidiaries shall not exceed $5,000,000 at any time;

          (d) guaranties by the Parent of obligations incurred by any of its domestic Subsidiaries in the ordinary course of business other than for borrowed money, letters of credit or acceptance financing;

          (e) guaranties by the Parent in favor of any of its Subsidiaries, and guaranties by any Subsidiary of the Parent in favor of the Parent or another Subsidiary of the Parent, as to obligations owing to the guaranteed party by a Subsidiary of the Parent or by the Parent; provided, however, that in no event shall the outstanding guaranty liability permitted by this clause (e) exceed at any time $20,000,000 as to the Parent and its Subsidiaries in the aggregate;

          (f) letters of credit permitted under Section 8.1 (including Letters of Credit issued hereunder);

          (g) guaranties by the Subsidiary Guarantors of the Prudential Existing Notes and any Future Permitted Private Placement Debt including renewals, extensions or refinancings thereof; and

          (h) other guaranties, provided, however, that in no event shall the outstanding guaranty liability permitted by this clause (h) exceed at any time $2,000,000 as to the Parent and its Subsidiaries in the aggregate.

          Section 8.3. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired (including, without limitation, any Lien upon any stock or other securities issued by a Subsidiary), except:


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

          (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

          (c) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to amounts on deposit in one or more bank accounts maintained by the Parent and its Subsidiaries, in each case granted in the ordinary course of business in favor of one or more banks or other depositary institutions with which such accounts are maintained; provided that such Liens shall not secure the repayment of any Debt for borrowed money;

          (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

          (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

          (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Parent or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

          (h) Liens securing obligations of any Subsidiary to the Parent;

          (i) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

          (i) any property subject to any of the foregoing is acquired by the Parent or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

          (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 95% of the lesser of cost or fair market value as


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

     of the time of acquisition of the property covered thereby to the Parent or such Subsidiary acquiring the same;

          (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon, attachments thereto and proceeds thereof; and

          (iv) the related expenditure is permitted under Section 9.3;

          (j) Liens identified on Schedule IV, including renewals, extensions or refinancings thereof (and including refinancings by institutions other than those institutions identified on Schedule IV), provided that the principal amount secured by such Liens does not increase;

          (k) other Liens, provided that in no event shall the outstanding liabilities secured by Liens permitted by this clause (k) exceed at any time $2,000,000 as to the Parent and its Subsidiaries in the aggregate.

          Section 8.4. Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except:

          (a) leases existing on the date of this Agreement and any extensions or renewals thereof;

          (b) Capital Leases permitted by Sections 8.1 and 8.3; and

          (c) other leases (excluding Capital Leases) that are, in the judgment of the management of the Parent, appropriate for the business objectives of the Parent and its Subsidiaries.

          Section 8.5. Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets (except as otherwise permitted by this Agreement), obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except:

          (a) direct obligations of the United States of America or any agency thereof with maturities of two years or less from the date of acquisition;

          (b) commercial paper of a domestic issuer rated at least "A-1" by S&P or "P1" by Moody's;

          (c) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition issued by any commercial bank whose (or whose parent company's) short-term commercial paper rating is rated at least "A-1" by S&P or "P-1" by Moody's.;


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

          (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Parent or any such Subsidiary;

          (e) inventory purchased in the ordinary course of business of the Parent or such Subsidiary;

          (f) any Acquisition permitted by Section 8.11;

          (g) investments in shares of investment companies registered under the Investment Company Act of 1940 which are no-load money-market funds and which invest primarily in obligations of the type described in clauses (a), (b) and
(c) of this Section and which are classified as current assets in accordance with GAAP, provided that any such investment company shall have an aggregate net asset value of not less than $50,000,000;

          (h) advances to employees of the Parent or any of its Subsidiaries that do not exceed $500,000 outstanding at any time in the aggregate as to all such employees of the Parent and its Subsidiaries;

          (i) loans and advances permitted by Section 8.1(d), other investments by any foreign Subsidiary of the Parent in any other foreign Subsidiary of the Parent that is wholly owned by the Parent and other investments by the Parent or any Subsidiary of the Parent in any other Subsidiary of the Parent;

          (j) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (k) other investments of up to $15,000,000 in the aggregate as to all of the Parent and its Subsidiaries;

          (l) as permitted under Sections 8.7(c), 8.7(d) and 8.7(e);

          (m) Permitted Investments made by the Administrative Agent for the account of the Parent or a Foreign Subsidiary Borrower pursuant to Section 2.13(f); and

          (n) taxable or tax-exempt municipal securities that have an established secondary market, asset-backed securities and/or corporate bonds, in each case which are rated "A2" or better by Moody's or "A" or better by S&P.

          Section 8.6. Dividends. Declare or pay any dividends (other than dividends payable solely in shares of its common stock), purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Parent, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Parent or another such Subsidiary


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

(except as permitted by Section 8.8(b)), except that the Parent may pay dividends or acquire its stock (or both), provided that:

          (x) no Default or Event of Default exists either immediately prior to such payment or acquisition, or after giving effect to such payment or acquisition; and

          (y) the aggregate amount expended by the Parent after January 31, 2005 for all such dividends and acquisitions does not exceed the sum of (i) $75,000,000, plus (ii) 50% of the cumulative net income of the Parent for its fiscal year ending January 31, 2006 and each subsequent fiscal year that shall have ended prior to the payment of such dividend or the acquisition of such stock (which net income for any year shall be adjusted to exclude non-recurring gains, except to the extent that the Parent shall have received actual cash representing such gain in such year), less (iii) 100% of the cumulative net loss (if any) of the Parent for its fiscal year ending January 31, 2006 and each subsequent fiscal year that shall have ended prior to the payment of such dividend or the acquisition of such stock.

and except that any Subsidiary may pay dividends or make distributions to the Parent and to any Subsidiary of the Parent.

          Section 8.7. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except:

          (a) for inventory disposed of in the ordinary course of business;

          (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;

          (c) that any such Subsidiary may sell, lease, assign, transfer or otherwise dispose of its assets to the Parent, and except that any such Subsidiary (other than a Foreign Subsidiary Borrower) may sell, lease, assign, transfer or otherwise dispose of its assets to another Subsidiary that shall have previously executed and delivered a Guarantee pursuant to Section 7.9, and except that any Foreign Subsidiary Borrower may sell, lease, assign, transfer or otherwise dispose of its assets to the other Foreign Subsidiary Borrower;

          (d) that any foreign Subsidiary of the Parent (other than a Foreign Subsidiary Borrower) may sell, lease, assign, transfer or otherwise dispose of its assets to another foreign Subsidiary of the Parent that is wholly owned by the Parent;

          (e) as contemplated under Section 8.8(a) or (b); and

          (f) for Designated Sales (provided that (i) all the outstanding shares of each Foreign Subsidiary Borrower shall at all times be wholly owned directly or indirectly by the Parent, (ii) no Default or Event of Default has occurred and is continuing at the time of any such sale and (iii) after giving effect to any such sale, the Parent shall be in pro forma compliance with the covenants in
Article 9 (and, in the case of each Designated Sale of assets exceeding a


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

fair market value of $10,000,000, the Parent shall have provided to the Administrative Agent a certificate of the chief financial officer of the Parent certifying to and setting forth in reasonable detail computations demonstrating such compliance at, or immediately prior to, the time of such sale)).

In no event shall any disposition of assets by the Parent or any Subsidiary be for less than fair market value.

          Section 8.8. Stock of Subsidiaries, Etc. Sell or otherwise dispose of, or permit any of its Subsidiaries to sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries, except:

          (a) for a sale of all or substantially all of the stock of any Subsidiary for less than $3,000,000 where (i) the sales proceeds are made available to the Parent and (ii) such proceeds represent the fair value of such Subsidiary;

          (b) the shares of any foreign Subsidiary of the Parent may be sold to another foreign Subsidiary of the Parent or to the Parent, except that the outstanding shares of each Foreign Subsidiary Borrower shall at all times be majority-owned directly or indirectly by the Parent;

          (c) the shares of any domestic Subsidiary of the Parent may be sold to another domestic Subsidiary of the Parent and that is a Guarantor or to the Parent; and

          (d) for Designated Sales (provided, however, that all the outstanding shares of each Foreign Subsidiary Borrower shall at all times be wholly owned directly or indirectly by the Parent);

or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares and except in connection with a transaction permitted by clause (a), (b) or (c) of this Section to the extent necessary to effectuate such transaction; provided that, notwithstanding the foregoing or anything in this Agreement to the contrary, the Parent may acquire and own a majority interest in one or more entities incorporated in jurisdictions outside of the United States of America.

          Section 8.9. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Parent's or such Subsidiary's business (including without limitation direct and indirect promotional and advertising efforts of the Parent, consistent with past practice) and upon fair and reasonable terms that are (except for loans and advances permitted by clauses (h) and (j) of Section 8.5) no less favorable to the Parent or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate, and except for (i) transactions between the Parent and any Subsidiary or between Subsidiaries, (ii) Investments permitted under Section 8.5, (iii) dividends or other payments permitted under
Section 8.6, (iv) any employment, compensation, indemnification, noncompetition or confidentiality agreement or arrangement


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

entered into by the Borrowers or any of their respective Subsidiaries with their employees or directors in the ordinary course of business and (v) transactions listed in Schedule VI.

          Section 8.10. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or of a line of business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except:

          (a) for Acquisitions that are permitted pursuant to Section 8.11;

          (b) sales of assets that are permitted pursuant to clauses (c) and (d) of Section 8.7 and clauses (a), (b) and (c) of Section 8.8; and

          (c) for Designated Sales (provided, however, that all the outstanding shares of each Foreign Subsidiary Borrower shall at all times be wholly owned directly or indirectly by the Parent).

          Section 8.11. Acquisitions. Make any Acquisition unless:

          (i) no Default or Event of Default exists either immediately prior to such Acquisition or after giving effect to such Acquisition;

          (ii) such Acquisition is approved by the board of directors of the corporation (if any) which is the subject of such Acquisition, or is recommended by such board to the shareholders of such corporation; and

          (iii) if the principal business of the corporation or other entity which is the subject of such Acquisition is not in the Core Business, then the aggregate amount expended by the Parent or any Subsidiary for such Acquisition, and for all other Acquisitions where the principal business of the corporation or other entity which is the subject thereof is not in the Core Business, is not more than $20,000,000.

As used herein, the term "Acquisition" means any transaction pursuant to which the Parent or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation or other entity other than the Parent or any corporation which is not then a Subsidiary of the Parent, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation or other entity a Subsidiary of the Parent, or causes any such corporation or other entity to be merged into the Parent or any of its Subsidiaries, in any case pursuant to a merger, purchase of securities or of assets or any reorganization providing for the delivery or issuance to the holders of the then outstanding securities of such corporation or other entity, in exchange for such securities, of cash or securities of the Parent or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the assets or of any line of business of any corporation or other entity.


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          Section 8.12. No Material Change in Business. Make or permit any of its Subsidiaries (other than an Inactive Subsidiary) to make a material change in the nature of its business such that it is no longer primarily engaged in the Core Business.

          Section 8.13. No Restriction. Agree, or permit any of its Subsidiaries to agree, to any restriction on the right of any Subsidiary to pay to the Parent any dividends or repayments of loan advances.

          Section 8.14. Swap and Exchange Agreements. Enter into, or permit any of its Subsidiaries to enter into, any interest-rate swap, cap, floor, collar or other similar agreement, or any foreign exchange contract, currency swap agreement or other similar agreement, except for the purpose of hedging its risk in the ordinary course of business.

                         ARTICLE 9. FINANCIAL COVENANTS.

          So long as any of the Notes shall remain unpaid, or any Letter of Credit shall remain outstanding, or any Lender shall have any Revolving Credit Commitment under this Agreement:

          Section 9.1. Interest Coverage Ratio. The Parent shall not permit, as of the last day of any fiscal quarter of the Parent, the Interest Coverage Ratio for the period of the four consecutive fiscal quarters ending on such day to be less than 3.5 to 1.0.

          Section 9.2. Average Debt Coverage Ratio. The Parent shall not permit, as of the last day of any fiscal quarter of the Parent, the Average Debt Coverage Ratio for the period of four consecutive fiscal quarters ending on such day to be greater than 3.25 to 1.0.

          Section 9.3. Capital Expenditures. The Parent shall not permit (a) Consolidated Capital Expenditures to exceed $25,000,000 for any fiscal year and
(b) the sum of Consolidated Capital Expenditures to exceed $100,000,000 during the period from February 1, 2005 through the Maturity Date; provided that (i) if the amount of Consolidated Capital Expenditures made in any fiscal year shall be less than the maximum amount permitted under clause (a) above (before giving effect to any carryover), then the unused portion of such maximum amount may be added to the amount of Consolidated Capital Expenditures permitted under such clause (a) for the immediately succeeding (but not any other) fiscal year and
(ii) the maximum amount permitted under clauses (a) and (b) above shall be increased by the amount of net cash insurance proceeds, or proceeds of a condemnation award or other compensation, received by the Parent and its Subsidiaries during the relevant period in respect of any loss of, damage to or destruction of, or any condemnation or taking of, property (provided that no later than 30 days after the end of the fiscal quarter in which such proceeds are so received, the Parent shall have delivered to the Administrative Agent setting forth in reasonable detail the amount of such net cash proceeds).

                         ARTICLE 10. EVENTS OF DEFAULT.

          Section 10.1. Events of Default. Any of the following events shall be an "Event of Default":


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          (a) any Borrower shall: (i) fail to pay the principal of any of its
Notes as and when due and payable; or (ii) fail to pay interest on any of its Notes or any fee or other amount due from it hereunder as and when due and payable and such failure shall continue for three days;

          (b) any representation or warranty made or deemed made by any Borrower or a Guarantor in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) any Borrower shall: (i) fail to perform or observe any term, covenant or agreement required to be performed or observed by it that is contained in Section 2.15 or Section 3.12, or Articles 8 or 9; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section) in any Facility Document and (in the case of a failure referred to in this clause (ii)), such failure shall continue for 30 consecutive days;

          (d) the Parent or any of its Subsidiaries shall: (i) fail to pay any indebtedness, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Parent or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by installment, scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, provided that (in the case of both (i) and (ii)) the aggregate principal amount of such indebtedness as to which such failure to pay has occurred (and not merely the installment or other portion thereof not paid), or as to which the maturity is or is permitted to be accelerated by reason of such failure to perform or observe, shall be $5,000,000 or more; or any such indebtedness whose principal amount is $5,000,000 or more shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (e) the Parent or any of its Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement or readjustment of debt law or statute, or (except in the case of an Inactive Subsidiary) any dissolution or liquidation law or statute, of any jurisdiction whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.3 (a)); or (v) by any act or omission shall indicate its consent to,


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approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

          (f) one or more judgments, decrees or orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Parent or any of its Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 60 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

          (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Parent is under an obligation to furnish a report to the Lenders in accordance with Section 7.8(f) and as a result of such event or condition, together with all other such events or conditions, the Parent or any ERISA Affiliate has incurred or in the opinion of the Required Lenders is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Parent and its Subsidiaries, on a consolidated basis;

          (h) the Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material;

          (i) if at any time the capital stock of the Parent owned by the Grinberg Group represents less than 25% of the voting power of (x) all outstanding capital stock of the Parent and (y) all outstanding securities and rights that are then convertible into or exchangeable for capital stock of the Parent or upon the exercise of which capital stock of the Parent will be issued in respect of such securities or rights;

          (j) there is a seizure by or forfeiture in favor of any Governmental Authority of any property of the Parent or any of its Subsidiaries having a value in excess of $5,000,000, other than (i) by an eminent domain proceeding where the Parent or such Subsidiary receives reasonable compensation therefor; or (ii) if such seizure or forfeiture does not have a material adverse effect on the financial condition, business or operations of the Parent and its Subsidiaries taken as a whole or on the ability of any Borrower or any Guarantor to perform any of its obligations under any Facility Document; or

          (k) the Parent Guarantee or any Subsidiary Guarantee shall at any time after its execution and delivery and for any reason cease to be in full force and effect (except as permitted by Section 12.1(a)(vii)) or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor thereunder, or such Guarantor shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder.

          Section 10.2. Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent may or, upon request of the Required Lenders, shall by notice to the


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Parent (on behalf of itself and the Foreign Subsidiary Borrowers), do any or all of the following: (a) declare the Revolving Credit Commitments to be terminated, whereupon the same shall forthwith terminate; (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement or the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower (provided that, in the case of an Event of Default referred to in Section 10.1(e) as to any Borrower, the Revolving Credit Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without any notice and without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower); and (c) direct the Parent immediately to pay (and the Parent agrees that upon receipt of such a notice, or upon the occurrence of an Event of Default referred to in Section 10.1(e) as to any Borrower, the Parent will immediately pay) to the Administrative Agent such additional amount of cash as is equal to the L/C Exposure to the extent not already secured by cash collateral under Section 2.13, to be held by the Administrative Agent in the Cash Collateral Account as security for the Parent's reimbursement obligation in respect of Letters of Credit.

    ARTICLE 11. THE ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS AND PARENT.

          Section 11.1. Appointment, Powers and Immunities of Administrative Agent. Each Lender (in its capacity as Lender and, as applicable, Swingline Bank and Issuing Bank) hereby irrevocably (but subject to removal by the Required Lenders pursuant to Section 11.9) appoints and authorizes the Administrative Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer or official of any Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or the reimbursement obligations in respect of Letters of Credit or for any failure by any Borrower or any Guarantor to perform any of its obligations hereunder or under any other Facility Document. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any


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other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

          Section 11.2. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the holder of the Loans made by it and its participations in Letters of Credit for all purposes hereof unless and until an Assignment and Assumption Agreement shall have been furnished to the Administrative Agent in accordance with Section 12.5, but the Administrative Agent shall not be required to deal with any Person who has acquired a participation in any Loan or any such participation from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Loan or any such participation.

          Section 11.3. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent has received notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 11.8 and Section 12.1(a)) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Administrative Agent shall not be required to take any such action which it determines to be contrary to law.

          Section 11.4. Rights of Administrative Agent as a Lender. With respect to its Revolving Credit Commitment and the Loans made by it and the Letters of Credit, the entity which is the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the entity which is the Administrative Agent in its capacity as a Lender. The entity which is the Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Parent (and any of its Affiliates) as if it were not acting as the Administrative Agent, and the entity which is the Administrative Agent may accept fees and other consideration from any


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Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Administrative Agent and its Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Parent, its Affiliates and such other Persons, the Administrative Agent shall have no duty to disclose such information to the Lenders.

          Section 11.5. Indemnification of Administrative Agent. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.3 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrowers under Section 12.3 or such provisions), ratably in accordance with their respective Pro Rata Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which any Borrower is obligated to pay under
Section 12.3 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          Section 11.6. Documents. The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Administrative Agent for such Lender.

          Section 11.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Parent and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Parent or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent or any Subsidiary (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. The Administrative Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this


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Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

          Section 11.8. Failure of Administrative Agent to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section 11.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          Section 11.9. Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Parent (on behalf of itself and the Foreign Subsidiary Borrowers). Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject (unless an Event of Default exists) to the approval of the Parent, which approval shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, subject (unless an Event of Default exists) to the approval of the Parent, which approval shall not be unreasonably withheld, which shall be a Lender or (if no Lender accepts the appointment) a bank which has an office in New York, New York and London and has a combined capital and surplus of at least $1,000,000,000. The Required Lenders or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify the Parent (on behalf of itself and the Foreign Subsidiary Borrowers) and the other Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          Section 11.10. Amendments Concerning Agency Function. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

          Section 11.11. Liability of Administrative Agent. The Administrative Agent shall not have any liabilities or responsibilities to any Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of any Borrower or any Guarantor to perform its obligations hereunder or under any other Facility Document.

          Section 11.12. Delegation of Agency Functions. The Administrative Agent may perform any and all its duties and exercise any or all of its rights and powers by or through any


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one or more sub-agents appointed by the Administrative Agent. The Administrative
Agent and any such sub-agent may perform any and all its duties and exercise any and all of its rights and powers through their respective Affiliates. The exculpatory provisions as to the Administrative Agent contained in this Article shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent.

          Section 11.13. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or a Borrower (either one as appropriate being the "Payor") (or by the Parent on behalf of a Foreign Subsidiary Borrower) prior to the date on which such Lender is to make payment hereunder to the Administrative Agent of the proceeds of a Loan or such Borrower is to make payment to the Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment (and, if such recipient is a Borrower and the Payor Lender fails to pay the amount thereof to the Administrative Agent forthwith upon demand, such Borrower) shall, on demand, repay to the Administrative Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of a Borrower, the interest rate applicable at such time to the applicable Loan, and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If a Lender makes a Required Payment to the Administrative Agent pursuant to the immediately preceding sentence and a Borrower shall have repaid such amount to the Administrative Agent pursuant to such sentence, the Administrative Agent shall promptly return to such Borrower any amount (including interest) paid by such Borrower to the Administrative Agent pursuant to such sentence.

          Section 11.14. Withholding Taxes. Each Lender represents to the Administrative Agent and the Parent that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax imposed by the United States of America and will furnish to the Administrative Agent such forms, certifications, statements and other documents as the Administrative Agent may reasonably request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by any Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Administrative Agent Form W-8ECI or Form W-8BEN of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Administrative Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Loan or reimbursement of a drawing under a Letter of Credit or such Lender's Revolving Credit


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Commitment until such Lender shall have furnished to the Administrative Agent the requested form, certification, statement or document.

          Section 11.15. Several Obligations and Rights of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. No Lender shall be responsible for any failure of the Swingline Bank to make a Swingline Loan required to be made hereunder, or for any failure of the Issuing Bank to issue a Letter of Credit required to be issued hereunder. The amounts payable at any time hereunder to each Lender, the Swingline Bank and the Issuing Bank shall be a separate and independent debt, and each of them shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other of them to be joined as an additional party in any proceeding for such purpose.

          Section 11.16. Pro Rata Treatment of Syndicated Loans, Etc. Except to the extent otherwise expressly provided: (a) each Borrowing of Loans pursuant to
Section 2.1 shall be made from the Lenders, each reduction or termination of the amount of the Revolving Credit Commitments under Section 2.10 shall be applied to the Revolving Credit Commitments, and each payment of Commitment Fees accruing under Section 2.7 shall be made for the account of the Lenders, pro rata according to the amounts of their respective unused Revolving Credit Commitments; (b) each conversion under Section 2.11 of Syndicated Loans of a particular Type (but not conversions provided for by Article 4), shall be made pro rata among the Lenders holding Syndicated Loans of such Type according to the respective principal amounts of such Syndicated Loans by such Lenders; (c) each prepayment and payment of principal of or interest on Syndicated Loans of a particular Type and a particular Interest Period shall be made to the Administrative Agent for the account of the Lenders holding Syndicated Loans of such Type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Syndicated Loans of such Interest Period held by such Lenders; and (d) each payment of L/C Participation Fees accruing under Section
3.9 shall be made for the account of the Lenders, pro rata according to their respective Pro Rata Percentages of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements).

          Section 11.17. Sharing of Payments Among Lenders. If a Lender shall obtain payment of any principal of or interest on any Syndicated Loan made by it, or of any reimbursement obligation of the Parent as to Letters of Credit, through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders and Letters of Credit in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans and Letter of Credit participations held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders or Letters of Credit may exercise all rights of setoff, banker's lien, counterclaim or


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similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of any Borrower.

          Section 11.18. Other Agents. Notwithstanding anything herein to the contrary, the Sole Lead Arranger and Sole Bookrunner, the Syndication Agent and the Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.

                           ARTICLE 12. MISCELLANEOUS.

          Section 12.1. Amendments and Waivers; Remedies Cumulative. (a) Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrowers (or by the Parent, on behalf of itself and the Foreign Subsidiary Borrowers), the Administrative Agent and the Required Lenders, or by the Borrowers (or by the Parent, on behalf of itself and the Foreign Subsidiary Borrowers), and the Administrative Agent acting with the consent of the Required Lenders, and any provision of this Agreement may be waived by the Required Lenders or by the Administrative Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase or extend the term, or extend the time for the reduction or termination, of the Revolving Credit Commitments (except that, for the avoidance of doubt, the Revolving Credit Commitments may be increased pursuant to Section 2.16 without the approval or consent of any Lender other than each relevant Increasing Lender or Augmenting Lender referred to in Section 2.16), (ii) extend the date fixed for the payment of principal of or interest on any Loan, the reimbursement obligation in respect of any Letter of Credit or any interest thereon or any fees payable hereunder,
(iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (iv) alter the terms of this Section or any other provision hereof specifying that the approval of all Lenders is required (including such provisions contained in Section 12.5(a)), (v) amend the definition of the term "Required Lenders", (vi) release collateral (if any) in any material amount, (vii) release or limit guarantees in any material amount (provided that the Administrative Agent shall release, without the consent of any Lenders, any Guarantee of a Subsidiary all of whose stock (or substantially all of whose stock) is sold to a Person other than another Subsidiary in a sale that is otherwise permitted by this Agreement or is otherwise disposed of in accordance with this Agreement), or (viii) the addition of currencies in which Loans can be made; and provided, further, that (x) any amendment of Article 11 or any amendment which increases the obligations of the Administrative Agent hereunder shall require the consent of the Administrative Agent; (y) any amendment which increases the obligations of the Swingline Bank hereunder shall require the consent of the Swingline Bank; and (z) any amendment which increases the obligations of the Issuing Bank hereunder shall require the consent of the Issuing Bank.

          (b) No failure or delay by the Administrative Agent, the Issuing Bank, the Swingline Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any


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abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank, the Swingline Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender, the Swingline Bank or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

          Section 12.2. Usury. Anything herein to the contrary notwithstanding, the obligations of each Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

          Section 12.3. Expenses; Indemnity; Damage Waiver. (a) The Parent and (subject to the limitation contained in the sentence next following) each Foreign Subsidiary Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, the Swingline Bank or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank, the Swingline Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The liability of each Foreign Subsidiary Borrower under this paragraph (a) shall be limited to such out-of-pocket expenses that (x) relate to such Foreign Subsidiary Borrower or to the Loans made to such Foreign Subsidiary Borrower or to the obligations incurred by such Foreign Subsidiary Borrower under this Agreement or under any other Facility Document to which such Foreign Subsidiary Borrower is a party, or
(y) arise as a result of such Foreign Subsidiary Borrower being a party to this Agreement or to another Facility Document.

          (b) The Parent and (subject to the limitation contained in the sentence next following) each Foreign Subsidiary Borrower shall indemnify the Administrative Agent, the Issuing Bank, the Swingline Bank and each Lender, and each Related Party of any of the


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foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the use of proceeds of a Loan or Letter of Credit, (ii) any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any environmental liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the execution or delivery of this Agreement or any other Facility Document or any agreement or instrument contemplated hereby or thereby or to the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or to the consummation of the transactions contemplated hereby or thereby or to any Loan or Letter of Credit, whether the same is based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The liability of each Foreign Subsidiary Borrower under this paragraph (b) shall be limited to such losses, claims, damages, liabilities and related expenses that (x) relate to such Foreign Subsidiary Borrower or to the Loans made to such Foreign Subsidiary Borrower or to the obligations incurred by such Foreign Subsidiary Borrower under this Agreement or under any other Facility Document to which such Foreign Subsidiary Borrower is a party, or (y) arise as a result of such Foreign Subsidiary Borrower being a party to this Agreement or to another Facility Document.

          (c) To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Bank, as the case may be, such Lender's Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Bank in its capacity as such.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Facility Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

          Section 12.4. Survival. The obligations of the Borrowers under Article 4 and Section 12.3 shall survive the repayment of the Loans and the expiration of the Letters of Credit and the termination of the Revolving Credit Commitments.


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          Section 12.5. Assignment; Participations. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers, the Administrative Agent, the Lenders, the Swingline Bank, the Issuing Bank and their respective successors and assigns, except that no Borrower may assign or transfer its rights or obligations hereunder without the written approval of all the Lenders (and any attempted such assignment or transfer without such consent shall be null and void).

          (b) Each Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Syndicated Loans owing to it and its participations in Letters of Credit and in Swingline Loans), with the prior written consent (such consent not to unreasonably withheld) of (i) the Administrative Agent, the Swingline Bank and the Issuing Bank and (ii) the Parent; provided that (x) no such consent of the Parent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or if any Event of Default exists as a result of the commencement of a case with respect to the Parent under the U.S. Federal Bankruptcy Code or as a result of the commencement of a bankruptcy, insolvency, reorganization, receivership or similar proceeding with respect to either Foreign Subsidiary Borrower under Swiss or other foreign law, to any other assignee and (y) the provisions of paragraph (g) below shall have been complied with.

          Assignments shall be subject to the following additional conditions:

          (A) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Revolving Credit Commitment and Syndicated Loans and participations in Letters of Credit and in Swingline Loans;

          (B) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the Assignment and Assumption Agreement with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, unless the Administrative Agent and the Parent otherwise consent (provided that no such consent of the Parent shall be required if any Event of Default exists as a result of the commencement of a case with respect to the Parent under the U.S. Federal Bankruptcy Code or as a result of the commencement of a bankruptcy, insolvency, reorganization, receivership or similar proceeding with respect to either Foreign Subsidiary Borrower under Swiss or other foreign law);

          (C) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its approval and acceptance, an Assignment and Assumption Agreement;

          (D) the Administrative Agent shall receive from the assignor (or, in the case of an assignment pursuant to Section 4.7, from the Parent) a processing fee of $3,500; and


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          (E) the assignee, if it shall not be a Lender, shall deliver to the
Administrative Agent an Administrative Questionnaire.

          Upon such execution, delivery, approval and acceptance, and on the effective date specified in the applicable Assignment and Assumption Agreement,
(a) the assignee thereunder shall become a party hereto and a "Lender" for purposes hereof and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder and (b) the Lender-assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (except under Article 4 and Section 12.3 in respect of the period prior to the effective date of such Assignment and Assumption) and be released from its obligations under this Agreement.

          (c) By executing and delivering an Assignment and Assumption Agreement, the Lender-assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Facility Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Facility Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent or any Subsidiary or the performance or observance by the Parent or any Subsidiary of any of their respective obligations under any Facility Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 7.8(a) and (b) and such other Facility Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Facility Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and shall record the names and addresses of each Lender and the Revolving Credit Commitment of, and principal amount of the Syndicated Loans owing to, and the amount of participations in Letters of Credit and in Swingline Loans of, such Lender from time to time. Each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is so recorded as a Lender hereunder for all


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purposes of this Agreement, absent manifest error. Such record shall be available for inspection by each Borrower and each Lender.

          (e) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender and an assignee and (to the extent required by this Section) consented to by the Parent, the Swingline Bank and the Issuing Bank and the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the Administrative Agent shall, if such Assignment and Assumption Agreement has been properly completed, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein and (iii) give prompt notice thereof to the Parent (on behalf of itself and the Foreign Subsidiary Borrowers) and the Lenders. Upon request, each Borrower shall execute and deliver to the Administrative Agent appropriate promissory notes in favor of each assignee evidencing such assignee's Pro Rata Percentage of the Total Revolving Credit Commitment. If the Lender-assignor shall have assigned its entire Revolving Credit Commitment and Syndicated Loans, the original promissory notes evidencing such Revolving Credit Commitment and Syndicated Loans shall be cancelled and returned to the Parent (on behalf of itself or the applicable Foreign Subsidiary Borrower).

          (f) Subject to paragraph (g) of this Section, each Lender may sell participations to one or more banks, finance companies, insurance or other financial institutions in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Revolving Credit Commitment and the Syndicated Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including without limitation its Revolving Credit Commitment and its participations in Letters of Credit) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such participant shall have no rights under any of the Facility Documents,
(iv) each Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and its Notes, and (v) the agreement executed by such Lender in favor of the participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder allocated to such participant or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Lender.

          (g) Notwithstanding anything herein to the contrary, without the prior written consent of the Parent, no Lender shall effect any assignment of all or a portion of, or any sale of a participation in or entry into any sub-participation agreement (each a "transfer") with respect to, any Syndicated Loan made to any Foreign Subsidiary Borrower if such transfer would result in more than five Lenders which are not Qualifying Banks. Each Lender further agrees that if in connection with any transfer by such Lender the proposed transferee is not a Qualifying Bank, such Lender shall give at least ten days' prior notice of such proposed transfer to the Parent and the Administrative Agent (which shall promptly notify each of the other Lenders). Any such


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purported assignment, participation or sub-participation that does not comply with the requirements of this paragraph (including the requirement for notice pursuant to the immediately preceding sentence) shall be null and void.

          (h) Each Borrower will use reasonable efforts to cooperate with the Administrative Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

          (i) No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to the Parent or any Affiliate of the Parent.

          (j) Any Lender that proposes to sell any assignment or participation hereunder may furnish any information concerning the Parent and its Affiliates in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information, as provided in Section 12.14.

          (k) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or grant to secure obligations of such Lender to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

          Section 12.6. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, (i) in the case of any Borrower, the Administrative Agent, the Swingline Bank and the Issuing Bank, to it at its address set forth beneath its signature line below and (ii) in the case of any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other


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communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          Section 12.7. Setoff. Each Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender (and any Affiliate thereof through which any Loan is made) shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Borrower at any of such Lender's offices, in dollars or in any other currency, against any amount payable by such Borrower to such Lender under this Agreement or such Lender's Note which is not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify such Borrower (or the Parent, on behalf of a Foreign Subsidiary Borrower) and the Administrative Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof or place such Lender under any liability to such Borrower. Payments by each Borrower hereunder shall be made without setoff or counterclaim.

          Section 12.8. JURISDICTION; JURY WAIVER; IMMUNITIES. (A) EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER FACILITY DOCUMENT OR ANY LETTER OF CREDIT, AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 12.6. EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE ADMINISTRATIVE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

          (b) Furthermore, each Foreign Subsidiary Borrower hereby agrees that service of all writs, process and summonses in any such action or proceeding brought in the State of New York may be made upon Corporation Service Company, presently located at 80 State Street, 6th Floor, Albany, New York 12207 U.S.A. (the "Process Agent") and each Foreign Subsidiary Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to such Foreign


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Subsidiary Borrower (or to any other Person) shall not impair or affect the validity of such service or of any judgment based thereon.

          (C) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

          (d) Nothing in this Section shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdictions.

          (e) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and its Notes.

          Section 12.9. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

          Section 12.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          Section 12.11. Authorization of Parent. Each Foreign Subsidiary Borrower hereby authorizes the Parent to give on behalf of such Foreign Subsidiary Borrower all notices, consents and other communications that may be given by such Foreign Subsidiary Borrower under or in connection with this Agreement or any other Facility Document, and to receive on behalf of such Foreign Subsidiary Borrower all notices, consents and other communications that may be given to such Foreign Subsidiary Borrower under or in connection with this Agreement or any other Facility Document (in each case, irrespective of whether or not such notice, consent or other communication is expressly provided elsewhere in this Agreement to be given or


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received by the Parent on behalf of such Foreign Subsidiary Borrower). Such notices, consents and other communications may include Borrowing Requests, notices as to continuations, conversions and prepayments of Loans, notices and demands in connection with Events of Default, and notices and demands in connection with the exercise by the Administrative Agent or any Lender of remedies. Such notices, consents and other communications may be given by or to the Parent in its own name or in the name of such Foreign Subsidiary Borrower. The authority given by each Foreign Subsidiary Borrower in this Section is coupled with an interest and is irrevocable until all the Revolving Credit Commitments of the Lenders have expired or been terminated and all the obligations of such Foreign Subsidiary Borrower under this Agreement and the other Facility Documents have been paid in full.

          Section 12.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

          Section 12.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          Section 12.14. Confidentiality. (a) Each Lender (in its capacity as Lender and, as applicable, as Swingline Bank and Issuing Bank) and the Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is identified by such Borrower (or by the Parent on behalf of the applicable Foreign Subsidiary Borrower) as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) to its Affiliates or any of its or such Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Parent or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank, the Swingline Bank or any Lender on a nonconfidential basis from a source other than the Borrowers; provided further that in no event shall the Administrative Agent, the Issuing Bank, the Swingline Bank or any Lender be obligated or required to return any materials furnished by any Borrower.

          (b) Notwithstanding anything in this Agreement to the contrary, each Lender (in its capacity as Lender and, as applicable, as Swingline Bank and Issuing Bank) and the Administrative Agent (and such Lender's or Administrative Agent's employees, representatives or other agents, as the case may be) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure, except that (i) this sentence shall not apply to the extent that nondisclosure is reasonably necessary to comply with the securities laws, and (ii) this sentence shall not permit any Person to reveal the identity of the Parent or any of its Subsidiaries.

          Section 12.15. Treatment of Certain Information. Each Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more of their respective subsidiaries or Affiliates and (b) acknowledges that information delivered to each Lender by any Borrower (or by the Parent on behalf of a Foreign Subsidiary Borrower) may be provided to each such subsidiary and Affiliate.

          Section 12.16. Judgment Currency. (a) The obligations hereunder of any Borrower to make payments in dollars or in a particular Foreign Currency, as the case may be (the "Obligation Currency"), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Issuing Bank, the Swingline Bank or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Issuing Bank, the Swingline Bank or such Lender under this Agreement or the other Facility Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower or any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent or the Foreign Currency Equivalent (as the case may be) of such amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date") using the current Exchange Rate as of the Judgment Currency Conversion Date.

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the applicable Borrower, as the case may be, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Dollar Equivalent, or the Foreign Currency Equivalent (as the case may be), such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          Section 12.17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 12.18. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify the Borrowers in accordance with said Act.

          Section 12.19. Termination of Existing Credit Agreement. Each Lender that is party as a lender to the Credit Agreement dated as of June 17, 2003 among the Parent, Concord Watch Company, S.A., MWC, the lenders party thereto and JPMCB, as administrative agent, swingline bank and issuing bank, by its execution and delivery of this Agreement hereby (a) waives the requirement in such credit agreement that notice of the termination of the commitments and any prepayment thereunder be provided in advance of the date of such termination or prepayment and (b) agrees that the Borrowers' execution and delivery of this Agreement shall be effective as notice by the borrowers under such credit agreement of the termination of the commitments thereunder.

         [The remainder of this page has intentionally been left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        MOVADO GROUP, INC.,
                                        as Borrower


                                        By: /s/ Eugene Karpovich
                                        ------------------------------------
                                        Name: Eugene Karpovich
                                        Title: Senior VP/CFO

                                        Address for Notices:
                                        Movado Group, Inc.
                                        650 From Road Paramus, NJ 07652
                                        Attention: Treasurer
                                        Telecopier No.: 201-267-8240

                                        with a simultaneous copy to:

                                        Movado Group, Inc.
                                        650 From Road Paramus, NJ 07652
                                        Attention: General Counsel
                                        Telecopier No.: 201-267-8050

                                        MOVADO WATCH COMPANY SA,
                                        as Borrower


                                        By: /s/ Richard Cote
                                            ------------------------------------
                                        Name: Richard Cote
                                        Title: Director


                                        By: /s/ Benedikt Schlegel
                                            ------------------------------------
                                        Name: Benedikt Schlegel
                                        Title: COO

                                        Address for Notices:
                                        Movado Watch Company SA
                                        c/o Movado Group, Inc.
                                        650 From Road
                                        Paramus, NJ 07652
                                        Attention: Treasurer
                                        Telecopier No.: 201-267-8240

                                        with a simultaneous copy to:

                                        Movado Group, Inc.
                                        650 From Road
                                        Paramus, NJ 07652
                                        Attention: General Counsel
                                        Telecopier No.: 201-267-8050

                                        MGI LUXURY GROUP S.A.,
                                        as Borrower


                                        By: /s/ Richard Cote
                                            ------------------------------------
                                        Name: Richard Cote
                                        Title: Director


                                        By: /s/ Benedikt Schlegel
                                            ------------------------------------
                                        Name: Benedikt Schlegel
                                        Title: COO

                                        Address for Notices:
                                        MGI Luxury Group S.A.
                                        c/o Movado Group, Inc.
                                        650 From Road
                                        Paramus, NJ 07652
                                        Attention: Treasurer
                                        Telecopier No.: 201-267-8240

                                        with a simultaneous copy to:

                                        Movado Group, Inc.
                                        650 From Road
                                        Paramus, NJ 07652
                                        Attention: General Counsel
                                        Telecopier No.: 201-267-8050

                                        JPMORGAN CHASE BANK, N.A.,
                                        as Administrative Agent and Lender


                                        By: /s/ HAROLD V. GARRITY, III
                                            ------------------------------------
                                        Name: HAROLD V. GARRITY, III
                                        Title: Vice President

Address for Notices as Administrative   Address for Notices as Issuing Bank:
Agent, Swingline Bank and Lender:       JPMorgan Chase Bank, N.A.
JPMorgan Chase Bank, N.A.               695 Route 46 West
1111 Fannin Street, 10th Floor          Fairfield NJ 07004
Houston, Texas 77002-6925               Attention: Brendan Walsh
Attention: Loan and Agency Services     Telephone No.: 973-439-5064
Group, Michael Chau                     Telecopier No.: 973-439-5019
Telephone No.: (713) 750-7913
Telecopier No.: (713) 750-2938

with a simultaneous copy to:
JPMorgan Chase Bank, N.A.
695 Route 46 West
Fairfield NJ 07004
Attention: Brendan Walsh
Telephone No.: 973-439-5064
Telecopier No.: 973-439-5019

And, if in respect of Foreign
Currency Borrowings, with a
simultaneous copy to:
J.P. Morgan Europe Limited
125 London Wall
London EC2Y 5AJ
Attention: Claire Johnson
Telephone No.: 44 (207) 777-2542
Telecopier No.: 44 (207) 777-2360

                                        BANK OF AMERICA, N.A., LONDON


                                        By: /s/ RICHARD WILLIAMS
                                            ------------------------------------
                                        Name: RICHARD WILLIAMS
                                        Title: CREDIT PRODUCTS OFFICER

                                        THE BANK OF NEW YORK


                                        By: /s/ Susan M. Graham
                                            ------------------------------------
                                        Name: Susan M. Graham
                                        Title: Vice President

                                        CITIBANK, N.A.


                                        By: /s/ Anthony V. Pantina
                                            ------------------------------------
                                        Name: Anthony V. Pantina
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                                                     EXHIBIT A-1

                                 PROMISSORY NOTE
                               (Syndicated Loans)

                                                                  [Date of Note]

          ________________ (the "Borrower"), for value received, hereby promises to pay to the order of ______________ (the "Lender"), at the office of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent"), described in the Credit Agreement (as such term is hereinafter defined), for the account of the appropriate Lending Office of the Lender, the amount of the Syndicated Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in immediately available funds, on the dates, in the currency and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office for the account of such Lending Office at the rates of interest provided in the Credit Agreement, on the dates, in the currency and in the manner provided in the Credit Agreement.

          The date and amount of each Syndicated Loan made by the Lender to the Borrower under the Credit Agreement, and whether such Loan is a LIBOR Loan or an ABR Loan, and the currency in which such Loan is made, and the date and amount of each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof.

          This is one of the Syndicated Loan Notes referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of December 15, 2005 among Movado Group, Inc., Movado Watch Company SA, MGI Luxury Group S.A., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as Swingline Bank and as Issuing Bank. This Note evidences the Syndicated Loans made by the Lender to the Borrower thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of the principal of this Note upon the occurrence of certain Events of Default specified therein.

          The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

          This Note shall be governed by, and interpreted and construed in accordance with, the law of the State of New York.

                                        [NAME OF BORROWER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [SECOND SIGNATURE LINE FOR
                                        FOREIGN SUBSIDIARY BORROWER


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:                                 ]
                                               --------------------------------

        Amount    LIBOR              Amount of     Balance     Notation
Date   of Loan   or ABR   Currency    Payment    Outstanding      By
----   -------   ------   --------   ---------   -----------   --------


                                                                     EXHIBIT A-2

                                 PROMISSORY NOTE
                               (Swingline Loans)

$10,000,000                                                      [_______], 2005

          MOVADO GROUP, INC., a New York corporation (the "Borrower"), for value received, hereby promises to pay to the order of JPMORGAN CHASE BANK, N.A. (the "Swingline Bank"), at the office of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent"), described in the Credit Agreement (as such term is hereinafter defined), for the account of the appropriate Lending Office of the Swingline Bank, the principal sum of Ten Million Dollars or, if less, the amount of the Swingline Loans made by the Swingline Bank to the Borrower pursuant to the Credit Agreement that are outstanding, in lawful money of the United States, in immediately available funds, on the dates and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office for the account of such Lending Office in lawful money of the United States at the rates of interest provided in the Credit Agreement, on the dates and in the manner provided in the Credit Agreement.

          The date and amount of each Swingline Loan made by the Swingline Bank to the Borrower under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Swingline Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Swingline Bank, at any other time), endorsed by the Swingline Bank on the schedule attached hereto or any continuation thereof.

          This is the Swingline Loan Note referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of December 15, 2005 among Movado Group, Inc., Movado Watch Company SA, MGI Luxury Group S.A., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as Swingline Bank and as Issuing Bank. This Note evidences the Swingline Loans made by the Swingline Bank thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of the principal of this Note upon the occurrence of certain Events of Default specified therein.

          The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

          This Note shall be governed by, and interpreted and construed in accordance with, the law of the State of New York.

                                        MOVADO GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

        Amount   Amount of     Balance     Notation
Date   of Loan    Payment    Outstanding      By
----   -------   ---------   -----------   --------


                                                                       EXHIBIT B

                                        December 15, 2005

JPMorgan Chase Bank, N.A.,
as Administrative Agent
1111 Fannin Street, 10th Floor
Houston, Texas 77002-6925

Re: The Credit Agreement dated as of the date hereof (which, as the same may hereafter be amended, will be called herein the "Credit Agreement") among Movado Group, Inc., Movado Watch Company SA, MGI Luxury Group S.A., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and as Swingline Bank and as Issuing Bank. Capitalized terms used herein have the meanings ascribed to them in the Credit Agreement.

Ladies and Gentlemen:

          In connection with the captioned Credit Agreement, the Borrowers hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess or email:

          NAME

          Rick J. Cote
          Eugene Karpovich
          Frank Kimick
          Timothy Michno
          Ernest Laporte
          Joseph Bosch

          Instructions may be honored on the oral, telephonic, teleprocess or email instructions of anyone purporting to be any one of the above designated persons. The Parent will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents. Transactions that are the subject of such instructions are to be processed (a) for the Parent, through Movado Group, Inc., ABA No.: 021000021, Acct No.:
0381130798, at the Administrative Agent; (b) for MWC, through Movado Watch Company SA at UBS SA, Swift Code: UBSWCHZH30A, IBAN: CH63 0023 5235 5322 76392, Account No.: 235-53227639.2; (c) for Luxury, through MGI Luxury Group S.A. at UBS SA, Swift Code: UBSWCHZH30A, IBAN: CH10 0023 5235 5051 01341, Account No.:
235-50510134.1; or (d) in the case of any Borrower, such other account as may be mutually agreed to by you and the Parent (the Parent's agreement as to such other account to be evidenced by a writing signed by two of the above-designated persons).

          You shall be fully protected in, and shall incur no liability to any of the Borrowers for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, the Borrowers agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that any Borrower (or the Parent on behalf of any Foreign Subsidiary Borrower) provides to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

          Upon notice to the Parent, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that the Parent agreed to in writing.

          The Parent will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                                        Very truly yours,

                                        MOVADO GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MOVADO WATCH COMPANY SA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        MGI LUXURY GROUP S.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                     EXHIBIT C-1

                  (Form of Opinion of Timothy F. Michno, Esq.)

                                        December 15, 2005

To each of the Lenders party to the Credit Agreement referred to below and JPMorgan Chase Bank, N.A. as Administrative Agent, Swingline Bank, and Issuing Bank

Ladies and Gentlemen:

          I have acted as counsel to Movado Group, Inc., a New York corporation (the "Parent Borrower"), in connection with that certain Credit Agreement (the "Credit Agreement") dated as of the date hereof among the Parent Borrower, MGI Luxury Group S.A., a corporation organized under the laws of Switzerland ("MGI"), Movado Watch Company SA, a corporation organized under the laws of Switzerland (together with MGI, the "Foreign Subsidiary Borrowers" and, together with MGI and the Parent Borrower, the "Borrowers"), the Lenders signatory thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, as Swingline Bank and as Issuing Bank (the "Agent Bank"). I have also acted as counsel to Movado Retail Group, Inc., a New Jersey corporation ("Movado Retail"), and Movado LLC, a Delaware limited liability company ("Movado LLC" and, together with Movado Retail, the "Initial Guarantors" and, together with Movado Retail and the Parent Borrower, the "US Entities"), in connection with the Subsidiary Guarantee[s] by [each of] the Initial Guarantors in favor of the Lenders and the Agent Bank. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement shall have the meanings assigned to them therein.

          In connection with this opinion, I have examined executed copies of the Facility Documents and such other documents, records, agreements and certificates as I have deemed appropriate. I have also reviewed such matters of law as I have considered relevant for the purpose of this opinion.

          Based upon the foregoing, I am of the opinion that:

          1. Each of the Parent Borrower and Movado Retail is a corporation duly incorporated, validity existing and in good standing under the laws of the State of New York (in the case of the Parent Borrower) or New Jersey (in the case of Movado Retail); and each of them has the corporate power and authority to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition or operations of the Parent Borrower and its Subsidiaries taken as a whole.

          2. Movado LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware; and it has the limited liability company power and authority to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign limited liability company and in good standing under the laws of each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition or operations of the Parent Borrower and its Subsidiaries taken as a whole.

          3. Each Facility Document has been duly executed and delivered by each US Entity which is a party to it. Each Facility Document constitutes a legal, valid and binding obligation of each US Entity which is a party to it, enforceable against that US Entity in accordance with its terms.

          4. The execution, delivery and performance by each US Entity (and in the case of clauses (d), (e) and (f) below, each Foreign Subsidiary Borrower) of the Facility Documents to which it is a party are within its power and authority and have been duly authorized by all necessary corporate or limited liability company action, as applicable, and do not: (a) require any consent or approval of its stockholders; (b) contravene its charter, by-laws or limited liability company agreement, as applicable; (c) violate any provision of, or require any filing, registration, consent or approval under, any law (other than the law of the State of New York and Federal law of the United States), rule, regulation (including without limitation Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any US Entity; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower or such Initial Guarantor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such Borrower or such Initial Guarantor; or (f) cause the Parent Borrower or any Subsidiary to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          5. To the best of my knowledge (after due inquiry), there are no pending or threatened actions, suits or proceedings against or affecting the Parent Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which would, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Parent Borrower and its Subsidiaries taken as a whole or the ability of any US Entity to perform its obligations under the Facility Documents to which is a party.

          The opinions expressed herein are solely for your benefit in connection with the transactions referred to in the Credit Agreement and may not be circulated to, or relied upon by, any other Person, except that it may be circulated to any prospective Lender in accordance with the Credit Agreement and may be relied upon by any Person who, in the future, becomes a Lender; provided that each Lender may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to its professional advisers, (iii) pursuant to an order or legal process of any court or governmental agency, or (iv) in connection with any legal action to which such Lender is a party arising out of the transactions contemplated by the Credit Agreement. The opinions expressed herein are as of the date hereof, and I make no undertaking to supplement such opinions as facts and circumstances come to my attention or changes in law occur which could affect such opinions.

                                        Very truly yours,


                                        ----------------------------------------
                                        Timothy F. Michno
                                        General Counsel

                                                                     EXHIBIT C-2

       (Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP)

                                December 15, 2005

To the Lenders party to the
Credit Agreement referred to below
and JPMorgan Chase Bank, N.A., as Agent

Ladies and Gentlemen:

          We have acted as special counsel to Movado Group, Inc., a New York corporation (the "Parent Borrower"), MGI Luxury Group S.A., a corporation organized under the laws of Switzerland ("MGI"), Movado Watch Company SA, a corporation organized under the laws of Switzerland ("Movado S.A." and, together with MGI, the "Foreign Subsidiary Borrowers"), Movado Retail Group Inc., a New Jersey corporation ("Movado Retail"), and Movado LLC, a Delaware limited liability company ("Movado LLC" and, together with Movado Retail, the Parent Borrower and the Foreign Subsidiary Borrowers, the "Principal Parties"), in connection with the Credit Agreement (the "Credit Agreement") dated as of the date hereof, among the Parent Borrower, the Foreign Subsidiary Borrowers, the financial institutions listed on the signature pages of the Credit Agreement (the "Lenders") and JPMorgan Chase Bank, N.A., as Administrative Agent, as Swingline Bank and as Issuing Bank (the "Agent Bank"). This opinion is being furnished to you at the request of the Parent Borrower as provided by Section 5.1(i) of the Credit Agreement. Capitalized terms used and not otherwise defined have the respective meanings given those terms in the Credit Agreement.

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, each dated as of the date of this letter (collectively, the "Documents"):

          1.   the Credit Agreement;

          2.   the Syndicated Loan Notes issued on the date hereof;

          3. the Subsidiary Guarantee by Movado Retail in favor of the Lenders and the Agent Bank (the "Retail Guarantee");

          4. the Subsidiary Guarantee by Movado LLC in favor of the Lenders and the Agent Bank (the "LLC Guarantee" and, together with the Retail Guarantee, the "Initial Subsidiary Guarantees"); and

          5. the Parent Guarantee by the Parent Borrower in favor of the Lenders and the Agent Bank (the "Parent Guarantee").

          In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents (including the Documents) submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, the enforceability of the Documents against each party other than the Principal Parties.

          In addition, in the case of each Principal Party, we have assumed, without independent investigation, that (i) such Principal Party is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) such Principal Party has all necessary corporate or limited liability company power, as applicable, and authority to execute, deliver and perform its obligations under each Document to which it is a party, (iii) the execution, delivery and performance of each Document have been duly authorized by all necessary corporate or limited liability company action, as applicable, and do not violate its charter or other organizational documents or the laws of its jurisdiction of organization (except New York law) and (iv) each Document has been duly executed and delivered by it under the laws of its jurisdiction of organization.

          Based upon the foregoing, and subject to the assumptions, exceptions, and qualifications stated below, we are of the opinion that:

          1. Each Document to which any Principal Party is a party is a legal, valid and binding obligation of such Principal Party, enforceable against such Principal Party in accordance with its terms.

          2. The execution and delivery by each Principal Party of each of the Documents to which it is a party and the performance by such Principal Party of its obligations under the Documents do not violate or result in a breach of or default under any Covered Law (as defined below) (including Regulations U or X of the Board of Governors of the Federal Reserve System of the United States).

          3. No authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency are necessary under any Covered Law for the execution, delivery or performance by any Principal Party of the Documents to which it is a party.

          This opinion is subject to the following assumptions, exceptions and qualifications:

               (a) The enforceability of the Documents may be: (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally; and (ii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (b) We express no opinion as to: (i) the enforceability of any provisions in the Initial Subsidiary Guarantees and the Parent Guarantee (the "Guarantees") purporting to preserve and maintain the liability of any party to the Guarantees despite the fact that the guarantied debt is unenforceable due to illegality; (ii) the enforceability of any provisions contained in the Documents that purport to establish (or may be construed to establish) evidentiary standards; (iii) the enforceability of forum selection clauses in the federal courts; (iv) the enforceability of any provisions contained in the Documents that purport to relinquish a Principal Party's right to a trial by jury or to waive immunity; or (v) judgment currency clauses to the extent they are inconsistent with Section 27(b) of the N.Y. Judiciary Law.

               This opinion is limited to the laws of the State of New York and the federal laws of the United States of America that, in each case, in our experience, are normally applicable to credit transactions of the type contemplated by the Credit Agreement (collectively, the "Covered Laws"). This opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

               This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Credit Agreement and may not be circulated to, or relied upon by, any other Person, except that it may be circulated to any prospective Lender in accordance with the Credit Agreement and may be relied upon by any Person who, in the future, becomes a Lender; provided that each Lender may provide a copy of this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the professional advisers of any Lender, (iii) pursuant to an order or legal process of any court or governmental agency, or (iv) in connection with any legal action to which such Lender is a party arising out of the transactions contemplated by the Credit Agreement.

                                        Very truly yours,

                                        PAUL, WEISS, RIFKIND, WHARTON &
                                        GARRISON LLP

                                                                     EXHIBIT C-3

     (Form of Opinion of Swiss Counsel to the Foreign Subsidiary Borrowers)

     BY E-MAIL - BY COURIER
     The Lenders party to the Agreement
     referred to below and
     JPMorgan Chase Bank, N.A. as Agent

     December 15, 2005 HUU - FIC
     309164 - HUU - 000037.doc

     MOVADO GROUP, INC., MOVADO WATCH COMPANY AND MGI LUXURY GROUP S. A. AS BORROWERS - CREDIT AGREEMENT

     Ladies and Gentlemen

     We have acted as special Swiss counsel to MGI Luxury Group S.A. and Movado Watch Company SA (the SWISS OBLIGORS) in connection with the Credit Agreement dated as of the date hereof (the AGREEMENT) between Movado Group, Inc. (the PARENT), the Swiss Obligors, JPMorgan Chase Bank, N.A., as Administrative Agent, as Swingline Bank and as Issuing Bank (the AGENT), and the Lenders specified therein. As such counsel, we have been requested to give our opinion as to certain legal matters relating to the Agreement.

     Capitalized terms used herein shall have the meaning attributed to them in the Agreement unless otherwise defined herein.

I.   BASIS OF OPINION

     This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof as currently applied by the Swiss courts. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgement. This opinion is also confined to:

     (i) the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in the Agreement (other than listed below) or any other matter; and

     (ii) the documents listed below.

     For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents below, and we express no opinion as to the accuracy of representations and warranties of facts set out in such documents or the factual background assumed therein.

     For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively the DOCUMENTS):

     (i)  execution copy of the Agreement dated December 15, 2005;

     (ii) copies of the articles of incorporation (Statuten) of each of

          -    MGI Luxury Group S.A., dated as of November 22, 2005;

          -    Movado Watch Company SA, dated as of February 4, 2004;

          (collectively the ARTICLES);

     (iii) copies of certified excerpts from the relevant Registers of Commerce for each of the following Swiss Obligors:

          - from the Register of Commerce of the Canton of Berne for MGI Luxury Group S.A., dated as of December 9, 2005;

          - from the Register of Commerce of the Canton of Solothurn for Movado Watch Company SA, dated as of December 9, 2005;

          (collectively the EXCERPTS);

     (iv) a copy of the resolution of the board of directors of each of

          -    MGI Luxury Group S.A., dated as of December 15, 2005;

          -    Movado Watch Company SA, dated as of December 15, 2005;

          (collectively the BOARD RESOLUTIONS); and

     (v)  a copy of the resolution of the shareholders meeting of each of

          -    MGI Luxury Group S.A., dated as of December 15, 2005;

          -    Movado Watch Company SA, dated as of December 15, 2005;

          (collectively the SHAREHOLDERS' RESOLUTIONS).

     No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the above Documents and their legal implications on the Agreement under Swiss law.

     In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.  ASSUMPTIONS

     In rendering the opinion below, we have assumed:

     (a) the conformity to the original Documents of all Documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy;

     (b) the genuineness and authenticity of the signatures on all original Documents or copies thereof which we have examined, and the accuracy of all factual information contained in, or material statements given in connection with, the Documents;

     (c) the Agreement is within the capacity and power of, and has been validly authorized, executed and delivered by and is binding on all parties thereto other than the Swiss Obligors;

     (d) the performance by all parties to the Agreement of all obligations by which they are respectively bound under the Agreement and the compliance of all the parties to the Agreement with all matters of validity and enforceability under any law other than the laws of Switzerland;

     (e) that the Agreement will be valid, binding and enforceable under the law of the State of New York by which it is expressed to be governed and that the choice of the law of the State of New York and of the jurisdiction of the New York state or United States federal courts provided in the Agreement is valid under the law of the State of New York;

     (f) that as far as any obligation under the Agreement is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

     (g) that, except as expressly opined upon herein, all representations and warranties made by any one of the parties of the Agreement are true and accurate;

     (h) that the Excerpts and the Articles are correct, complete and up-to-date;

     (i) that all parties entered into the Agreement for bona fide commercial reasons and on arm's length terms, and that none of the directors or officers of the respective party has or had a conflict of interest with such party in respect of the Documents that would preclude him from validly representing (or granting a power of attorney in respect of the Documents for) the respective party;

     (j) that the Board Resolutions (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, and (ii) have not been rescinded or amended and are in full force and effect.

III. OPINION

     Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1. Each of the Swiss Obligors is a corporation duly incorporated and validly existing under the laws of Switzerland with all requisite corporate power and authority to own its properties and to carry on its business as presently conducted.

2. Each of the Swiss Obligors has the corporate power to enter into the Agreement, and the Agreement has been duly authorized by each of the Swiss Obligors.

3. The execution, delivery and performance by the Swiss Obligors of the Agreement do not violate any provision of the Articles or any laws of Switzerland applicable to the Swiss Obligors.

4. The obligations under the Agreement will constitute direct and unsubordinated obligations of the Swiss Obligors and will at least rank pari passu with any other unsecured, unsubordinated obligations of the Swiss Obligors (whether actual or contingent) outstanding from time to time, subject to any statutory preferences under applicable law.

5. The choice of the law of the State of New York as the governing law of the Agreement is a valid choice of law under the laws of Switzerland and in any action brought before a court of competent jurisdiction in Switzerland, the law of the State of New York would be recognized and applied by such court to all issues for which under the conflict of laws rules of Switzerland the proper or governing law of a contract is applicable provided, however, that a Swiss court would apply procedural rules.

6. The submission by the Swiss Obligors to the jurisdiction of the New York state courts and the United States federal courts contained in the Agreement is valid and legally binding on the Swiss Obligors under the laws of Switzerland.

7. The courts of Switzerland will recognise as valid, and will enforce, any final and non-appealable civil judgment for a monetary claim obtained in a New York state court or a United States federal court against the Swiss Obligors.

8. The designation by the Swiss Obligors of Corporation Service Company as agent to receive service of process in New York state or United States federal courts on their behalf is valid and binding under the laws of Switzerland, as long as Corporation Service Company is properly acting as agent for service of process and its mandate has not been revoked.

9. The Swiss Obligors are not required by law in relation to any sums payable under the Agreement or the payment of fees by the Swiss Obligors to the Agent to make, or cause to be made, any deduction or withholding for or on account of any taxes imposed or levied by or on behalf of Switzerland or any political subdivision or any taxing authority thereof or therein.

10. No Swiss stamp duty on the issuance of securities (Emissionsabgabe) and no Swiss stamp duty on the turnover of securities (Umsatzabgabe) will be payable to any governmental authority of Switzerland in connection with the execution and delivery of the Agreement and the making available of the facility in accordance therewith.

11. No Swiss Obligor has any immunity from suit or proceedings or the enforcement of any judgment (whether on the grounds of sovereign immunity or otherwise) under the laws of Switzerland.

12. To ensure the validity and enforceability or admissibility in evidence of the Agreement, it is not necessary that the Agreement be approved, authorized, filed or recorded with any governmental, administrative or other authority or court in Switzerland.

13. It is not necessary under Swiss law (i) in order to be entitled the full access as plaintiff to the courts of competent jurisdiction of Switzerland or any political subdivision thereof for the enforcement of any right, power or remedy accorded in, under or in connection with the Agreement, or
     (ii) by reason only of the execution, delivery or performance of the Agreement, that any of the Lenders or the Agent should be licensed, qualified or entitled to carry on business in Switzerland.

14. None of the Lenders or the Agent will be deemed to be resident, domiciled or carrying on business in Switzerland by reason only of the execution, delivery, performance and/or enforcement of the Agreement.

IV.  QUALIFICATIONS

     The above opinions are subject to the following qualifications:

     (a) We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     (b) Where we refer to enforceability, we only express an opinion as to enforceability under the rules of procedure applicable in Switzerland. Enforceability of the Agreement may be limited by applicable bankruptcy, insolvency, reorganisation or similar laws affecting creditors and secured parties in general (including, without limitation, provisions relating to voidable preferences), laws or equitable principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben)), and public policy, as defined in Art. 17-19 of the Swiss Private International Law Act of December 18, 1987, as amended (the PRIVATE INTERNATIONAL LAW ACT).

           Enforcement before the courts of Switzerland will in any event be subject to:

          (i) the nature of the remedies available in the Swiss courts (and nothing in this opinion must be taken as indicating that specific performance (other than for the payment of a sum of money) or injunctive relief would be available as remedies for the enforcement of such obligations); and

          (ii) the acceptance of such courts of jurisdiction and the power of such courts to stay proceedings if concurrent proceedings are being brought elsewhere.

     (c) Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defences such as set-off, counterclaim, misrepresentation, material error, duress or fraud. Further, limitations may apply with respect to any indemnification and contribution undertakings by the Swiss Obligors if a court considers any act of the indemnified person as wilful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

     (d) The enforceability in Switzerland of a foreign judgment rendered against any Swiss Obligor is subject to the limitations set forth in
          (x) the Convention on Jurisdiction and Enforcement of Judgements in Civil and Commercial Matters of September 16, 1988 (the LUGANO CONVENTION), (y) such other international treaties under which Switzerland is bound, and (z) the Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

          (i) (in case of (y) and (z) and, in certain exceptional cases, (x)) the foreign court had jurisdiction;

          (ii) the judgment of such foreign court has become final and non-appealable, or, in the case of (x), has become enforceable at an earlier stage;

          (iii) the court procedures leading to the judgment followed the principles of due process of law, including proper service of process; and

          (iv) the judgment of the foreign court on its merits does not violate Swiss law principles of public policy.

          In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if the Company can demonstrate that it was not effectively served with process.

     (e) Enforcement claim or court judgment under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs and the foreign currency amount must accordingly be converted into Swiss francs at the rate obtained, with respect to the enforcing creditor, on (i) the date of instituting the enforcement proceedings or (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren) and, with respect to non-enforcing creditors, at the rate obtained at the time of the adjudication of bankruptcy (Konkurseroffnung).

     (f) Section 4.5 of the Agreement (Tax gross-up) provides for the gross-up of payments to the extent withholding tax is imposed on payments of a Swiss Obligor pursuant to the terms of the Agreement. This obligation may violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 (the WITHHOLDING TAX ACT) which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue. The Swiss Federal Tax Administration proclaimed that gross-up provisions are compliant with Article 14 of the Withholding Tax Act if (i) the obligor promises a minimum interest rate in the interest rate clause of the agreement which, under the condition of imposition of Swiss withholding tax, is to be adjusted in correspondence with the tax withheld, (ii) and, hence, Swiss withholding tax indeed is calculated on the basis of the grossed-up net amount received by the creditor, (iii) the obligor promises the creditor to provide sufficient documentation potentially enabling the creditor to recover Swiss withholding tax, and (iv) the parties could in good faith assume at the time of entering into the agreement that payments under the agreement were not subject to Swiss withholding tax. A Swiss court ruling on the validity or enforceability of the said gross-up provisions will, however, not be bound by the Swiss Federal Tax Administration's interpretation of
          Article 14 of the Withholding Tax Act.

     (g) The opinions set forth in Sections III. 9. and III. 10. above are subject to the qualification that the Swiss Obligors at all times comply with the ten and twenty non-bank rules pursuant to the present practice of the Swiss Federal Tax Administration.

     (h) The enforcement of any guarantee, indemnity or other obligation of any Swiss Obligor for, or with respect to, any obligation of any other obligor may be limited to the freely disposable shareholders' equity of such Swiss Obligor. Such freely disposable shareholder equity shall be determined in accordance with Swiss law and Swiss accounting principles and shall correspond to the amount of the relevant Swiss Obligor's total shareholder equity less the total of (i) its aggregate share capital and (ii) its statutory reserves (including reserves for its own shares and revaluations as well as paid-in capital surplus) at the time of the start of the proceedings for enforcement. In addition, Swiss withholding tax of 35 percent may be levied on payments under a guarantee, indemnity or other obligation by a Swiss Obligor for, or with respect to, any obligation of any other obligor if the Swiss Federal Tax Administration deems such payment a dividend or similar distribution.

     (i) We express no opinion as to the validity, binding effect and enforceability of the irrevocability of any power of attorney or appointment of an agent if such power of attorney or appointment has been revoked.

     (j) Further, we express no opinion as to banking regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter. Except as expressed in opinions III. 9. and III. 10. above, we express no opinion as to tax matters.

     (k) A determination, calculation or certificate as to any matter may be held by a Swiss court not to be final, conclusive or binding if such determination, calculation or certification were shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

                                      * * *

     We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

               This opinion may be relied upon by you in your respective capacity set forth in the Agreement in connection with the matters set forth herein. Without our prior written consent, it may not be furnished or quoted to other persons, and it may not be relied upon by you, in any other capacity or for any other purpose. No other person may rely on this opinion for any purpose. You are requested not to give copies to third parties or otherwise make the contents of this opinion public without our prior written consent; provided that each Lender may provide a copy of this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the professional advisers of any Lender, (iii) pursuant to an order or legal process of any court or governmental agency, or (iv) in connection with any legal action to which such Lender is a party arising out of the transactions contemplated by the Credit Agreement.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction by the District Court of Zurich, Switzerland.


Sincerely yours,


HOMBURGER RECHTSANWALTE

                                                                     EXHIBIT D-1

                              SUBSIDIARY GUARANTEE

          REFERENCE IS HEREBY MADE to the Credit Agreement dated as of December 15, 2005 (which, as the same has heretofore been or may hereafter be amended from time to time, will be called herein the "Credit Agreement") among Movado Group, Inc., a New York corporation (the "Parent"), Movado Watch Company SA ("MWC"), MGI Luxury Group S.A. ("Luxury"), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as Swingline Bank and as Issuing Bank. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

          WHEREAS, the Credit Agreement provides for the extension of credit by the Lenders, the Swingline Bank and the

          Issuing Bank (all of which, together with the Administrative Agent, will be called herein the "Creditors") to the Parent; and

          WHEREAS, all the obligations and liabilities (whether now existing or hereafter arising) of the Parent to any or all of the Creditors under the Credit Agreement or any of the other Facility Documents (including without limitation the Parent Guarantee), whether for principal, interest, fees, reimbursement obligations, indemnification obligations, costs of enforcement or otherwise, will be called herein the "Obligations" (for the avoidance of doubt, the term "Obligations" includes any increase in such obligations and liabilities resulting from an increase in the Total Revolving Credit Commitment pursuant to
Section 2.16 of the Credit Agreement); and

          WHEREAS, [_____] (the "Guarantor") expects to obtain substantial economic benefit from the extension of credit by the Creditors to the Parent under the Credit Agreement; and

          WHEREAS, the execution and delivery of this Subsidiary Guarantee by the Guarantor is required pursuant to the terms of the Credit Agreement;

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Creditors to extend credit to the Parent under the Facility Documents, the Guarantor hereby agrees with the Creditors as follows:

          1. The Guarantor hereby unconditionally guarantees to the Creditors that the Parent will promptly pay, perform and observe all the Obligations, and that all sums stated to be payable in, or which become payable under, the Facility Documents by the Parent will be promptly paid in full when due, whether at stated maturity or earlier by reason of acceleration or otherwise, and, in the case of one or more extensions of time of payment or performance or renewals of any Obligation, that the same will be promptly paid or performed (as the case may be) when due according to such extension or renewal, whether at stated maturity or earlier by reason of acceleration or otherwise, irrespective of the validity, regularity, or enforceability of any of the Facility Documents or any of the Obligations and irrespective of any present or future law or order of any government (whether of right or in fact and whether the Creditors shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any Obligation of the Parent or other obligor or to vary the terms of payment; provided, however, that the liability of the Guarantor hereunder with respect to the Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such liability subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

          2. The Guarantor agrees that, as among the Guarantor and the Creditors, the Obligations may be declared to be due and payable for purposes of this Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Parent and that, in the event of any such declaration (or attempted declaration), such Obligations (whether or not due and payable by the Parent) shall forthwith become due and payable by the Guarantor for purposes of this Subsidiary Guarantee. The Guarantor further guarantees that all payments made by the Parent to the Creditors of any Obligation will, when made, be final and agrees that if any such payment is recovered from, or repaid by, any Creditor in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Parent, this Subsidiary Guarantee shall continue to be fully applicable to such Obligation to the same extent as though the payment so recovered or repaid had never been originally made on such Obligation.

          3. This Subsidiary Guarantee is a guaranty of payment and not of collection only and shall apply to all Obligations whenever arising.

          4. The Guarantor hereby consents that from time to time, without notice to or further consent of the Guarantor, the payment, performance or observance of any or all of the Obligations may be waived or the time of payment or performance thereof extended or accelerated, or renewed in whole or in part, or the terms of the Facility Documents or any part thereof may be changed (including, without limitation, an increase or decrease in the Total Revolving Credit Commitment or any Lender's Revolving Credit Commitment or rate of interest thereon) and any collateral therefor may be exchanged, surrendered or otherwise dealt with as the Creditors may determine, and any of the acts mentioned in the Facility Documents may be done, all without affecting the liability of the Guarantor hereunder. The Guarantor hereby waives presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of such collateral, and any requirement that any Creditor exhaust any right, power or remedy or proceed against the Parent under the Facility Documents or against any other person under any other guaranty of, or security for, any of the Obligations. The Guarantor hereby further waives any defense whatsoever which might constitute a defense available to, or discharge of, the Parent or a guarantor. No payment by the Guarantor pursuant to any provision hereunder shall entitle the Guarantor, by subrogation to the rights of any Creditor or otherwise, to any payment by the Parent (or out of the property of the Parent) except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by the Parent to the Creditors at any time or from time to time.

          5. This Subsidiary Guarantee shall be a continuing guaranty, and any other guarantor, and any other party liable upon or in respect of any Obligation hereby guaranteed, may be released without affecting the liability of the Guarantor hereunder. The liability of the

Guarantor hereunder shall be joint and several with the liability of any other guarantor or other party upon or in respect of the Obligations.

          6. Any Creditor may assign its rights and powers hereunder, with all or any of the Obligations, and, in the event of such assignment, the assignee hereof or of such rights and powers, shall have the same rights and remedies as if originally named herein. The Guarantor may not assign or transfer any of its rights or obligations under this Subsidiary Guarantee without the written approval of all the Lenders (and any such assignment or transfer that is attempted without such consent shall be void).

          7. Notice of acceptance of this Subsidiary Guarantee and of the incurring of any and all of the Obligations of the Parent pursuant to the Facility Documents is hereby waived. This Subsidiary Guarantee and all rights, obligations and liabilities arising hereunder shall be governed by and construed according to the law of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

          8. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim any Creditor may otherwise have, each of the Creditors shall be entitled, at its option, to set off and apply balances (general or special, time or demand, provisional or final) held by it for account of the Guarantor at any of its offices in dollars or in any other currency, against any amounts owing hereunder that are not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided, however, that any failure to give such notice shall not affect the validity thereof.

          9. No provision of this Subsidiary Guarantee may be modified or waived without the prior written consent of the Administrative Agent and the Required Lenders (or, to the extent required by the Credit Agreement, all Lenders).

          10. Without limiting the rights of any Creditor under any other agreement, any financial accommodation (including, without limitation, interest accruing at the agreed to contract rate after the commencement of any bankruptcy, reorganization or similar proceeding) extended by the Guarantor to or for the account of the Parent, or in respect of which the Parent may be liable to the Guarantor in any capacity, is hereby subordinated to all the Obligations, and such financial accommodation of the Guarantor to the Parent, if the Administrative Agent so requests, shall be collected, enforced and received by the Guarantor as trustee for the Creditors and be paid over to the Administrative Agent on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor, under the other provisions of this Subsidiary Guarantee.

          11. The Guarantor hereby agrees that if any Subsidiary Guarantor party to any other Subsidiary Guarantee shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any of the Obligations guaranteed thereunder and hereunder (the "Guaranteed Obligations"), then the Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to the Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of the Guaranteed Obligations. The payment obligation of the Guarantor to any Excess Funding Guarantor under this paragraph shall be subordinate and subject in right of payment to the prior payment in full of the obligations of each Subsidiary Guarantor under the Subsidiary Guarantee to which it is a party and no Excess Funding Guarantor shall exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes of this paragraph, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, any Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Parent and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor under a Subsidiary Guarantee.

          12. The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Subsidiary Guarantee, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the rights of the Creditors to serve legal process in any other manner permitted by law or affect the rights of the Creditors to bring any action or proceeding against the Guarantor or any of its property in the courts of any other jurisdiction. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its Obligations under this Subsidiary Guarantee. The Guarantor hereby expressly waives any and every right to a trial by jury in any action on or related to this Subsidiary Guarantee, the Obligations or the enforcement of either or all of the same, and does further expressly waive any and every right to interpose any counterclaim in any such action or proceeding. To the extent permitted by applicable law, the Guarantor shall not assert, and the Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Subsidiary Guarantee, any other Facility Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. The Guarantor agrees to reimburse the Creditors on demand for all reasonable and documented costs, expenses, and charges (including, without limitation, reasonable and documented attorneys' fees) incurred by the Administrative Agent or the Lenders in connection with any enforcement of this Subsidiary Guarantee.

          13. The rights, powers and remedies granted to the Creditors herein shall be cumulative and in addition to any rights, powers and remedies to which the Creditors may be entitled either by operation of law or pursuant to the Facility Documents or any other document or instrument delivered or from time to time to be delivered to the Administrative Agent or any Lender in connection with the Facility Documents.

          14. When all Obligations shall have been paid in full (other than contingent obligations that survive the termination of the Credit Agreement) and the Commitments and L/C Exposures of all the Lenders under the Credit Agreement shall have expired or been terminated, the obligations of the Guarantor under this Subsidiary Guarantee shall terminate; provided that, thereafter the obligations of the Guarantor hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Parent in respect of the Obligations guaranteed hereunder is rescinded or must be otherwise restored by any holder of such Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each other Creditor on demand for all reasonable and documented costs and expenses (including, without limitation, reasonable and documented fees and expenses of counsel) incurred by the Administrative Agent or any other Creditor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          IN WITNESS WHEREOF, the Guarantor has caused this Subsidiary Guarantee to be duly executed by its proper officer(s) this ___ day of _________, 200_.

                                        [NAME OF GUARANTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Address of Guarantor:

                                        650 From Road Paramus,
                                        New Jersey 07652

                                                                     EXHIBIT D-2

                                PARENT GUARANTEE

          REFERENCE IS HEREBY MADE to the Credit Agreement dated as of December 15, 2005 (which, as the same has heretofore been or may hereafter be amended from time to time, will be called herein the "Credit Agreement") among Movado Group, Inc., a New York corporation (the "Parent"), Movado Watch Company SA ("MWC"), MGI Luxury Group S.A. ("Luxury"), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as Swingline Bank and as Issuing Bank. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

          WHEREAS, the Credit Agreement provides for the extension of credit by the Lenders (all of which, together with any domestic or foreign branch or Affiliate thereof through which any Loan is made and the Administrative Agent, will be called herein the "Creditors") to MWC and to Luxury (the "Foreign Subsidiary Borrowers"); and

          WHEREAS, all the obligations and liabilities (whether now existing or hereafter arising) of either or both of the Foreign Subsidiary Borrowers to any or all of the Creditors under the Credit Agreement or any of the other Facility Documents (whether for principal, interest, fees, reimbursement obligations, indemnification obligations, costs of enforcement or otherwise) will be called herein the "Obligations" (for the avoidance of doubt, the term "Obligations" includes any increase in such obligations and liabilities resulting from an increase in the Total Revolving Credit Commitment pursuant to Section 2.16 of the Credit Agreement); and

          WHEREAS, the Parent expects to obtain substantial economic benefit from the extension of credit by the Creditors to the Foreign Subsidiary Borrowers under the Credit Agreement; and

          WHEREAS, the execution and delivery of this Parent Guarantee by the Parent is required pursuant to the terms of the Credit Agreement;

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Creditors to extend credit to the Foreign Subsidiary Borrowers under the Facility Documents, the Parent hereby agrees with the Creditors as follows:

          1. The Parent hereby unconditionally guarantees to the Creditors that each Foreign Subsidiary Borrower will promptly pay, perform and observe all the Obligations of such Foreign Subsidiary Borrower, and that all sums stated to be payable in, or which become payable under, the Facility Documents by either or both of the Foreign Subsidiary Borrowers will be promptly paid in full when due, whether at stated maturity or earlier by reason of acceleration or otherwise, and, in the case of one or more extensions of time of payment or performance or renewals of any Obligation, that the same will be promptly paid or performed (as the case may be) when due according to such extension or renewal, whether at stated maturity or earlier by reason of acceleration or otherwise, irrespective of the validity, regularity, or enforceability of any of the Facility Documents or any of the Obligations and irrespective of any present or future law or order of any government (whether of right or in fact and whether the Creditors shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any Obligation of the Foreign Subsidiary Borrower or other obligor or to vary the terms of payment.

          2. The Parent agrees that, as among the Parent and the Creditors, the Obligations may be declared to be due and payable for purposes of this Parent Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against either or both of the Foreign Subsidiary Borrowers and that, in the event of any such declaration (or attempted declaration), such Obligations (whether or not due and payable by either or both of the Foreign Subsidiary Borrowers) shall forthwith become due and payable by the Parent for purposes of this Parent Guarantee. The Parent further guarantees that all payments made by the Parent to the Creditors of any Obligation will, when made, be final and agrees that if any such payment is recovered from, or repaid by, any Creditor in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against either or both of the Foreign Subsidiary Borrowers, this Parent Guarantee shall continue to be fully applicable to such Obligation to the same extent as though the payment so recovered or repaid had never been originally made on such Obligation.

          3. This Parent Guarantee is a guaranty of payment and not of collection only and shall apply to all Obligations whenever arising.

          4. The Parent hereby consents that from time to time, without notice to or further consent of the Parent, the payment, performance or observance of any or all of the Obligations may be waived or the time of payment or performance thereof extended or accelerated, or renewed in whole or in part, or the terms of the Facility Documents or any part thereof may be changed (including, without limitation, an increase or decrease in the Foreign Currency Sublimit Dollar Amount, Total Revolving Credit Commitment or any Lender's Revolving Credit Commitment or rate of interest thereon) and any collateral therefor may be exchanged, surrendered or otherwise dealt with as the Creditors may determine, and any of the acts mentioned in the Facility Documents may be done, all without affecting the liability of the Parent hereunder. The Parent hereby waives presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of such collateral, and any requirement that any Creditor exhaust any right, power or remedy or proceed against either or both of the Foreign Subsidiary Borrowers under the Facility Documents or against any other person under any other guaranty of, or security for, any of the Obligations. The Parent hereby further waives any defense whatsoever which might constitute a defense available to, or discharge of, either or both of the Foreign Subsidiary Borrowers or a guarantor. No payment by the Parent pursuant to any provision hereunder shall entitle the Parent, by subrogation to the rights of any Creditor or otherwise, to any payment by either or both of the Foreign Subsidiary Borrowers (or out of the property of either or both of the Foreign Subsidiary Borrowers) except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by such Foreign Subsidiary Borrower to the Creditors at any time or from time to time.

          5. This Parent Guarantee shall be a continuing guaranty, and any other guarantor, and any other party liable upon or in respect of any Obligation hereby guaranteed, may be released without affecting the liability of the Parent hereunder. The liability of the Parent hereunder shall be joint and several with the liability of any other guarantor or other party upon or in respect of the Obligations.

          6. Any Creditor may assign its rights and powers hereunder, with all or any of the Obligations, and, in the event of such assignment, the assignee hereof or of such rights and powers, shall have the same rights and remedies as if originally named herein. The Parent may not assign or transfer any of its rights or obligations under this Parent Guarantee without the written approval of all the Lenders (and any such assignment or transfer that is attempted without such consent shall be void).

          7. Notice of acceptance of this Parent Guarantee and of the incurring of any and all of the Obligations of either or both of the Foreign Subsidiary Borrowers pursuant to the Facility Documents is hereby waived. This Parent Guarantee and all rights, obligations and liabilities arising hereunder shall be governed by and construed according to the law of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

          8. The Parent agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim any Creditor may otherwise have, each of the Creditors shall be entitled, at its option, to set off and apply balances (general or special, time or demand, provisional or final) held by it for account of the Parent at any of its offices in dollars or in any other currency, against any amounts owing hereunder that are not paid when due (regardless of whether such balances are then due to the Parent), in which case it shall promptly notify the Parent thereof; provided, however, that any failure to give such notice shall not affect the validity thereof.

          9. No provision of this Parent Guarantee may be modified or waived without the prior written consent of the Administrative Agent and the Required Lenders (or, to the extent required by the Credit Agreement, all Lenders).

          10. Without limiting the rights of any Creditor under any other agreement, any financial accommodation (including, without limitation, interest accruing at the agreed to contract rate after the commencement of any bankruptcy, reorganization or similar proceeding) extended by the Parent to or for the account of either or both of the Foreign Subsidiary Borrowers, or in respect of which either or both of the Foreign Subsidiary Borrowers may be liable to the Parent in any capacity, is hereby subordinated to all the Obligations payable by such Foreign Subsidiary Borrower, and such financial accommodation of the Parent to either or both of the Foreign Subsidiary Borrowers, if the Administrative Agent so requests, shall be collected, enforced and received by the Parent as trustee for the Creditors and be paid over to the Administrative Agent on account of the Obligations payable by such Foreign Subsidiary Borrower but without reducing or affecting in any manner the liability of the Parent, under the other provisions of this Parent Guarantee.

          11. The Parent hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Parent Guarantee, and the Parent hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Parent irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Parent at its address specified on the signature page hereof. The Parent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the rights of the Creditors to serve legal process in any other manner permitted by law or affect the rights of the Creditors to bring any action or proceeding against the Parent or any of its property in the courts of any other jurisdiction. To the extent that the Parent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Parent hereby irrevocably waives such immunity in respect of its Obligations under this Parent Guarantee. The Parent hereby expressly waives any and every right to a trial by jury in any action on or related to this Parent Guarantee, the Obligations or the enforcement of either or all of the same, and does further expressly waive any and every right to interpose any counterclaim in any such action or proceeding. To the extent permitted by applicable law, the Parent shall not assert, and the Parent hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Parent Guarantee, any other Facility Document or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. The Parent agrees to reimburse the Creditors on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable attorneys' fees) incurred by the Administrative Agent or the Lenders in connection with any enforcement of this Parent Guarantee.

          12. The rights, powers and remedies granted to the Creditors herein shall be cumulative and in addition to any rights, powers and remedies to which the Creditors may be entitled either by operation of law or pursuant to the Facility Documents or any other document or instrument delivered or from time to time to be delivered to the Administrative Agent or any Lender in connection with the Facility Documents.

          13. When all Obligations shall have been paid in full (other than contingent obligations that survive the termination of the Credit Agreement) and the Commitments and L/C Exposures of all the Lenders under the Credit Agreement shall have expired or been terminated, the obligations of the Parent under this Parent Guarantee shall terminate; provided that, thereafter the obligations of the Parent hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any of the Foreign Subsidiary Borrowers in respect of the Obligations guaranteed hereunder is rescinded or must be otherwise restored by any holder of such Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent agrees that it will indemnify the Administrative Agent and each other Creditor on demand for all reasonable and documented costs and expenses (including, without limitation, reasonable and documented fees and expenses of counsel) incurred by the Administrative Agent or any other Creditor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          IN WITNESS WHEREOF, the Parent has caused this Parent Guarantee to be duly executed by its proper officer this ____ day of December, 2005.

                                        MOVADO GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address of Parent:

                                        650 From Road
                                        Paramus, New Jersey 07652

                                                                       EXHIBIT E

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:             ______________________________

2.   Assignee:             ______________________________
                           [and is an Affiliate/Approved Fund of [identify
                           Lender](1)]

3.   Borrower(s):          Movado Group, Inc., Movado Watch Company SA and MGI
                           Luxury S.A.

4.   Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

----------
(1)  Select as applicable.

5.   Credit Agreement:     Credit Agreement dated as of December 15, 2005 among
                           Movado Group, Inc., Movado Watch Company SA, MGI
                           Luxury S.A., the Lenders parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent,
                           Swingline Bank and Issuing Bank

6.   Assigned Interest:

                          Aggregate Amount of
                       Commitment/Loans for all    Amount of Commitment/   Percentage Assigned of
Facility Assigned(2)            Lenders*              Loans Assigned*        Commitment/Loans(3)
--------------------   -------------------------   ---------------------   ----------------------
                              $___________              $___________            ___________%

                              $___________              $___________            ___________%

                              $___________              $___________            ___________%

[7.  Trade Date:           ______________](4)

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


[Consented to and](5) Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent


By
   -------------------------------------
Title:
       ---------------------------------

----------
(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," etc.)

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(4) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

(5) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:

MOVADO GROUP, INC.


By
   -------------------------------------
Title:
       ---------------------------------


JPMORGAN CHASE BANK, N.A.,
as Swingline Bank

By
   -------------------------------------
Title:
       ---------------------------------


JPMORGAN CHASE BANK, N.A.,
as Issuing Bank


By
   -------------------------------------
Title:                              ](6)
      ---------------------------------

----------
(6) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Bank, Issuing Bank) is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

           STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

          1. Representations and Warranties.

          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Facility Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Facility Documents or any collateral thereunder, (iii) the financial condition of the Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Facility Document or (iv) the performance or observance by the Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Facility Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to or in connection with the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) if it is a Non-U.S. Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Facility Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Facility Documents are required to be performed by it as a Lender.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                   SCHEDULE I

                    Lenders and Revolving Credit Commitments

                                          Lender's
        Name of Lender          Revolving Credit Commitment
        --------------          ---------------------------
JPMorgan Chase Bank, N.A.               $14,000,000
Bank of America, N.A., London           $12,000,000
The Bank of New York                    $12,000,000
Citibank, N.A.                          $12,000,000
TOTAL                                   $50,000,000

                                   SCHEDULE II

                                APPLICABLE RATES

                                     LIBOR Loan   Commitment
Average Debt Coverage Ratio            Spread      Fee Rate
---------------------------          ----------   ----------
Category 1
Less than or equal to 1.50              0.50%        0.10%
Category 2
Greater than 1.50, but less than       0.625%       0.125%
   or equal to 2.0
Category 3
Greater than 2.0, but less than or      0.75%        0.15%
   equal to 2.5
Category 4
Greater than 2.5                       0.875%        0.20%

                                  SCHEDULE III

                Subsidiaries of Movado Group, Inc. (Section 6.9)

SUBSIDIARIES

Bermuda:
MGI International, Ltd.

California:
North American Watch Service Corporation

Canada:
Movado Group of Canada, Inc.

Delaware:
Movado International, Ltd.
Movado LLC
Movado Group Delaware Holdings Corporation

France:
Swiss Wave Europe SA

Germany:
Movado Deutschland G.m.b.H.
Concord Deutschland G.m.b.H.
MGI Luxury Group GmbH

Hong Kong:
Swissam Ltd.
Swissam Products Ltd.

Japan:
MGI Japan Co. Ltd.

New Jersey:
EWC Marketing Corp.
Movado Retail Group, Inc.

Singapore:
Swissam Pte. Ltd.

Switzerland:
Concord Watch Company S.A.
Movado Watch Company SA
MGI Luxury Group SA
SA de l'Immeuble, rue de la Paix 101
Ebel Watches, SA

United Kingdom:
MGI Luxury Group UK Limited

All issued and outstanding shares of each of the foregoing Subsidiaries are wholly owned, directly or indirectly, by the Parent, except for statutorily required directors qualifying shares in the case of the Hong Kong and Swiss Subsidiaries.

                                   SCHEDULE IV

                       Credit Arrangements (Section 6.10)

                                MOVADO GROUP, INC
                    BANK CREDIT LINE AND OUTSTANDING BALANCES
                                OCTOBER 31, 2005
                                   SCHEDULE IV


                                                                    CREDIT LINE
                                                                  --------------
DOMESTIC
WORKING CAPITAL LINES (1)
JPMORGAN CHASE                                                    $   37,000,000
BANK OF AMERICA                                                   $   20,000,000
BANK OF NEW YORK                                                  $    5,000,000
                                                                  --------------
                                                                  $   62,000,000
                                                                  ==============
JP MORGAN CHASE (AS AGENT)                                        $   50,000,000
                                                                  --------------
   TOTAL DOMESTIC LINES                                           $  112,000,000
                                                                  ==============
FOREIGN
SWISS SUBSIDIARIES
UBS (2)                                                           CHF  8,000,000
LONG TERM REVOLVER
   JP MORGAN CHASE LONDON (AS AGENT)                              CHF 90,000,000
                                                                  --------------
   TOTAL FOREIGN LINES                                            CHF 98,000,000
                                                                  ==============
OTHER FACILITY
PRUDENTIAL PRIVATE SHELF                                          $   40,000,000
AMOUNT DRAWN                                                      $  (20,000,000)
                                                                  --------------
REMAINING AVAILABLE                                               $   20,000,000
                                                                  ==============

NOTES:

(1)  WORKING CAPITAL LINES TO REMAIN THE SAME POST CLOSING

(2)  FOREIGN LINES ARE MULTI-CURRENCY CREDIT FACILITY

                               MOVADO GROUP, INC.
                          OUSTANDING LETTERS OF CREDIT
                                OCTOBER 31, 2005
                                   SCHEDULE IV

BANK                FACE AMOUNT            HOLDER/ DESCRIPTION
----               -------------   -----------------------------------
JPMORGAN CHASE A   $   49,560.00   RENT DEPOSIT
JPMORGAN CHASE B   $  228,248.55   RENT DEPOSIT
JPMORGAN CHASE C   $   78,900.00   RENT DEPOSIT
JPMORGAN CHASE D   $  100,000.00   RENT DEPOSIT CREDIT CARD PROCESSING
JPMORGAN CHASE E   $   15,000.00   FEES
JPMORGAN CHASE F   $   50,000.00   RENT DEPOSIT
JPMORGAN CHASE G   $  126,936.00   CANADIAN PAYROLL
JPMORGAN CHASE H   $   87,500.00   RENT DEPOSIT
JPMORGAN CHASE I   $  110,000.00   RENT DEPOSIT
JPMORGAN CHASE J   $   80,000.00   RENT DEPOSIT
JPMORGAN CHASE K   $  260,000.00   RENT DEPOSIT
                   -------------
                   $1,186,144.55
                   =============

NOTES:

(a)  Grand Canal Shops- Las Vegas Boutique

(b)  Forsgate Industrial Complex- Moonachie

(c)  RCPI- Rock Center

(d)  RCPI- Rock Center

(e)  Shoppers Card- Private Label Credit Cards

(f)  Stony Point Associates, LLC

(g) Original face value is CND 150,000 which equates to USD $126,936 at 1.1817 exchange rate

(h)  Tampa West Shore Assco (Store #522)

(i)  LA Cienga Partners (Store #527)

(j)  Taubamna Cherry Creek (Store #528)

(k)  Short Hills (Store #502)

                                MOVADO GROUP, INC
            SCHEDULE OF CAPITAL LEASES & OTHER LONG TERM OBLIGATIONS
                                OCTOBER 31, 2005
                                   SCHEDULE IV

CAPITAL LEASES- DOMESTIC & FOREIGN LEASE               TOTAL OUTSTANDING BALANCE

                             NO CAPITAL LEASES EXIST

FOREIGN GUARANTEES

LEGAL ENTITY COMMITTED                        CUSTOMER_NAME / BENEFICIARY        CCY    AMOUNT     NATURE      BANK
----------------------                        ---------------------------        ---   -------   ---------   --------
                                            Customs. Administration Douanes
MGI Luxury Group SA - Division Ebel         Suisse - Monbijoustrasse 40 3003     CHF   200,000   Guarantee      UBS
                                                         Berne
MGI Luxury Group SA - Division HB         Ebel employee house. Wooders & Mrs     CHF    19,050   Guarantee    Credit
                                                         Adatte                                               Suisse
                                           Chambre Neuchateloise du commerce
MGI Luxury Group SA - Division Ebel      et de l'industrie, Rue de la Serre 4,   CHF   500,000   Guarantee      UBS
                                                    2001 Neuchatel
                                           Chambre Neuchateloise du commerce
MGI Luxury Group SA - Division Ebel      et de l'industrie, Rue de la Serre 4,   CHF   600,000   Guarantee      UBS
                                                    2001 Neuchatel
                                           Chambre Neuchateloise du commerce
MGI Luxury Group SA - Division Ebel      et de l'industrie, Rue de la Serre 4,   CHF   500,000   Guarantee      UBS
                                                    2001 Neuchatel
                                           Chambre Neuchateloise du commerce
MGI Luxury Group SA - Division Ebel      et de l'industrie, Rue de la Serre 4,   CHF   500,000   Guarantee      UBS
                                                    2001 Neuchatel
MGI Luxury Group SA - Division Concord           Berner Handelskammer,           CHF   500,000   Guarantee      UBS
                                             Gutenbergstrasse 1, 3001 Bern
MGI Luxury Group SA - Division Concord                    SAH                    CHF   200,000   Guarantee      UBS
                                            Customs: Administration Douanes
MGI Luxury Group SA - Division Concord     Suisse - Monbijoustrasse 40 3003      CHF   150,000   Guarantee      UBS
                                                         Berne
Movado Watch Company SA                               Van Gelder                 EUR   620,000   Guarantee      UBS
MGI Luxury Group UK Ltd                                 Customs                  GBP         0   Guarantee    Natwest
MGI Luxury Group Gmbh                          Bayer. Versorgungskammer          EUR    25,000   Guarantee   Dresdner
MGI Luxury Group Gmbh                            NRG Deutschland GmbH            EUR    50,000   Guarantee   Dresdner
MGI Luxury Group Gmbh                            LHS Deutschland GmbH            EUR    30,759   Guarantee   Dresdner

                               MOVADO GROUP, INC.
                                OUTSTANDING LIENS
                                   SCHEDULE IV

                                                                                           RELATED
                                                  FILING                                    UCC-1
     FILING   SECURED PARTY NAME  DEBTOR NAME  JURISDICTION  RECORD DATE       FILE #       FILE #            DESCRIPTION
     ------  -------------------  -----------  ------------  -----------  ---------------  -------  ------------------------------
(A)   UCC1   Citicorp vendor      Movado          NY SOS      06/13/2002       138602               Filed for notification of
             Finance, Inc.        Group, Inc.                                                       Lease #3440240 Canon CLC1150
                                                                                                    copier

     UCC1    IBM Credit           Movado          NY SOS      07/12/2002       161990               Equipment together with
             Corporation          Group, Inc.                                                       related software as more fully
                                                                                                    described under the IBM Credit
                                                                                                    LLC supplements #088624: IBM
                                                                                                    Equipment Type: all additions,
                                                                                                    attachments, accessories,
                                                                                                    accessions & upgrades thereto
                                                                                                    & any & all substitutions,
                                                                                                    replacements or exchanges for
                                                                                                    any such item of equipment or
                                                                                                    software & any & all proceeds
                                                                                                    of any of the foregoing
                                                                                                    including, w/o limitations,
                                                                                                    payments under insurance or
                                                                                                    any indemnity or warranty
                                                                                                    relating to loss or damage to
                                                                                                    such equipment

     UCC1    IBM Credit LLC       Movado          NY SOS      01/02/2004   20040102000513           All of the following equipment
                                  Group, Inc.                                                       together with all related
                                                                                                    software, whether now owned or
                                                                                                    hereafter acquired & wherever
                                                                                                    located as more fully
                                                                                                    described under IBM Credit LLC
                                                                                                    Supplement(s) #B20075. IBM
                                                                                                    Equipment Type: 9991 V42288
                                                                                                    999G 9SSR

     UCC1    Citicorp Vendor      Movado          NY SOS      06/01/2004  200406015441229           Filed for notification of
             Finance, Inc.        Group, Inc.                                                       Lease #3440241 Canon CLC4000
                                                                                                    copier Colorpass Z6000

     UCC1    Pitney Bowes Credit  Movado          NY SOS      06/01/2004  200407015547580           All equipment of whatever
             Corporation          Group, Inc.                                                       nature manufactured, sold,
                                                                                                    distributed or financed by
                                                                                                    Secured party & Pitney Bowes
                                                                                                    Inc. & its subsidiaries, & all
                                                                                                    proceeds therefrom,
                                                                                                    accessories, additions &
                                                                                                    attachments thereto &
                                                                                                    replacements therefor

     UCC1    IBM Credit LLC       Movado          NY SOS      04/04/2005  200504045283164           All of the following equipment
                                  Group, Inc.                                                       together with all related
                                                                                                    software, whether now owned or
                                                                                                    hereafter acquired & wherever
                                                                                                    located as more fully
                                                                                                    described under IBM Credit LLC
                                                                                                    Supplement(s) #C26430. IBM
                                                                                                    Equipment Type: 3580 3581 9406
                                                                                                    9992 9994 999G 9BPP 9SSR

     UCC1    IBM Credit LLC       Movado          NY SOS      04/04/2005  200504045287009           Exact collateral description
                                  Group, Inc.                                                       as 200504045283164

                                                                                            RELATED
                                                  FILING                                    UCC-1
     FILING   SECURED PARTY NAME  DEBTOR NAME  JURISDICTION  RECORD DATE       FILE #       FILE #            DESCRIPTION
     ------  -------------------  -----------  ------------  -----------  ---------------  -------  ------------------------------
     UCC1    CIT Communications   Movado          NY SOS      09/23/2005  200509235841156           Equipment leased under Lease
             Finance Corporation  Group, Inc.                                                       No.M105613 including but not
                                                                                                    limited to Avaya Inc. S8500
                                                                                                    Media Server W/Gateway &
                                                                                                    Definity BCS, & all
                                                                                                    attachments, accessions,
                                                                                                    additions, substitutions,
                                                                                                    products, replacements, &
                                                                                                    rentals and a right to use
                                                                                                    license for any software
                                                                                                    related to any of the
                                                                                                    foregoing & proceeds therefrom

(b) Liens in favor of JPMorgan Chase Bank, N.A. ("Chase"), in connection with the Promissory Note, dated as of December 13, 2005, between Chase and Movado Group, Inc.

(c) Liens in favor of Bank of America, N.A. ("BoA") in connection with the Amended and Restated Promissory Note, dated as of December 12, 2005, between BoA and Movado Group, Inc.

(d) Liens in favor of The Bank of New York ("BoNY") in connection with the Amended and Restated Master Promissory Note (Negotiated Rate), dated as of June 30, 2005, between BoNY and Movado Group, Inc.

                                   SCHEDULE V

                      Environmental Matters (Section 6.12)

Acetone, Denatured Alcohol, Clear Ammonia, Sodium Cyanide, Stoddard Solvent (#8052-41-3) and VM&P Naphta (#8032-32-4) are stored by Parent at 105 State Street, Moonachie, New Jersey in accordance with applicable Environmental Laws.

                                   SCHEDULE VI

                      Affiliate Transactions (Section 8.9)

The section on "Certain Relationships and Related Transactions" contained in the Parent's Proxy, filed on June 16, 2005 with the Securities and Exchange Commission, is herein incorporated by reference.